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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FX Energy, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, $0.001 par value
	(2)	Aggregate number of securities to which transaction applies: 54,869,256
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$1.15 per share, which is the per share consideration in the transaction
	(4)	Proposed maximum aggregate value of transaction: $63,099,644.40
	(5)	Total fee paid: $6,354.13 (all of which is offset as provided below)
☐	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $6,354.13
	(2)	Form, Schedule or Registration Statement No.: Schedule TO-T (No. 005-50169)
	(3)	Filing Party: Kiwi Acquisition Corp.
	(4)	Date Filed: October 27, 2015

PRELIMINARY—SUBJECT TO COMPLETION DATED DECEMBER 9, 2015

FX ENERGY, INC. 3006 Highland Drive, #206 Salt Lake City, Utah 84106 USA Telephone: (801) 486-5555 Facsimile: (801) 486-5575

December     , 2015

Dear FX Energy Shareholder:

        You are cordially invited to attend a special meeting of the holders of common stock of FX Energy, Inc. at FX Energy's offices at 3006 Highland Drive, Suite 206, Salt Lake City, Utah, on Thursday, December 31, 2015, beginning at 8:00 a.m. local time.

        On October 12, 2015, the board of directors of FX Energy, Inc., referred to as the "Board," approved, and FX Energy, Inc. entered into, a merger agreement with ORLEN Upstream Sp. z o.o., a Polish private limited company, and its wholly owned subsidiary, Kiwi Acquisition Corp. If the merger is completed, FX Energy will become a wholly owned subsidiary of Orlen and you will be entitled to receive $1.15 in cash, without interest and less any applicable withholding taxes, for each share of FX Energy common stock that you own. A copy of the merger agreement is attached as Annex A to this proxy statement, and you are encouraged to read it in its entirety. At the special meeting, we will ask you to vote on a proposal to approve the merger agreement, as it may be amended from time to time.

        After due consideration, the Board has unanimously determined that the merger agreement, the performance by FX Energy of its obligations thereunder and the consummation of the transactions contemplated by the merger agreement are fair to, advisable to and in the best interests of FX Energy and the holders of shares of its common stock. The Board unanimously recommends that you vote "FOR" the approval of the merger agreement. At the special meeting, you also will be asked to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated by the merger agreement. The Board unanimously recommends that you vote "FOR" the advisory compensation proposal.

        The proposal to approve the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of FX Energy common stock. Pursuant to the terms of the merger agreement, on October 27, 2015 Kiwi Acquistion Corp. commenced a tender offer, referred to as the "tender offer," for all the outstanding shares of our common stock. Following the initial closing of the tender offer, Orlen and its affiliates collectively owned approximately 67.6% of the outstanding shares of FX Energy common stock. Because Orlen and its affiliates collectively own more than 50% of the outstanding shares of our common stock and have agreed to vote their shares in favor of the merger agreement, the approval of the merger agreement at the special meeting is assured without the vote of any other shareholder.

        The attached proxy statement provides you with information about the proposed merger and the special meeting. We urge you to read these materials carefully. You may also obtain additional information about FX Energy from documents we have filed with the Securities and Exchange Commission.

        Thank you for your cooperation and your continued support.

Sincerely,
FX ENERGY, INC.
/s/ DAVID N. PIERCE David N. Pierce President and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        This proxy statement is dated December     , 2015 and it and the proxy card are first being mailed to shareholders on or about December     , 2015.

i

ii

FX ENERGY, INC.
3006 Highland Drive, Suite 206
Salt Lake City, Utah 84106

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 31, 2015

To the Holders of Common Stock of FX Energy, Inc.:

        We will hold a special meeting of the holders of common stock of FX Energy, Inc. at FX Energy's offices at 3006 Highland Drive, Suite 206, Salt Lake City, Utah, on Thursday, December 31, 2015, beginning at 8:00 a.m. local time, for the following purposes:

  1.
  To vote on a proposal to approve the Agreement and Plan of Merger, dated as of October 13, 2015 CET (October 12, 2015 MST), by and among FX Energy, ORLEN Upstream Sp. z o.o. and Kiwi Acquisition Corp., as such agreement may be amended from time to time;

  2.
  To vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to FX Energy's named executive officers in connection with the transactions contemplated by the merger agreement; and

  3.
  To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Only shareholders of record of our common stock as of the close of business on December 18, 2015 are entitled to notice of and to vote at the special meeting. A list of these shareholders will be available to any shareholder, for any purpose germane to the meeting, at our headquarters located at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, for the 10-day period prior to the meeting and will be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

        The presence, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding as of the close of business on December 18, 2015, referred to as the "record date," will constitute a quorum for purposes of voting at the meeting. Approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. Because Orlen and its affiliates collectively own approximately 67.6% of the outstanding shares of FX Energy common stock and have agreed to vote their shares in favor of the merger agreement, the approval of the merger agreement at the special meeting is assured without the vote of any other shareholder. Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the special meeting.

        You must be present at the special meeting, in person or by proxy, to vote your shares of common stock on these proposals. If you have any questions concerning the transaction or this proxy statement, or if you would like additional copies, please contact Scott J. Duncan at (801) 486-5555.

FX ENERGY, INC. By Order of the Board of Directors
By:	/s/ SCOTT J. DUNCAN
	Name:	Scott J. Duncan
	Title:	Secretary

Salt Lake City, Utah
December     , 2015

SUMMARY

        The following summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, to understand the transaction and the matters to be voted on at our special meeting more fully and to obtain a more complete description of the legal terms of the merger agreement, we encourage you to read carefully this entire proxy statement, its annexes and the documents incorporated by reference in this proxy statement before voting. Please see "Where You Can Find More Information." In this proxy statement, unless the context requires otherwise, the terms "FX Energy," "the Company," "we," "our" and "us" refer to FX Energy, Inc. The term "Orlen" refers to ORLEN Upstream Sp. z o.o. and the term "Merger Sub" refers to Kiwi Acquisition Corp. The term "merger agreement" refers to the Agreement and Plan of Merger, dated as of October 13, 2015 CET (October 12, 2015 MST), by and among Orlen, Merger Sub and FX Energy, as it may be amended from time to time.

The Parties to the Merger

  FX Energy, Inc.
  3006 Highland Drive, Suite 206
  Salt Lake City, Utah 84106
  (801) 486-5555

        FX Energy, Inc., a Nevada corporation headquartered in Salt Lake City, Utah, is an independent oil and gas exploration and production company with production, development and exploration activities in Poland. FX Energy's common stock is publicly traded on The NASDAQ Global Select Market, referred to as "NASDAQ," under the symbol "FXEN."

  ORLEN Upstream Sp. z o.o.
  ul.Prosta 70
  00-838, Warszawa Poland
  (+48) 22 778 02 00

        ORLEN Upstream Sp z o.o. is a Polish private limited company and wholly owned subsidiary of Polski Koncern Naftowy Orlen S.A., referred to as "PKN Orlen," which is a major Polish oil refiner and petrol retailer.

  Kiwi Acquisition Corp.
  701 S. Carson Street, Suite 200
  Carson City, Nevada 89701
  (+48) 22 778 02 00

        Kiwi Acquisition Corp., a Nevada corporation, is a wholly owned subsidiary of Orlen. It was formed on October 9, 2015 solely for the purpose of effecting the tender offer and the merger and has not engaged in any other business.

The Special Meeting

  Date, Time, Place and Purpose (page 13)

        The special meeting will be held at FX Energy's offices at 3006 Highland Drive, Suite 206, Salt Lake City, Utah, on Thursday, December 31, 2015, at 8:00 a.m. local time.

        The purpose of the special meeting is:

  •
  to vote on a proposal to approve the merger agreement that we have entered into with Orlen and Merger Sub;

  •
  to vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our executive officers in connection with the transactions contemplated by the merger agreement, referred to as the "advisory compensation proposal"; and

  •
  to transact any other business that may properly come before the meeting.

  Recommendation of the Board of Directors (pages 13 and 26)

        The FX Energy board of directors, referred to as the "Board," has unanimously determined that the merger agreement, the performance by us of our obligations thereunder and the consummation of the transactions contemplated by the merger agreement are fair to, advisable to and in the best interests of FX Energy and the holders of our common stock, referred to as "shareholders." The Board unanimously recommends that you vote "FOR" the proposal to approve the merger agreement and "FOR" the advisory compensation proposal.

  Record Date (page 13)

        If you owned shares of our common stock of record at the close of business on December 18, 2015, the record date for the special meeting, you are entitled to notice of and to vote at the special meeting, or any adjournment or postponement thereof. You have one vote for each share of our common stock owned on the record date. As of the close of business on the record date, there were 54,869,256 shares of our common stock outstanding held by approximately                    holders of record.

  Required Vote (page 13)

        The presence, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on the record date will constitute a quorum for purposes of voting at the meeting. The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock. Approval of the advisory compensation proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the special meeting. The vote on the advisory compensation proposal is advisory in nature and will not be binding on us or the Board. If you abstain or fail to submit your proxy or vote in person at the meeting, it will have the same effect as a vote against the proposal to approve the merger agreement.

        Pursuant to the terms of the merger agreement, on October 27, 2015 Merger Sub commenced a tender offer for all the outstanding shares of our common stock, referred to as the "tender offer." The tender offer expired on December 8, 2015 at 12:01 a.m., Eastern time, and on that date, Merger Sub accepted for payment 37,080,788 shares of our common stock (including 1,856,173 shares tendered pursuant to a guaranteed delivery procedure), representing approximately 67.6% of the outstanding shares of our common stock. Merger Sub has commenced a subsequent offering period pursuant to which shares of our common stock not previously tendered may be tendered. As a result of the tender offer, Orlen and its affiliates collectively own approximately 67.6% of the outstanding shares of FX Energy common stock before the acquisition of any additional shares in the subsequent offering period. Because Orlen and its affiliates own in excess of 50% of the shares of our common stock and have agreed to vote their shares in favor of the merger agreement, the approval of the merger agreement at the special meeting is assured without the vote of any other shareholder.

  Voting (page 14)

        Our shareholders can submit their vote in two ways:

  •
  by mail, using the enclosed proxy card and return envelope; or

  •
  in person at the special meeting of shareholders.

        If you hold your shares in "street name" through a broker or other nominee, you will receive separate instructions from your broker or nominee, and you must instruct the broker or other nominee on how to vote your shares by following the instructions that they provide to you with those materials. If your shares are held in "street name" and you wish to vote in person at the meeting, you must first obtain from the broker, bank, trustee or other nominee that is the holder of record of your shares a proxy issued in your name and show proper identification.

  Revocability of Proxies (page 14)

        If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

  •
  sending a written notice of revocation to FX Energy, Inc., Attn: Corporate Secretary, 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, which must be received before your shares are voted at the special meeting;

  •
  properly submitting a new proxy card, which must be received before your shares are voted at the special meeting (in which case only the later-submitted proxy is counted and your earlier proxy is revoked); or

  •
  attending the special meeting and voting by ballot in person.

        Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in "street name" by your broker or other nominee, you should follow the instructions of your broker or nominee regarding revocation of proxies.

The Merger

        On the terms and subject to the conditions of the merger agreement, Merger Sub, a wholly owned subsidiary of Orlen, will merge with and into us. FX Energy will be the surviving corporation in the merger and will become a wholly owned subsidiary of Orlen. As a result of the merger, our common stock will cease to be publicly traded. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

  Consideration to be Received in the Merger (page 59)

        If the merger is completed, you will be entitled to receive $1.15 in cash, without interest and less any applicable withholding taxes, referred to as the "merger consideration," for each share of our common stock held immediately prior to the time of completion of the merger.

        Assuming that our common stock continues to be listed on the NASDAQ on the record date for the special meeting, you will not be entitled to dissenters' rights under the Nevada Revised Statutes, referred to as the "NRS." Any shares owned by us as treasury stock and any shares owned by Orlen or Merger Sub will be cancelled without payment of any consideration in the merger.

  Opinion of FX Energy's Financial Advisor (page 30)

        In connection with the merger, at the meeting of the Board on October 12, 2015, Evercore Group LLC, referred to as "Evercore," delivered its oral opinion to the Board, later confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions made, matters considered and limitations on the scope of review undertaken by Evercore set forth in its opinion, the $1.15 in cash per share of FX Energy common stock to be received by the shareholders of FX Energy pursuant to the merger agreement was fair, from a financial point of view, to such shareholders (other than Orlen, Merger Sub and their respective affiliates).

        The full text of Evercore's written opinion is attached as Annex B to this proxy statement. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Evercore in rendering the opinion. Evercore's opinion is directed to the Board and addresses only the fairness from a financial point of view of the $1.15 in cash per share of FX Energy common stock pursuant to the merger agreement to holders of shares of FX Energy common stock (other than Orlen, Merger Sub and their respective affiliates) as of the date of the opinion. The Evercore opinion does not address any other aspects of the merger and does not constitute a recommendation to any shareholders of FX Energy as to how to vote at any shareholders' meeting related to the merger or to take any other action with respect to the merger.

  Source of Funds (page 44)

        The aggregate amount of funds required by Orlen to pay the merger consideration for all of our outstanding shares of common stock (other than any shares owned by Orlen or Merger Sub) and pay related transaction fees and expenses is expected to be approximately $            . Orlen and Merger Sub currently intend that the required funds will be provided through a capital contribution from Orlen's ultimate parent, PKN Orlen, or another affiliate. PKN Orlen intends to obtain such funds from its cash on hand. The completion of the merger is not subject to any financing condition.

  What We Need to Do to Complete the Merger (page 73)

        We, Orlen and Merger Sub are not required to complete the merger unless the following conditions are satisfied or waived:

  •
  the approval of the merger agreement by the holders of a majority of our outstanding shares of common stock;

  •
  there being no governmental authority of competent jurisdiction that shall have enacted, issued, promulgated, entered or enforced any law or order that has the effect of making the consummation of the merger illegal or has the effect of prohibiting or otherwise preventing the consummation of the merger; and

  •
  the delivery by the Company of a "FIRPTA Certificate" in a form reasonably acceptable to Orlen.

  Termination of the Merger Agreement (page 74)

        The merger agreement may not be terminated by the parties following the completion of the tender offer.

  Ownership and Voting by FX Energy's Directors and Executive Officers (pages 15 and 56)

        We expect that, as of December 18, 2015, the record date for the special meeting, our directors and executive officers will not hold or beneficially own any shares of our common stock, because all of the shares previously held or beneficially owned by them have been tendered and accepted for payment in the tender offer or will be tendered and accepted for payment during the subsequent offering period. Accordingly, we expect that none of our directors and executive officers will be entitled to vote at the special meeting.

  Interests of Directors and Executive Officers of FX Energy in the Merger (page 44)

        In considering the recommendation of the Board to approve the merger agreement, shareholders should be aware that our executive officers and directors may have certain interests in the proposed transaction that may be different from, or in addition to, the interests of our shareholders generally. These interests are described in the section entitled "The Merger—Interests of Directors and Executive Officers of FX Energy in the Merger" and "The Merger—Merger-Related Compensation." The Board was aware of these interests and considered them when approving the merger agreement and recommending that our shareholders vote for the approval of the merger agreement. These interests include the following, among others:

  •
  each option to purchase shares of our common stock, referred to as "stock options," that was unvested prior to the expiration of the tender offer vested in full upon completion of the tender offer, and each stock option that is unexpired, unexercised and outstanding and that has not been exercised immediately prior to the merger shall be cancelled without payment of consideration in respect thereof;

  •
  each restricted share of our common stock, referred to as "restricted shares," that was outstanding immediately prior to the expiration of the tender offer vested in full upon the completion of the tender offer, and each holder of restricted shares will be entitled to receive $1.15 in cash, without interest and less any applicable withholding taxes, for each restricted share held immediately prior to the completion of the merger;

  •
  our executive officers are entitled to receive certain severance benefits under change of control compensation agreements with us upon certain qualifying terminations following the closing of the transactions contemplated by the merger agreement; and

  •
  each of Orlen and the surviving corporation has agreed to indemnify and hold harmless each of our present and former directors and officers for six years following completion of the merger and to provide certain directors' and officers' liability insurance coverage to such directors and officers during such period.

  Regulatory Matters (page 49)

        The Company and Orlen have reviewed applicable antitrust or competition laws relevant to the merger, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to as the "HSR Act," and the related rules and regulations. Although there can be no assurance that the transactions contemplated by the merger agreement will not be challenged by a private party or a governmental entity, based on a review of the Company's business and other factors, the Company, Orlen and Merger Sub believe that the transactions can be completed in compliance with the HSR Act without a premerger notification or filing.

        The Polish Act of February 16, 2007 on competition and consumer protection, as amended, requires Orlen to file a notification with the Polish Competition Authority and provides that the acquisition of shares of common stock of the Company pursuant to the merger agreement shall not be consummated until clearance by the Polish Competition Authority has been issued or a waiting period for the issuance of the clearance has expired. Orlen submitted the notification in Poland on October 19, 2015, and the Company has been advised that Orlen received a clearance decision from the Polish Competition Authority on November 12, 2015.

  Dissenters' Rights (page 55)

        Under NRS Section 92A.390, there is no right of dissent with respect to a plan of merger, conversion or exchange in favor of shareholders of any class or series that is a "covered security" under Section 18(b)(l)(A) or (B) of the Securities Act of 1933, as amended. The shares of FX Energy common stock are covered securities because they are traded on NASDAQ. Assuming that the shares of common stock will continue to be covered securities on the record date for the special meeting, holders of shares of our common stock will not have dissenters' rights in connection with the merger.

  Material U.S. Federal Income Tax Considerations (page 50)

        The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. If you are a U.S. Holder (as defined below), in general, you will recognize a gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of our stock. Please see "The Merger—Material U.S. Federal Income Tax Consequences" for a more detailed explanation of the tax consequences of the merger to U.S. Holders and Non-U.S. Holders (as defined below). We urge you to consult your tax advisor on how specific tax consequences of the merger apply to you.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are provided for your convenience and briefly address some commonly asked questions about the merger and the special meeting. They highlight only selected information from this proxy statement. You should carefully read this entire proxy statement and its annexes.

The Special Meeting

Q.
Why am I receiving these materials?

A.
The Board is sending these proxy materials to provide holders of our common stock with information about the merger so that they may determine how to vote their shares in connection with the special meeting.

Q.
When and where is the special meeting?

A.
The special meeting will take place on Thursday, December 31, 2015, at 8:00 a.m. local time. The location of the special meeting is FX Energy's offices at 3006 Highland Drive, Suite 206, Salt Lake City, Utah.

Q.
Who is soliciting my proxy?

A.
Your proxy is being solicited by the Board.

Q.
What matters will be voted on at the special meeting?

A.
You will be asked to vote on:

•
the proposal to approve the merger agreement;

•
the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated by the merger agreement; and

•
the transaction of any other business that may properly come before the special meeting.

Q.
How does FX Energy's board of directors recommend that I vote on the proposals?

A.
The Board recommends that you vote:

•
"FOR" the proposal to approve the merger agreement; and

•
"FOR" the proposal to approve, on a non-binding, advisory basis, the advisory compensation proposal.

Q.
How do FX Energy's directors and executive officers intend to vote?

A.
We expect that, as of December 18, 2015, the record date for the special meeting, our directors and executive officers will not hold or beneficially own any shares of our common stock because all of the shares previously held or beneficially owned by them have been tendered and accepted for payment in the tender offer or will be tendered and accepted for payment during the subsequent offering period. Accordingly, we expect that none of our directors and executive officers will be entitled to vote at the special meeting.

Q.
What vote is required for FX Energy's shareholders to approve the merger agreement?

A.
The approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Because Orlen and its affiliates collectively own more than 50% of the outstanding shares of our common stock and have agreed to vote their shares in favor of the merger agreement, the approval of the merger agreement at the special meeting is assured without the vote of any other shareholder

Q.
What vote is required for FX Energy's shareholders to approve the advisory compensation proposal?

A.
The proposal to approve the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated by the merger agreement requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the special meeting. This vote is advisory in nature and will not be binding on us or the Board. If the merger is completed, FX Energy may pay the related compensation to its named executive officers in connection with the transactions contemplated by the merger agreement even if FX Energy's shareholders fail to approve the advisory compensation proposal.

Q.
Why am I being asked to cast an advisory, non-binding vote on the advisory compensation proposal?

A.
In July 2010, the Securities and Exchange Commission, referred to as the "SEC," adopted rules that require public companies like FX Energy to seek a non-binding, advisory vote with respect to certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to transactions such as the merger. See "Advisory Vote Regarding Merger-Related Compensation (Proposal 2)."

Q.
Who is entitled to vote at the special meeting?

A.
If you owned shares of our common stock of record at the close of business on December 18, 2015, the record date for the determination of shareholders entitled to notice of and to vote at the special meeting, you are entitled to vote at the special meeting. You have one vote for each share of our common stock that you owned on the record date.

Q.
What should I do now?

A.
After carefully reading and considering the information contained in this proxy statement, please submit your proxy as promptly as practicable by completing, signing, dating and returning the enclosed proxy card.

  You can also attend the special meeting and vote in person. If your shares are held in "street name" by a broker or other nominee and you wish to vote in person at the meeting, you must first obtain from the broker, bank, trustee or other nominee that is the holder of record of your shares a proxy issued in your name and show proper identification.

  Do NOT enclose or return any stock certificates with your proxy. If the merger is completed you will receive instructions with respect to delivering your certificates and receiving the merger consideration.

Q.
If my shares are held in "street name" by my broker or other nominee, will my broker or other nominee vote my shares for me?

A.
If you are a beneficial owner holding your shares in "street name," you should direct your broker, bank, trustee or other nominee on how to vote the shares. You should complete a voting instruction card provided to you by your broker, bank, trustee or other nominee or provide your voting instructions via Internet or by telephone, if Internet or telephone voting is made available by your broker, bank, trustee or other nominee. If you wish to vote in person at the meeting the shares you hold in street name, you must first obtain from the broker, bank, trustee or other nominee that is the holder of record of your shares a proxy issued in your name and show proper identification.

  Your broker, bank, trustee or other nominee does not have discretionary voting on the proposal to approve the merger agreement or the advisory compensation proposal, which means that such broker, bank, trustee or other nominee will not be able to vote your shares on either proposal without instructions from you. See "The Special Meeting."

Q.
How are votes counted?

A.
For the proposal to approve the merger agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposal to approve the merger agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as if you voted against the proposal to approve the merger agreement. In addition, if your shares are held in the name of a broker or other nominee, your broker or other nominee will not be entitled to vote your shares on the merger agreement proposal in the absence of specific instructions from you. These non-voted shares, or "broker non-votes," will be counted for purposes of determining a quorum and will have the effect of a vote against the approval of the merger agreement.

  If you sign your proxy card without indicating how you wish to vote, your shares will be voted "FOR" the approval of the merger agreement, and in accordance with the recommendations of the Board on any other matters properly brought before the meeting for a vote.

Q.
When should I send in my proxy card?

A.
You should send in your proxy card via mail as promptly as practicable so that your shares will be voted at the special meeting.

Q.
May I change my vote after I deliver my proxy?

A.
Yes. You can change your vote at any time before your shares are voted at the special meeting. If you are a holder of record, you can do so in any of the following ways:

•
sending a written notice of revocation to FX Energy, Inc., Attn: Corporate Secretary, 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, which must be received before your shares are voted at the special meeting;

•
properly submitting a new proxy card, which must be received before your shares are voted at the special meeting (in which case only the later-submitted proxy is counted and your earlier proxy is revoked); or

•
attending the special meeting and voting by ballot in person.

  If you are a beneficial owner holding your shares in "street name," you may change your vote only by submitting new voting instructions to your broker, bank, trustee or other nominee. See "The Special Meeting."

Q.
May I vote in person?

A.
You may attend the special meeting and vote your shares in person if you are a shareholder of record.

  If you hold shares in "street name" through a broker or other nominee, you must provide a legal proxy executed by your broker or other nominee and proof of identification in order to vote your shares at the meeting.

Q.
What happens if I do not return a proxy card via mail or vote in person?

A.
If you do not return a proxy card via mail or attend the special meeting to vote in person, it will have the same effect as a vote against the approval of the merger agreement.

Q.
What does it mean if I receive more than one set of materials?

A.
This means you own shares of our common stock that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker or other nominee or through more than one broker or other nominee. In these situations, you will receive multiple sets of proxy materials. To vote all of the shares, you must, sign and return all of the proxy cards that you receive. Each proxy card you receive comes with its own prepaid return envelope. When returning multiple proxy cards by mail, each proxy card should be returned in the return envelope that accompanies that proxy card. You must also follow each set of directions for instructing your broker or other nominee how to vote.

The Merger

Q.
What is the proposed transaction?

A.
The proposed transaction is the acquisition of FX Energy by Orlen pursuant to a merger agreement entered into between us, Orlen and Merger Sub, which is a wholly owned subsidiary of Orlen. Pursuant to the merger agreement, Merger Sub will merge with and into FX Energy, with FX Energy surviving the merger. In connection with the merger, the outstanding shares of our common stock will be converted into the right to receive the cash merger consideration. If the merger is completed, we will be a wholly owned subsidiary of Orlen and our common stock will cease to be publicly traded.

Q.
If the merger is completed, what will I be entitled to receive for my shares and when will I receive it?

A.
Shareholders will be entitled to receive $1.15 in cash, without interest and less any applicable withholding taxes, for each share of our common stock held immediately prior to the merger. Any shares owned by us as treasury stock and any shares owned by Orlen or Merger Sub will be cancelled without any payment in the merger.

  After the merger is completed, Orlen will arrange for a letter of transmittal to be sent to each of our shareholders of record. The merger consideration will be paid to each shareholder of record once that shareholder submits the letter of transmittal, properly endorsed stock certificates and any other required documentation to the paying agent identified in the letter of transmittal. Shareholders who hold their shares in street name will not be required to deliver a letter of transmittal or stock certificate to the paying agent in order to receive their merger consideration; rather, they will receive instructions from their broker or other nominee as to receipt of payment of the merger consideration.

  Under NRS Section 92A.390, there is no right of dissent with respect to a plan of merger, conversion or exchange in favor of shareholders of any class or series that is a "covered security" under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended. Shares of our common stock are "covered securities" so long as they continue to be quoted on NASDAQ. Assuming that the shares of common stock will continue to be covered securities on the record date for the special meeting, holders of our common stock will not be entitled to dissenters' rights in connection with the merger.

Q.
Who are Orlen and Merger Sub?

A.
Orlen is a Polish private limited company and wholly owned subsidiary of PKN Orlen, which is a major Polish oil refiner and petrol retailer.

  Merger Sub, a Nevada corporation, is a wholly owned subsidiary of Orlen. Merger Sub was formed on October 9, 2015 solely for the purpose of effecting the tender offer and the merger and has not engaged in any other business.

Q.
What happens if I sell my FX Energy shares after the record date but before the special meeting?

A.
If you transfer your FX Energy shares after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting, but you will not have the right to receive the merger consideration. In order to receive the merger consideration, you must hold your shares through the completion of the merger.

Q.
What happens if the merger is not completed?

A.
Because the approval of the merger agreement at the special meeting is assured as a result of Orlen and its affiliates' ownership of a majority of the outstanding shares of our common stock, we expect the merger to be completed. However, if the merger is not completed for any reason, you will not receive any form of consideration for your FX Energy shares in connection with the merger. Instead, FX Energy will remain an independent public company, majority owned by Orlen. The rules of NASDAQ establish certain criteria that, if not met, could lead to the discontinuance of quotation of our common stock from NASDAQ. If our common stock is no longer listed, the market for our common stock would be adversely affected.

Q.
Am I entitled to rights of dissent and appraisal?

A.
Under NRS Section 92A.390, there is no right of dissent with respect to a plan of merger, conversion or exchange in favor of shareholders of any class or series that is a "covered security" under Section 18(b)(l)(A) or (B) of the Securities Act of 1933, as amended. Shares of our common stock are covered securities because they are traded on NASDAQ. Assuming that the shares of common stock will continue to be covered securities on the record date for the special meeting, holders of our common stock will not have dissenter's rights in connection with the merger. See "The Merger—Dissenters' Rights."

Q.
Why is the FX Energy Board recommending the merger?

A.
The Board has unanimously approved the merger agreement and determined that the merger agreement, the performance by us of our obligations thereunder and the consummation of the transactions contemplated by the merger agreement, including the merger, are fair to, advisable to and in the best interests of FX Energy and the holders of our common stock. Accordingly, the Board recommends that you vote "FOR" the proposal to approve the merger agreement. To review the Board's reasons for recommending the merger, see the section entitled "The Merger—Reasons for the Merger and Recommendation of the Board of Directors."

Q.
Will the merger be a taxable transaction to me?

A.
The receipt of cash in exchange for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. If you are a U.S. Holder (as defined below), in general, you will recognize a gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of our stock. Please see "The Merger—Material U.S. Federal Income Tax Consequences" for a more detailed explanation of the tax consequences of the merger to U.S. Holders and Non-U.S. Holders (as defined below). We urge you to consult your tax advisor on how specific tax consequences of the merger apply to you.

Q.
Is the merger subject to the satisfaction of any conditions?

A.
Yes. In addition to the approval of the merger agreement by our shareholders, the merger is subject to satisfaction of various conditions. For a description of these conditions, please see "The Merger Agreement (Proposal 1)—Conditions to the Merger."

Q.
When is the merger expected to be completed?

A.
We are working to complete the merger as quickly as possible. We currently expect to complete the merger promptly after all the conditions to the merger are satisfied or waived, including approval of the merger agreement by our shareholders at the special meeting. We expect this to occur promptly after the special meeting.

Q.
Should I send in my FX Energy stock certificates now?

A.
No. After the merger is completed, the paying agent will send to each of our shareholders of record written instructions for exchanging your stock certificates. You must return your stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after the paying agent receives your stock certificates and any completed documents required in the instructions. Please do not send in your stock certificates now.

Q.
What should I do if I have questions?

A.
If you have more questions about the special meeting, the merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact Scott J. Duncan at (801) 486-5555.

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This proxy statement and the documents incorporated by reference in this proxy statement contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to our management. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "should," "may," "objective," "projection," "forecast," "management believes," "continue," "strategy," "position" or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, including with respect to the merger, as well as future operating results, the ability to generate sales, income or cash flow or to pay dividends are forward-looking statements.

        Although we believe that these estimates and forward-looking statements are based on reasonable assumptions, they are subject to risks and uncertainties and are made in light of information currently available to us. Many factors, in addition to the factors described in this proxy statement, may cause actual results to differ from those projected in our forward-looking statements. We urge you to read carefully this entire proxy statement and the documents incorporated by reference into this proxy statement with the understanding that actual future results may be materially different from what we expect. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include:

  •
  the inability to complete the merger due to the failure to satisfy the conditions to completion of the merger or any other reason;

  •
  changes in government regulation;

  •
  the amount of the costs, fees, expenses and charges related to the merger;

  •
  the effect of the announcement of the merger on our client relationships, operating results and business generally, including without limitation our ability to retain key employees; and

  •
  other factors described in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our subsequent reports filed with the SEC under the Securities Exchange Act of 1834, as amended, referred to as the "Exchange Act."

        See "Where You Can Find More Information." The foregoing list and the risks reflected in our documents incorporated by reference in this proxy statement should not be construed to be exhaustive. Forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any forward-looking statement because of new information, future events or other factors. Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. There is no assurance that any of the risks described in, or that any of the uncertainties associated with the forward-looking statements discussed in this proxy statement or the documents incorporated by reference into this proxy statement will occur, or if any of them do, when they will occur or what impact they will have on our operations or financial condition. Future results and performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making your decision.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

        This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board for use at the special meeting to be held on December 31, 2015, beginning at 8:00 a.m. local time, at FX Energy's offices at 3006 Highland Drive, Suite 206, Salt Lake City, Utah. The purpose of the special meeting is:

  •
  to vote on a proposal to approve the Agreement and Plan of Merger, dated as of October 13, 2015 CET (October 12, 2015 MST), referred to as the "merger agreement," by and among us, Orlen and Merger Sub, as such agreement may be amended from time to time;

  •
  to vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated by the merger agreement; and

  •
  to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Board Recommendation

        The Board has unanimously determined that the merger agreement, the performance by FX Energy of its obligations thereunder and the consummation of the transaction contemplated thereby are fair to, advisable to and in the best interests of FX Energy and our shareholders, and the Board has unanimously approved the merger agreement and the merger. Accordingly, the Board unanimously recommends that our shareholders vote "FOR" the proposal to approve the merger agreement. The Board also unanimously recommends that our shareholders vote "FOR" the approval of the advisory compensation proposal.

Record Date; Quorum

        As of the close of business on December 18, 2015, the record date for the special meeting, there were 54,869,256 shares of our common stock outstanding held by approximately              shareholders of record. The presence, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on the record date entitled to vote will constitute a quorum at the special meeting. Shares of our common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the special meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the existence of a quorum. In the event that a quorum is not present at the special meeting, we currently expect that we will adjourn the meeting, which would subject the company to additional expense.

Required Vote

        The presence, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on the record date will constitute a quorum for purposes of voting at the meeting. The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding as of the record date. If you abstain or fail to submit your proxy or vote in person at the meeting, it will have the same effect as a vote against the proposal to approve the merger agreement.

        Because Orlen and its affiliates collectively own more than 50% of the outstanding shares of our common stock and have agreed to vote their shares in favor of the merger agreement, the approval of the merger agreement at the special meeting is assured without the vote of any other shareholder.

        Approval of the advisory compensation proposal requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the special meeting. The vote on the advisory compensation proposal is advisory in nature and will not be binding on us or the Board. If you fail to submit your proxy and do not attend the meeting, it will have no effect on the outcome of the advisory compensation proposal.

        Brokers or other nominees who hold shares of our common stock in "street name" for customers who are the beneficial owners of such shares may not vote those customers' shares on either of the proposals in the absence of specific instructions from those customers. These non-voted shares of our common stock, or "broker non-votes," will be counted for the purpose of determining whether a quorum is present, but will not be counted as shares voting on either of the proposals. Accordingly, broker non-votes will have the same effect as votes "against" the proposal to approve of the merger agreement and will have no effect on the outcome of the advisory compensation proposal.

Voting; Submission of Proxy

        Shareholders may vote their shares by attending the special meeting and voting their shares of our common stock in person.

        Shareholders may submit their proxy by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage prepaid envelope.

        All shares of our common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If a written proxy card is signed by a shareholder and returned without instructions, the shares of our common stock represented by the proxy will be voted "FOR" the proposal to approve the merger agreement and "FOR" the advisory compensation proposal, and in accordance with the recommendations of the Board on any other matters properly brought before the meeting for a vote.

        Shareholders who have questions or requests for assistance in completing and submitting proxy cards should contact Scott J. Duncan at (801) 486-5555.

        Shareholders who hold their shares in "street name," meaning in the name of a broker or other nominee, must either direct the broker or nominee how to vote their shares pursuant to the instructions they receive from their broker or other nominees or obtain a proxy from the record holder to vote their shares at the special meeting, in which case the shareholder attending the special meeting must present proper identification.

Revocability of Proxies

        If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

  •
  sending a written notice of revocation to FX Energy, Inc., Attn: Corporate Secretary, 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, which must be received before your shares are voted at the special meeting;

  •
  properly submitting a new proxy card, which must be received before your shares are voted at the special meeting (in which case only the later-submitted proxy is counted and your earlier proxy is revoked); or

  •
  attending the special meeting and voting by ballot in person.

        Simply attending the special meeting will not constitute revocation of your proxy. If your shares are held in "street name" by your broker or other nominee, you should follow the instructions of your broker or nominee regarding revocation of proxies.

Voting by FX Energy's Directors and Executive Officers

        We expect that, as of December 18, 2015, the record date for the special meeting, our directors and executive officers will not hold or beneficially own any shares of our common stock because all of the shares previously held or beneficially owned by them have been tendered and accepted for payment in the tender offer or will be tendered and accepted for payment during the subsequent offering period. Accordingly, we expect that none of our directors and executive officers will be entitled to vote at the special meeting.

Solicitation of Proxies; Expenses

        We will reimburse banks, brokers, nominees, custodians and fiduciaries and their nominees for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our stock and in obtaining voting instructions from those owners.

        We have not retained any third party to assist in the solicitation of proxies.

Other Business

        We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the special meeting is limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted in accordance with the recommendations of the Board.

Adjournments

        Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the meeting, whether or not a quorum exists. At any adjourned meeting, FX Energy may transact any business that it might have transacted at the original meeting, provided that a quorum is present at such adjourned meeting. Proxies submitted by FX Energy shareholders for use at the special meeting will be used at any adjournment or postponement of the meeting. References to the FX Energy special meeting in this proxy statement are to such special meeting as adjourned or postponed.

 THE MERGER

        This section of proxy statement describes the material aspects of the proposed transaction. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the full text of the merger agreement (which is attached as Annex A), for a more complete understanding of the transaction.

Background of the Merger

        The Board and the Company's management regularly review and assess the Company's business strategies and objectives, performance, risks and opportunities, all with the goal of enhancing shareholder value. In recent years, the Board and management have considered a range of strategic transactions, including acquisitions, joint ventures, farmouts or other dispositions of assets and equity and debt financing transactions.

        In April 2014, David Pierce, the Company's President and Chief Executive Officer, received an unsolicited email from a representative of a Polish company, referred to as "Party A," expressing Party A's interest in discussing cooperation with the Company to address Party A's desire for stable long-term gas supply contracts. On May 6, 2014, a representative from Party A and members of the Company's management, including Mr. Pierce, met in Salt Lake City to discuss possible structures for a transaction between Party A and the Company. On June 3, 2014, Mr. Pierce met with representatives of Party A in Warsaw to further discuss Party A's needs for gas. At these meetings, Mr. Pierce expressed to Party A that the Company was not prepared to enter into a long-term gas sales contract but was open to discussing with Party A a transaction for the joint exploration or development of the Company's assets in Poland. Following additional email correspondence that was general in nature, on June 16, 2014, a representative of Party A informed the Company that it had decided not to invest in production of gas and was interested only in a transaction that would provide long-term guaranteed volumes of gas deliveries, and these discussions with Party A were discontinued.

        In the second half of 2014, worldwide oil prices began the historic decline that has continued in 2015. At the same time, the U.S. dollar began appreciating against other currencies, including a substantial appreciation against the Polish zloty. As these trends emerged and, along with other factors described below, began to adversely affect the Company's cash flows and access to capital, the Company began to pursue a farmout of its Edge concession or other joint exploration or development transaction to provide funds for construction of processing and pipeline facilities for the Company's Tuchola gas field discovery and additional drilling in the area. During 2014 and 2015, the Company held discussions with five parties, in addition to the discussions with Party A and Orlen described below, regarding a potential farmout of the Edge concession or other joint exploration or development transaction and entered into confidentiality agreements with two of these parties.

        In September 2014, a representative of Party A contacted David Pierce by email expressing a desire to resume discussions with the Company regarding potential cooperation between the parties. On October 8, 2014, Andrew Pierce, the Company's Vice President of Operations, met with representatives of Party A in Warsaw. At the meeting, a number of potential alternatives were discussed, including potential gas sales arrangements and transactions pursuant to which the Company and Party A would jointly explore the Edge concession area. The Company and Party A continued email discussions for several weeks regarding the potential terms and structure of a transaction involving the sale to Party A of gas in place in the Tuchola gas field in exchange for funds that would cover the cost of construction of the related processing and pipeline facilities. These discussions did not lead to agreement of the parties on transaction terms and structure, and the discussions dissipated in the middle of November 2014.

        In January 2015, David Pierce contacted a representative of Party A by email to inquire whether Party A would be interested in providing a construction or project loan for the development of the

Tuchola facilities. Party A indicated that it was not interested in participating in such a transaction at that time.

        On February 24, 2015, Wieslaw Prugar, President of the management board of Orlen and Orlen's Chief Executive Officer, contacted David Pierce by email requesting a meeting to discuss potential business opportunities. Interested in discussing the joint exploration or development of the Company's assets in Poland, Mr. Pierce replied expressing the Company's willingness to have such a meeting, and the parties agreed to meet in Salt Lake City on March 13, 2015.

        On February 25, 2015, a representative from Party A contacted David Pierce by email to inquire about the Company's progress with respect to a financing transaction. On March 1, 2015, Mr. Pierce replied advising the Party A representative that the Company was considering several possible transactions, including partnering in the exploration of the Edge concession area, partnering in the development of the Tuchola gas field, selling the Company's reserves in the Fences concession area and selling the Company. On March 3, 2015, the representative of Party A emailed Mr. Pierce expressing an interest in purchasing the Company's Polish subsidiary, FX Energy Poland, Sp. z o.o., referred to as "FX Poland", and requesting additional information regarding the Company's business and assets in Poland. On March 4, 2015, Mr. Pierce emailed the representative of Party A a copy of the report prepared by the Company's independent petroleum engineers regarding the Company's Polish reserves as of December 31, 2014, referred to as the "December 31, 2014 Reserve Report" and directed the representative to the Company's Annual Report on Form 10-K to be filed with the SEC on March 16, 2015 for additional information about the Company.

        On March 6, 2015, the representative of Party A emailed David Pierce again expressing Party A's interest in purchasing FX Poland and inquiring whether the Company would be interested in proceeding with such a transaction. On the same day, Mr. Pierce replied by email that the Company would be open to considering a proposal for such a transaction. Representatives of Party A and the Company engaged in email correspondence in the following days regarding Party A's information requests. On March 9, 2015, Mr. Pierce communicated to Party A by email that additional information would be provided to Party A after agreement by the parties on financial terms for a potential transaction.

        On March 13, 2015, David Pierce, Andrew Pierce and Clay Newton, the Company's Vice President of Finance, Treasurer and Chief Accounting Officer, met with Wieslaw Prugar, Bohdan Bartoszewics, the Chief Financial Officer of Orlen, and Piotr Kearney, the Director of Mergers and Acquisitions of PKN ORLEN, in Salt Lake City. At the meeting, Mr. Prugar expressed Orlen's interest in acquiring the Company and indicated that Orlen would need additional information to complete its valuation of the Company. Company management discussed the Company's desire to pursue a farmout of its Edge concession or other joint exploration or development transaction for its assets in Poland. The meeting also involved a general discussion of the Company and its business, the industry in which the Company operates and other matters.

        On March 14, 2015, David Pierce and Wieslaw Prugar met again in Salt Lake City and discussed generally the impact of a potential transaction with Orlen on the Company's employees in Poland.

        On March 18, 2015, a representative of Party A emailed David Pierce and inquired again regarding Party A's request for additional information. David Pierce replied by email on the same day informing the representative of Party A that the Company's involvement in another matter would require that discussions be put on hold and suggesting a meeting in Warsaw in mid-April. Through email correspondence in the following days, the parties agreed to meet in Warsaw on April 15.

        On March 19, 2015, Orlen delivered by email to David Pierce a letter setting forth Orlen's non-binding indication of interest in acquiring the Company in an all-cash transaction with consideration in an anticipated price range of $1.60 to $2.00 per share, referred to as the "March 19

Letter". The March 19 Letter stated that the anticipated price range was based on Orlen's analysis of information that was publicly available as of February 15, 2015 but was subject to due diligence, including a review of the December 31, 2014 Reserve Report, as well as negotiation of material terms, execution of definitive documentation and receipt of all required approvals. The March 19 Letter indicated that Orlen was prepared to sign a confidentiality agreement and attached a list of data and documents that Orlen requested to be provided in a data room to which Orlen would be given access. The March 19 Letter further requested an exclusivity period of five weeks to conduct due diligence, and indicated that Orlen had retained BMO Capital Markets Corp., referred to as "BMO" as its financial advisor and Greenberg Traurig, LLP, referred to as "Greenberg" as its legal counsel for the proposed transaction. On March 19, 2015, the closing price of the Company common stock on NASDAQ was $1.39 per share.

        On March 23, 2015, David Pierce delivered by email to Wieslaw Prugar a letter, referred to as the "March 23 Letter" responding to Orlen's March 19 Letter. In the March 23 Letter, Mr. Pierce provided publicly-available information regarding the Company's capital structure, highlighted the historical volatility of the trading prices of the Company's common stock and noted his belief that then current market prices did not include value attributable to the future potential of the Company's Fences and Edge concessions. Mr. Pierce went on to describe various factors related to the potential value associated with the Fences and Edge concessions not reflected in market prices for the Company's common stock or in the value attributed to the Company's proved, probable and possible reserves in the December 31, 2014 Reserve Report. The March 23 Letter indicated that the Company was prepared to consider a potential business combination with Orlen but noted that the purchase price would need to reflect a fair value for the production, reserves and identified prospects in the Fences concession, as well as value for the potential of the Edge concession if the Edge concession were to be included in a transaction with Orlen.

        On March 26, 2015, a representative of BMO emailed David Pierce requesting a meeting to discuss the March 23 Letter and the valuation considerations described in the March 23 Letter. Mr. Pierce responded by email on March 27, 2015 indicating that he thought such a discussion was premature and that he would be in Warsaw in a couple of weeks and would continue discussions with Orlen then. On March 31, 2015, Mr. Pierce sent an email to Wieslaw Prugar advising him that the Company was evaluating ways to capture the potential value in the Edge concession to give the Company's shareholders exposure to that value. He indicated that the Company's intended approach was to enter into a farmout agreement with an industry party, with the view that the drilling of a few wells in the Edge concession would allow the Company to better understand the concession's value. Mr Pierce noted that discussions regarding valuation of the Company were premature until the Company had determined how to value the Edge concession. Mr. Prugar replied by email on April 1, 2015 that BMO was seeking a meeting with the Company to clarify some of the matters described in the March 23 Letter. Through further email correspondence, representatives of the Company and BMO arranged for a meeting in Salt Lake City on April 6, 2015.

        At the meeting in Salt Lake City on April 6, 2015, a representative of BMO and members of the Company's management discussed publicly available information related to the Company's reserves, production and drilling prospects.

        On April 13, 2015, David Pierce met with Wieslaw Prugar in Warsaw. At the meeting, Mr. Prugar reiterated Orlen's interest in acquiring the Company and discussed potential next steps in an acquisition process, including execution of a confidentiality agreement and commencement of due diligence by Orlen. Mr. Pierce advised Mr. Prugar that the Company continued to be focused on pursuing a farmout of the Edge concession or other joint exploration or development transaction, rather than a sale of the Company. On the same day, the Company provided Orlen with a proposed form of confidentiality agreement.

        On April 15, 2015, David Pierce met with a representative of Party A in Warsaw and engaged in a general discussion regarding the possibility of Party A acquiring the Company's subsidiary, FX Poland. Mr. Pierce advised the representative of Party A that the Company continued to be focused on pursuing a farmout of the Edge concession or other joint exploration or development transaction, rather than a sale of FX Poland. Over the next several weeks, Mr. Pierce responded to several emails from Party A with follow-up questions regarding specific matters related to the Company's assets in Poland.

        Following negotiation of its terms, on April 24, 2015, the Company and Orlen entered into the Confidentiality Agreement, dated as of April 20, 2015.

        On May 8, 2015, members of the Company's technical team in Poland met with representatives of Orlen at Orlen's offices in Warsaw. At this meeting, the Company's representatives presented information regarding the Company's exploration prospects in specific areas, including the Edge concession area, with a view to pursuing the joint exploration of these areas with Orlen. Other than this information, the Company did not provide confidential information to Orlen pursuant to the Confidentiality Agreement prior to the time that Orlen was provided access to the Company's online data room in June 2015, as described below.

        On May 14, 2015, at a regularly scheduled meeting of the Board, the Board and senior management of the Company discussed, among other matters, the challenges then facing the Company. Clay Newton reviewed the Company's results of operations for the first quarter of 2015, noting material declines in production volumes and prices for both oil and gas and resulting declines in revenues from oil and gas sales, as well as oilfield service revenues. He noted that the negative operating trends in Poland were attributable to decreases in the gas tariff of 6% on February 1, 2015, and 3.6% on May 1, 2015, and the continuing strength of the U.S. dollar relative to the Polish zloty. In particular, he noted that the 22% decline in the value of the zloty during the first four months of 2015, compared to the same period of 2014, reduced the Company's borrowing capacity by a significant amount because the U.S. dollar value of its future Polish revenues, which supported the amount of the borrowing base under its U.S. dollar-denominated credit facility, also declined by 22%. Further, at that time, the Company was facing the choice of making approximately $8.4 million and $9.3 million in principal payments on its credit facility at June 30 and December 31, respectively, resulting from a current borrowing base redetermination, which it would be unable to make, or refinancing the credit facility on less favorable terms. A refinancing would provide the Company with additional time before any expected borrowing base reduction, but the refinanced credit facility would likely come with more stringent restrictions on the use of its cash, including the possibility of pre-funding anticipated borrowing base reductions and future interest payments. The Company then believed that it was probable that it could achieve a refinancing of the credit facility, and the credit facility was subsequently refinanced in July 2015.

        Mr. Newton also presented at the meeting operating forecasts based on then-current data, including production volumes, gas prices in Poland and the dollar to zloty exchange rate. The forecasts demonstrated that increases in borrowings were unlikely to be available under the existing credit facility or any new debt facility, and sales of equity by the Company would not necessarily result in material increases in shareholder value over a five-year period, expressed in estimated reserve values per share. Mr. Newton advised the Board that a substantial discovery would likely be required to materially elevate the reserve values per share, based on estimated production volumes in the Fences concession area. He noted that such a discovery would require significant capital expenditures for drilling costs and production facilities, and that, at current production levels, the Company did not appear to have the free cash flow to commit to the long-term development of any such discoveries. Further, he noted that, based on then-current estimated production volumes, recently decreased gas prices, and the negative effects of the U.S. dollar to zloty exchange rates on its borrowing base, the Company's future cash flow likely would be required to be used principally to repay indebtedness outstanding under the Company's credit facility, even if it were refinanced as discussed above. Mr. Newton also noted that, based on then current trading prices of the Company's common stock and markets for equity of oil and gas exploration and production companies generally, sales of equity in an amount sufficient to fund necessary capital expenditures would result in substantial dilution of the Company's existing shareholders.

        Also at the May 14, 2015 Board meeting, David Pierce updated the Board regarding the Company's efforts to attract a farmout partner for the Edge concession and informed the Board that achieving a successful farmout or other joint exploration or development transaction appeared to be unlikely, given the Company's lack of success to that point in achieving such a transaction with the perceived limited number of potential strategic partners for such a transaction involving assets in Poland. Mr. Pierce also reviewed with the Board the discussions with Party A and Orlen regarding their interest in a potentially broader transaction involving the acquisition of the Company or its Polish subsidiary. There followed a lengthy discussion of the Company's current circumstances, prospects, challenges, risks and alternatives, including access to the debt markets and the impact of dilution to the Company's shareholders from any equity issuance. Following this discussion, the consensus of the Board was that the Company's goal should be to pursue a sale of the Company, merger or similar transaction.

        On May 19, 2015, Andrew Pierce met with Wieslaw Prugar in Warsaw. Mr. Prugar again reiterated Orlen's desire to acquire the Company.

        On May 20, 2015, Andrew Pierce met with a representative of Party A in Warsaw. Party A confirmed its interest in acquiring FX Poland. Mr. Pierce and the representative of Party A also discussed generally the possibility of an acquisition of the entire Company by Party A.

        On May 22, 2015, Orlen sent the Company via email a letter, referred to as the "May 22 Letter," setting forth a non-binding indication of interest in acquiring the Company in an all-cash transaction at a purchase price of $1.60 per share, subject to further due diligence. In the May 22 Letter, Orlen noted the effect that the continuing adverse commodity price environment was having on natural gas prices in Poland.

        On May 22, 2015, following the Company's receipt of the May 22 Letter, the independent members of the Board telephonically discussed the May 22 Letter and next steps for consideration of the May 22 Letter.

        On May 26, 2015, the Board held a special telephonic meeting, in which members of the Company's senior management and a representative of Kruse, Landa, Maycock & Ricks, LLC, referred to as "Kruse Landa," the Company's traditional outside legal counsel, also participated, to consider the May 22 Letter and to more broadly examine potential strategies for the Company going forward, including the advisability of exploring a sale of the Company. At the meeting, the Board was provided with a summary of the discussions with Orlen and Party A to date. The Board determined that it was advisable to select and retain an appropriate investment banking firm to provide advice to the Company on various matters, including a review of strategic alternatives. The Board directed management to identify and receive presentations from appropriate investment banking firms for consideration by the Board. The Board further determined that it was advisable to engage special legal counsel in connection with a potential sale of the Company and approved the engagement of Bracewell & Giuliani LLP, referred to as "Bracewell," which had previously acted as special transactional counsel for the Company.

        On May 26, 2015, the Company engaged Bracewell to serve as its special counsel with respect to the potential sale of the Company. At the outset of Bracewell's engagement and at various times thereafter, Bracewell and Kruse Landa discussed with members of the Board their fiduciary duties in connection with, and the legal framework applicable to, any proposed transaction and provided information to the Board regarding such matters.

        From May 27 to May 30, 2015, the Company's management contacted and, with the participation of one independent member of the Board, interviewed and received proposals from several investment banking firms, including Evercore Group L.L.C., referred to as "Evercore," who were known to be active in the oil and gas industry, with whom the Company had worked previously or who were otherwise believed to have the requisite expertise necessary for advising the Company. On May 30, 2015, the Board held a telephonic meeting at which the presentations and proposals from these investment banking firms were discussed. The Board approved the engagement of Evercore as the Company's financial advisor based on Evercore's experience in advising companies on such matters and its experience in the energy industry. On the same day, the Company entered into an engagement letter with Evercore.

        On May 27 and May 28, 2015, representatives of the Company and representatives of Party A communicated by email regarding next steps in discussion of a potential transaction. On May 29, 2015, David Pierce delivered a letter to Party A by email advising Party A that the Company was in the process of engaging advisors and that the Company would respond soon to Party A's interest in a transaction with the Company. The email also transmitted a confidentiality agreement, which the Company and Party A entered into on May 29, 2015.

        Similarly, on May 29, 2015, David Pierce delivered by email a letter to Orlen advising that the Company was seriously considering the May 22 Letter, that the Company was in the process of engaging advisors and that the Company would provide a response soon.

        On June 2, 2015, Wieslaw Prugar sent by email a letter to David Pierce encouraging the Company to act on the May 22 Letter quickly and stating that Orlen expected a formal response by close of business on Friday, June 5, 2015.

        On June 4, 2015, David Pierce sent by email a letter, referred to as the "June 4 Letter," to Mr. Prugar reiterating that the Board was giving Orlen's May 22 Letter serious consideration and informing Orlen that the Company had engaged Evercore to act as its financial advisor in connection with the Company's evaluation of a potential alternatives, including a potential transaction with Orlen. The June 4 Letter noted that the Company believed the price contemplated by the May 22 Letter did not fully reflect the value of the Company's business and assets and that the Company was populating a virtual data room in order to provide additional detailed information regarding the Company's business and assets to facilitate understanding of the Company's value.

        On June 5, 2015, BMO and Evercore discussed due diligence items requested to date and next steps in the process, including population of a virtual data room and management presentations. Over the next few weeks, BMO and Evercore had several calls to discuss due diligence, timing and process matters.

        During June 2015, Evercore and Company management discussed potential buyers, and, at the Company's direction, Evercore began contacting potential buyers, consisting of both strategic and financial candidates. During June and July 2015, Evercore contacted 23 potential buyers (including Orlen and Party A) that Evercore believed would be interested in onshore European gas assets, consisting of 19 strategic prospects and four private equity prospects, and responded to preliminary questions from many of them. Of the 23 potential buyers, nine (including Orlen and Party A) executed confidentiality agreements and received confidential information and access to an online data room, which management populated to facilitate the potential buyers' due diligence efforts. During this time, representatives of Evercore maintained contacts with all prospects, responding to all their due diligence questions and addressing valuation considerations. Evercore's representatives reviewed the status of its outreach to and discussions with the prospects with Company management and members of the Board periodically throughout June, July and August 2015. On several occasions during this period, the independent members of the Board telephonically discussed the status of the process as reviewed by Evercore.

        On June 18, 2015, BMO provided the Company with a detailed due diligence request list. On June 22, 2015, Orlen and its representatives were granted access to the Company's virtual data room. Orlen and its advisors, including BMO, Greenberg and Ernst & Young, Orlen's accounting and tax advisors, conducted extensive business, financial, legal and accounting due diligence and held multiple due diligence discussions with Company management and Evercore through telephone conversations and meetings over the succeeding weeks.

        During June and July 2015, Evercore hosted seven interested parties (including Orlen) in physical data rooms in Houston and London. Physical data room visits were spread over two days for each interested party and consisted of a technical presentation and access to additional technical data not previously provided in the online data room, including a seismic data workstation.

        On July 8 and 9, 2015, Evercore hosted representatives of Orlen and BMO at Evercore's offices in London for a physical data room visit. At the data room visit, Evercore made a detailed technical presentation on, and answered Orlen's questions regarding, the Company's assets.

        An environmental consulting firm retained by Orlen conducted field visits to the Company's Nevada properties on July 16, 2015 and to the Company's Montana properties on July 21 and 22, 2015.

        On July 17, 2015, Poland's energy regulator published new gas tariffs, which further reduced the sales price of the Company natural gas by 5.6%.

        On July 29, 2015, Evercore distributed a bid process letter to the nine parties that had signed confidentiality agreements (including Orlen), which invited potential bidders to submit binding proposals by August 27, 2015. The bid process letter indicated that the Company was seeking binding proposals for an acquisition of the entire Company, but that the Company might consider such proposals to acquire substantially all of the Company's assets, in which case all of the potential implications to the Company and its shareholders of such a transaction structure would be important factors in evaluating offers. The bid process letter also indicated the Company had a preference for cash consideration but would consider offers to acquire the Company in a corporate transaction involving equity consideration, in which case both the value and the liquidity of the equity consideration would be important factors in evaluating offers.

        On August 6, 2015, in connection with the Company's earnings release and the filing of its Form 10-Q for the quarter ended June 30, 2015, the Company issued a press release announcing that the Company had commenced a process to explore a possible sale of the Company or other strategic transaction and that it had engaged Evercore as its financial advisor to assist with that process. Later that day, BMO and Evercore discussed matters related to the Company's announcement, the timing of providing Orlen with a draft merger agreement and the August 27, 2015 bid date.

        On August 7, 2015, the Board held a telephonic meeting at which representatives of Evercore updated the Board on the progress of the discussions with potential buyers. Also at this meeting, representatives of Bracewell summarized for the Board the terms of a proposed form of merger agreement that it had prepared and responded to questions from the Board. The proposed form of merger agreement provided (i) for a customary two-step, all-cash transaction consisting of a tender offer followed by a merger; (ii) that, if on any scheduled expiration date of the tender offer any of the tender offer certain conditions were not satisfied, the buyer would be required to extend the tender offer until such conditions were either satisfied or waived, provided that the buyer would not be required to extend the tender offer beyond a specified end date; (iii) that the tender offer would be subject to customary conditions, including at least a majority of the outstanding shares of common stock of the Company having been validly tendered and not withdrawn in the tender offer and required regulatory approvals having been obtained; (iv) for the treatment of outstanding Company equity awards consistent with the Company's equity award plans; (v) a customary definition of "material adverse effect" as used to qualify certain representations and warranties of the Company contained in the merger agreement; (vi) customary operating covenants between signing and closing; (vii) that the parties would use their reasonable best efforts to obtain all necessary regulatory approvals; (viii) customary provisions for the provision of continued benefits to Company employees; (ix) customary "deal protection" provisions that would permit the Company to engage in discussions and negotiations with a third party that makes an unsolicited proposal to acquire the Company, together with an ability of the Board under certain circumstances to withdraw its recommendation of the transactions contemplated by the merger agreement in connection with, or terminate the merger agreement to enter into an agreement for, a superior proposal, subject to customary conditions; and (x) a customary termination fee, payable by the Company to the buyer under certain customary circumstances, including if the Company terminated the merger agreement to enter into an agreement for a superior proposal.

        Following the August 7, 2015 Board meeting, the form of the merger agreement reviewed with the Board was posted to the Company's online data room.

        On August 25, 2015, a representative of another interested party that had signed a confidentiality agreement and received confidential information, referred to as "Party B," called Evercore to advise that Party B would be submitting an offer on or before September 1, 2015.

        On August 26, 2015, the Board held a special telephonic meeting in which Evercore, Bracewell and Kruse Landa participated. Representatives of Evercore updated the Board on the bid solicitation process. Evercore then made a presentation to the Board in which it summarized its preliminary valuation analyses of the Company, which included indicative valuations based on a net asset value methodology, a peer group trading analysis and an analysis of precedent mergers and acquisitions. The Evercore representatives discussed the utility of each methodology and answered questions from the Board with respect to various assumptions underlying the indicative valuations.

        On August 26, 2015, Party A informed Evercore that it would not submit a bid by the August 27, 2015 bid deadline.

        On August 27, 2015, another interested party that had signed a confidentiality agreement and received confidential information, referred to as "Party C," submitted a non-binding expression of interest in acquiring the Company's Polish business for an indicative value, subject to further diligence, of $125.5 million. The letter indicated that this represented a value of $1.00 per share, after factoring in the redemption price of the shares of the preferred stock and borrowings under the Company's credit facility. The letter stated that the potential transaction had not been presented to the board of directors of Party C and that Party C had no interest in the Company's U.S. business and preferred that any acquisition not be encumbered by the U.S. business.

        On August 27, 2015, BMO notified Evercore that Orlen remained highly interested in the acquisition of the Company, but that it would not be able to submit a final, binding offer by the deadline specified in the bid process letter due to its inability to convene a board meeting prior to that date. BMO advised that the next meeting of PKN ORLEN's board was scheduled for September 23, 2015, and that Orlen expected to be in a position submit a bid shortly thereafter. On August 28, 2015, Orlen delivered to Evercore a letter memorializing the message that BMO had communicated to Evercore on the previous day.

        On August 28, 2015, the Board held a telephonic meeting to review the strategic transaction process. Representatives of Evercore, Bracewell and Kruse Landa were in attendance. Evercore reviewed with the Board Party C's expression of interest. Evercore also updated the Board regarding the expected timing of bids from Orlen and Party B and informed the Board that it did not expect a bid from Party A. Evercore informed the Board that it expected that Party B's bid would include consideration in the form of Party B's common stock and presented to the Board an overview of

Party B's operations, financial performance and strategy. The Board determined to convene another meeting after receipt of Party B's anticipated bid.

        On August 31, 2015, Party B submitted a non-binding proposal to purchase the Company's subsidiary FX Energy Netherlands BV, through which the Company holds its interest in FX Poland, for $120 million, with 50% of the consideration to be paid in cash and 50% to be paid in shares of Party B's common stock, to be valued at the volume-weighted average price for the five trading days immediately preceding signing of a definitive agreement. Under the terms of the proposal, the cash portion of the purchase price would be funded with existing capacity under Party B's credit facility. Party B's proposal was explicitly based on a number of assumptions and subject to a number of conditions, including completion of additional due diligence. The proposal also contemplated a two-week exclusivity period.

        On September 1, 2015, BMO and Evercore held a telephonic conference in which the timing of Orlen's expected bid was further discussed.

        On September 3, 2015, a representative from Party A notified the Company that Party A had determined not to submit an offer to acquire the Company and advised that Party A remained interested in entering into a commercial gas purchase arrangement.

        On September 4, 2015, the Board held a telephonic meeting to review the strategic transaction process. Representatives of Evercore, Bracewell and Kruse Landa were in attendance. Evercore reviewed with the Board Party B's expression of interest and discussed Party B's desire to perform additional due diligence. Evercore also informed the Board that Party C had requested additional time to complete its due diligence. Evercore recommended to the Board that the Company propose a new bid date in order to give Party B and Party C additional time to complete their diligence, gain a better understanding of the Company and transaction structuring and prepare revised and binding offers, as well as to give Orlen the opportunity to submit a bid following its September 23, 2015 Board meeting. After discussions with management and the Company's advisors, the Board determined to target a second-round bid deadline for Orlen, Party B and Party C on or around September 24, 2015.

        Following the September 4, 2015 Board meeting, Evercore communicated to Orlen, Party B and Party C the new bid deadline of September 24, 2015 and continued discussions with each of the parties in an effort to obtain binding proposals.

        On September 14 and 15, 2015, representatives from Party C visited the Company's office in Warsaw and the Company's Polish field office to continue Party C's due diligence.

        On September 17 and 18, 2015, representatives from Party B visited the Company's office in Warsaw and the Company's Polish field office to continue Party B's due diligence.

        On September 24, 2015, Party C informed Evercore that it was not in a position to submit a revised offer based primarily on valuation concerns. Party C indicated that it was still interested in acquiring the Company, but at a price near the then current market price of approximately $0.90 per share.

        On September 24, 2015, the Company received a highly conditioned but binding proposal from Orlen, referred to as the "September 24 Proposal," for the acquisition of all of the common stock of the Company for consideration of $1.10 per share. Orlen stated in its bid letter that it expected to pay the entire purchase price in cash and that the transaction was not conditioned on obtaining financing. Orlen also delivered a responsive revised draft of the proposed merger agreement.

        On September 28, 2015, Party B submitted a revised non-binding proposal contemplating that Party B would purchase all of the issued and outstanding shares of common stock for $0.93 per share, payable entirely in Party B's common stock, to be valued at the volume-weighted average price for the five trading days immediately preceding signing of a definitive agreement. Party B's revised proposal was explicitly based on a number of assumptions and subject to a number of conditions, including completion of additional due diligence. The proposal also contemplated a two-week exclusivity period.

        On September 30, 2015, the Board held a telephonic meeting, in which representatives of Evercore, Bracewell and Kruse Landa participated. Bracewell reminded the Board of its fiduciary duties under the circumstances and reviewed with the Board other matters relevant to its consideration of any proposed transaction. Evercore reviewed with the Board the revised proposal from Party B and Orlen's September 24 Proposal and informed the Board of its September 24, 2015 conversation with Party C. Bracewell then summarized for the Board Orlen's revised draft of the merger agreement. Following discussion with the Company's legal and financial advisors of Party B's revised proposal and Orlen's September 24 Proposal, the Board determined that the terms and conditions of Party B's revised proposal, including the proposed price of $0.93 per share payable in shares of Party B's common stock, were not compelling when compared to Orlen's September 24 Proposal. The Board also noted that the Party B's revised proposal was non-binding and subject to numerous conditions and had not been accompanied by a mark-up of the proposed form of merger agreement. Based on this discussion and determination, the Board instructed Evercore to approach Orlen to seek to negotiate an improvement in the bid price.

        Following the September 30, 2015 Board meeting, Evercore advised BMO that Orlen's September 24 Proposal and the accompanying mark-up of the proposed merger agreement represented a basis for moving forward with negotiations if Orlen would increase its offer price. Evercore also contacted Party B to determine its continuing interest and was informed by Party B that it would not increase its bid.

        Following further discussions with Evercore, on October 2, 2015, Orlen submitted a revised offer increasing its price to $1.15 per share, subject to receipt of internal approvals. The revised offer also requested that the Company grant Orlen exclusivity until October 9, 2015.

        On October 3, 2015, following a review by the Company and its representatives of Orlen's revised proposal, Evercore advised BMO that the Company was prepared to move forward with Orlen's revised proposal, and it was agreed that the parties and their representatives would meet at the Houston offices of Bracewell on October 5, 2015 to negotiate the merger agreement. Also on that day, Evercore sent to Orlen's representatives a revised draft of the proposed merger agreement prepared by Bracewell responding to the comments provided with Orlen's September 24 Proposal.

        From October 5 to October 7, 2015, representatives of Greenberg and BMO met with Company management and representatives of Bracewell, Kruse Landa and Evercore at Bracewell's offices in Houston to negotiate the terms of the proposed merger agreement, with representatives of Orlen's management joining discussions on October 6, 2015. The parties continued to discuss and negotiate the proposed merger agreement and exchanged further drafts of the merger agreement until the parties reached agreement on a proposed final version of the agreement on October 13, 2015 CET (October 12, 2015 MST).

        After the close of U.S. markets on October 12, 2015, the Board met telephonically to review and discuss the terms of the proposed transaction with Orlen. Representatives of Evercore, Bracewell and Kruse Landa were in attendance. Representatives of Bracewell reviewed with the Board the terms of the proposed merger agreement, which was provided to the Board in advance of the call, and responded to questions from the Board. Representatives of Evercore then reviewed and discussed its financial analyses with respect to the Company and the proposed transaction, which are described below under "—Opinion of the Company's Financial Advisor," and responded to questions from the Board. Thereafter, at the request of the Board, Evercore rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Evercore's written opinion dated as of the same date) to the effect that, as of October 12, 2015, and based upon and subject to assumptions made, matters considered and limitations on the scope of review undertaken by Evercore as set forth in its opinion, the consideration of $1.15 in cash for each share in the transaction was fair, from a financial point of view, to the Company's shareholders (other than Orlen, Merger Sub and their respective affiliates). The Board then engaged in additional deliberations concerning the proposed transaction before making its determination. After these deliberations and consideration of the factors described below under "—Reasons for the Merger and Recommendation of the Board of Directors," the Board unanimously (i) determined that the merger agreement, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby (including the tender offer and the merger), are fair to, advisable to and in the best interests of the Company and the holders of the Company's common stock, (ii) approved the merger agreement, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby (including the tender offer and the merger), and (iii) resolved to recommend to the holders of the Company's common stock that they (a) accept the tender offer and tender their shares to Merger Sub pursuant to the tender offer, and (b) if approval of the Company's shareholders is required by Nevada law to consummate the merger, grant such approval at a meeting of the Company's shareholders to be called to consider approval of the merger agreement.

        Shortly after the board meeting, the Company, Orlen and Merger Sub executed the merger agreement on October 13, 2015 CET (October 12, 2015 MST).

        On the morning of October 13, 2015, prior to commencement of trading on NASDAQ, the Company issued a press release announcing the transaction and its execution of the merger agreement. The Company subsequently filed with the SEC a Current Report on Form 8-K including a copy of the merger agreement as an exhibit.

Reasons for the Merger and Recommendation of the Board of Directors

        At a meeting held on October 12, 2015, after due consideration of the facts and circumstances and for the reasons described in more detail below, the Board unanimously (i) determined that the merger agreement, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby (including the tender offer and the merger) are fair to, advisable to and in the best interests of FX Energy and holders of shares of our common stock, (ii) approved the merger agreement, the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby (including the tender offer and the merger), and (iii) resolved to recommend to the holders of shares of our common stock that they (a) accept the tender offer and tender their shares to Merger Sub pursuant to the tender offer and (b) approve the merger agreement. Accordingly, the Board unanimously recommends that our shareholders vote "FOR" the proposal to approve the merger agreement at the special meeting.

        In the course of determining that the merger agreement and the transactions contemplated by the merger agreement, including the tender offer and the merger, are fair to, advisable to and in the best interests of the Company and holders of shares of our common stock and making the recommendation described above under "—Reasons for the Merger and Recommendation of the Board of Directors", the Board considered, in addition to the matters described above under "—Background of the Merger," the following factors, each of which the Board believes supports its decision:

  •
  The value of the merger consideration to be received by holders of our common stock in the tender offer and the merger;

  •
  The current and historical market prices of our common stock, including the market prices of the our common stock in relation to those of other participants in the industry in which the company participates and general market indices;

  •
  That the consideration of $1.15 per share of our common stock represented a premium of approximately 22% over the average closing price for our common stock for the 60 trading-day period ended on October 12, 2015 (the last trading date before the announcement of the merger agreement and the date on which the Board approved the merger agreement);

  •
  That the consideration to be received by holders of shares of our common stock in the tender offer and the merger is all cash, allowing shareholders to receive certain value for their shares of our common stock promptly;

  •
  The absence of a financing condition to Orlen's obligation to pay for shares of our common stock tendered pursuant to the tender offer or to consummate the merger;

  •
  The challenges faced by the Company in the current environment and the corresponding risks inherent in continuing to execute the Company's business plan as an independent company, including, among others:

  •
  That the Company's existing capital structure likely would require that future cash flow be used principally to repay indebtedness outstanding under the Company's credit facility, as well as to pay dividends on the shares of our preferred stock;

  •
  Recent declines in production volumes and prices for both oil and gas and resulting declines in revenues from oil and gas sales, as well as oilfield service revenues, resulting from the current commodity price environment, the continuing strength of the U.S. dollar relative to the Polish zloty and changes in gas tariffs in Poland;

  •
  Uncertainty regarding future commodity prices and U.S. dollar/Polish zloty exchange rates;

  •
  That the Company's business plan would require significant capital expenditures for drilling costs and production facilities to develop and grow production from the Company's Fences concession and explore its Edge concession;

  •
  The adverse effects of the current commodity price environment on the availability of debt financing for oil and gas exploration and productions companies;

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  The potentially dilutive effects on the Company's existing shareholders of the issuance of additional equity, particularly given the depressed trading prices of the shares of our common stock and equity of companies engaged in the exploration and production business generally;

  •
  The uncertainty that additional debt or equity financing, if available and pursued by the Company, would translate to increased shareholder value, particularly in the absence of a substantial gas discovery, the prospects of which are highly uncertain; and

  •
  The limited number of potential strategic partners to fund or jointly explore or develop the Company's assets in Poland, as evidenced by the lack of success in pursuing a farmout on the Company's Edge concession or other joint exploration or development transaction;

  •
  The Board's comparison of the consideration to be received by holders of shares of our common stock in the tender offer and the merger to any potential shareholder value that might result from other alternatives available to the Company, including remaining an independent public company and either (i) pursuing the Company's business plan and the impact of that pursuit on the Company's ability to achieve or sustain market prices for the shares of our common stock comparable to that represented by the consideration to be received by holders of shares of our common stock in the tender offer and the merger, (ii) farming out selected Company drilling opportunities or (iii) disposing of a portion of the Company's business;

  •
  That the Company's legal and financial advisors were involved throughout the solicitation process and the deliberation and negotiation process and that such advisors provided regular updates to the Board directly, which provided the Board with additional perspectives on the solicitation process and the negotiations;

  •
  The Board's belief, based on the thorough process it conducted to identify potential buyers, its familiarity with and understanding of the Company's business, financial condition, results of operations and prospects and the industry in which the Company operates, the advice of its financial advisor and the unique position of Orlen as a strategic buyer, that it was unlikely that any other strategic or financial buyer would be willing and able to acquire the Company or its Polish business at a price that exceeds the consideration to be received by holders of shares of our common stock in the tender offer and the merger, and therefore that such consideration represented the highest consideration that could reasonably be obtained from a potential business combination transaction;

  •
  That the Board was able to increase the consideration to be received by holders of shares of our common stock in the tender offer and merger to $1.15 per share from the $1.10 per share proposed in Orlen's September 24 Proposal, as described above under "—Background of the Merger";

  •
  The financial analyses of Evercore presented to the Board at its meetings on August 26, 2015 and October 12, 2015, and the oral opinion of Evercore delivered to the Board on October 12, 2015, which was subsequently confirmed by delivery of a written opinion dated the same date, to the effect that, as of October 12, 2015, and based upon and subject to assumptions made, matters considered and limitations on the scope of review undertaken by Evercore as set forth in its opinion, the consideration of $1.15 in cash for each share in the transaction was fair, from a financial point of view, to holders of shares of our common stock (other than Orlen, Merger Sub and their respective affiliates);

  •
  The terms and conditions of the merger agreement, including:

  •
  That the merger agreement affords the Board flexibility to consider, evaluate and accept superior proposals prior to the consummation of the tender offer, as more fully described under "The Merger Agreement (Proposal 1)—Board Recommendation; Non-Solicitation";

  •
  The Board's belief that the termination fee of $4 million payable to Orlen in certain circumstances was reasonable in the context of the proposed transaction, based in part on the views of the Company's advisors that the amount of the termination fee was within the customary range for transactions of a comparable size;

  •
  The parties' representations, warranties and covenants; and

  •
  The conditions to the consummation of the tender offer and the merger;

  •
  The Board's evaluation of the likelihood of consummation of the proposed transaction and of the likely time period necessary to close the transaction; and

  •
  That the Board was fully informed of the extent to which interests of management in the transaction differed from those of other shareholders.

        In the course of reaching the determinations and decisions and making the recommendations described above, the Board considered the following risks and potentially negative factors relating to the merger agreement, the tender offer and the merger:

  •
  That prices for oil and other hydrocarbon commodities are at their lowest prices in years and continue to experience downward pressure, which in turn has led to the lowest trading prices of the shares of our common stock experienced over the last several years;

  •
  That holders of shares of our common stock will have no ongoing equity interest in the Company and will not be able to participate directly in any future earnings or growth in the Company, recognizing, among other things, that at some future point commodity prices are projected to rise;

  •
  That the merger agreement restricts the conduct of the Company's business prior to the completion of the transaction, which may delay or prevent the Company from pursuing business opportunities that may arise pending completion of the transaction;

  •
  The risks and costs to the Company if the transaction does not close, including the diversion of management and employee attention, the impact on employee morale, potential employee attrition and the potential effect on business and customer relationships, as well as the possibility that failure to close the transaction could negatively impact the trading price of the shares of our common stock;

  •
  That the receipt of cash in exchange for shares of our common stock pursuant to the tender offer and the merger will be a taxable transaction to holders of shares of our common stock for U.S. federal income tax purposes;

  •
  That under Nevada law, holders of shares of our common stock will not be entitled to dissenter's rights in connection with the tender offer and the merger;

  •
  The fact that Evercore's fees were completely contingent on delivery of a fairness opinion and successful closing of a transaction might be viewed negatively by some;

  •
  That Orlen's obligation to consummate the tender offer and the merger is subject to some conditions that are outside of the Company's control;

  •
  The merger agreement's limitations on the Company's ability to solicit other offers, and the conditions it places on the Company's ability to negotiate, encourage or discuss alternative proposals with third parties, to change the Board's recommendation that holders of shares of our common stock tender their shares of our common stock in the tender offer and, if necessary, vote to approve the merger agreement, and to terminate the merger agreement in order to enter into a definitive agreement to consummate a superior proposal;

  •
  That the Company is generally required to give notice of any third party acquisition proposal to Orlen orally within 24 hours after its receipt, and provide Orlen with 5 business days' notice and negotiate in good faith with Orlen before the Board changes its recommendation or the Company terminates the merger agreement to accept a superior proposal;

  •
  The possibility that, under certain circumstances, the Company will be obligated to pay Orlen the $4 million termination fee; and

  •
  That the Company has incurred and will continue to incur significant transaction costs and expenses in connection with the transaction, regardless of whether the transaction is completed.

        The Board's considered all of these factors as a whole and, on balance, concluded that they supported a determination to approve the merger agreement, including the tender offer and the merger. The foregoing discussion of the information and factors considered by the Board includes the material factors considered, but is not exhaustive. In view of the wide variety of factors considered by the Board in connection with its evaluation of the transactions contemplated by the merger agreement and the complexity of these matters, the Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above and any other factors, individual members of the Board may have viewed factors differently or given different weight or merit to different factors. The Board made its approvals and recommendations based on the totality of the information presented to and considered by it.

        In considering the recommendation of the Board to vote for the approval of the merger agreement, you should be aware that the Company's executive officers and directors may have certain interests in the proposed transaction that may be different from, or in addition to, the interests of holders of shares of our common stock generally. As described above, the Board was aware of these interests and considered them when approving the merger agreement and recommending that the shareholders vote to approve the merger agreement. See "—Interests of Directors and Executive Officers of FX Energy in the Merger" and "—Merger-Related Compensation."

        The Board unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

Opinion of the Company's Financial Advisor

        On October 12, 2015, Evercore delivered its oral opinion to the Board, which opinion was subsequently confirmed by delivery of a written opinion dated October 12, 2015, to the effect that, as of such date and based upon and subject to assumptions made, matters considered and limitations on the scope of review undertaken by Evercore as set forth in its opinion, the offer price and merger consideration of $1.15 in cash for each share of common stock of the Company in the transaction was fair, from a financial point of view, to holders of shares of our common stock (other than Orlen, Merger Sub and their respective affiliates).

        The full text of the written opinion of Evercore, dated October 12, 2015, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached hereto as Annex A. You are urged to read Evercore's opinion carefully and in its entirety. Evercore's opinion was addressed to, and provided for the information and benefit of, the Board (in its capacity as such), in connection with their evaluation of the transaction and addresses only the fairness, from a financial point of view, of the merger consideration to the holders of the outstanding shares of common stock of the Company (other than Orlen, Merger Sub and their respective affiliates). The opinion does not address any other aspect of the transaction and does not constitute a recommendation to the Board or to any other persons in respect of the transaction, including as to how any shareholder should vote or act in respect of the merger. Evercore's opinion does not address the relative merits of the transaction as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the transaction. The summary of the Evercore opinion set forth herein is qualified in its entirety by reference to the full text of the opinion included as Annex A.

        In connection with rendering its opinion, Evercore, among other things:

  1.
  reviewed certain publicly available business and financial information relating to the Company that Evercore deemed to be relevant, including publicly available research analysts' estimates;

  2.
  reviewed certain projected financial, operating and reserve data relating to the Company prepared and furnished to Evercore by management of the Company;

  3.
  reviewed a report regarding the Company's proved and non-proved reserves prepared by RPS Group, plc;

  4.
  discussed past and current operations and financial projections of the Company with management of the Company (including management's views on the risks and uncertainties of achieving such projections);

  5.
  compared the financial performance of the Company with equity market trading multiples of certain publicly traded companies that Evercore deemed relevant;

  6.
  compared the financial performance of the Company and the valuation multiples implied by the transaction with those of certain other transactions that Evercore deemed relevant;

  7.
  reviewed certain historical transactions that Evercore deemed relevant;

  8.
  reviewed an execution version of the merger agreement dated as of October 12, 2015; and

  9.
  performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

        For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumed no liability therefor. With respect to the projected financial and operating data and reserve data relating to the Company, Evercore assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgment of the management of the Company as to the subject matter of such projected financial and operating data and reserve data under the assumptions reflected therein. Evercore expressed no view as to any projected financial and operating data or reserve data or any judgments, estimates or assumptions on which any of the foregoing are based including, without limitation, judgments, estimates or assumptions with respect to current or future market prices for crude oil and natural gas.

        For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the transaction would be satisfied without material waiver or modification thereof. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the transaction would be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the transaction or materially reduce the benefits to holders of shares of our common stock of the transaction.

        Evercore did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore's opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of Evercore's opinion. It should be understood that subsequent developments may affect Evercore's opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

        Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness, from a financial point of view, to the Company's shareholders, of the merger consideration. Evercore did not express any view on, and its opinion did not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, the creditors or other constituencies of the Company nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore assumed that any modification to the structure of the transaction will not vary in any respect material to its analysis. Evercore's opinion does not address the relative merits of the transaction as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the transaction. Evercore's opinion does not constitute a recommendation to the Board or to any other persons in respect of the transaction, including as to how any shareholder should vote or act in respect of the transaction. Evercore expressed no opinion as to the price at which shares of the Company will trade at any time. Evercore's opinion noted that Evercore is not a legal, regulatory, accounting or tax expert and that Evercore assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

        Except as described above, the Board imposed no other restrictions or limitations on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. Evercore's opinion was only one of many factors considered by the Board in its evaluation of the transaction and should not be viewed as determinative of the views of the Board with respect to the transaction or the merger consideration.

        Set forth below is a summary of the material financial analyses reviewed by Evercore on October 12, 2015, in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before October 12, 2015, and is not necessarily indicative of current market conditions.

  Net Asset Valuation Analysis

        Evercore performed an indicative net asset valuation analysis of the Company to derive an implied per share value range for the shares of common stock of the Company as of October 12, 2015, based on the implied present value of the future cash flows expected to be generated from the reserves attributable to the Company's Polish assets and projected general and administrative expenses, as derived by Evercore by applying assumptions that Evercore believed reasonable based on its knowledge of the Company to the December 31, 2014 Reserve Report and projected financial information as provided by the Company's management.

        With respect to expected future cash flows under this analysis, Evercore calculated the implied per share value range for the shares by utilizing a range of discount rates, selected by Evercore based on their experience in similar types of transactions, of 12.0% to 17.0% for proved reserves, 17.0% to 22.0% for probable reserves, 22.0% to 27.0% for possible reserves and estimated reserves attributable to the Miloslaw-4K well, and 17.0% to 22.0% for general and administrative expenses. Evercore utilized commodity pricing provided by Company management based on published government tariffs effective September 1, 2015, and a Polish zloty to United States dollar exchange rate of 3.77x. At the recommendation of Company management, Evercore attributed $500,000 of enterprise value to the Company's United States assets.

        The net asset valuation analysis indicated a value of $0.75 to $1.16 per share.

  Peer Group Trading Analysis

        In order to assess how the public market values common stock of similar international publicly traded exploration and production companies, Evercore reviewed and compared specific financial and operating data relating to Company to that of a group of selected companies that Evercore deemed to have certain characteristics that are similar to those of the Company. Evercore noted, however, that none of the selected international publicly traded exploration and production companies is identical or directly comparable to the Company.

        As part of its analysis, Evercore calculated and analyzed for the peer group companies (i) the ratios of enterprise value to estimated 2016 and 2017 earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses, or "EBITDAX," (ii) the ratios of enterprise value to reserves, and (iii) the ratios of enterprise value to estimated 2016 and 2017 production. Evercore calculated all multiples based on closing share prices as of October 8, 2015, for each respective peer group company.

        The international publicly traded exploration and production companies that Evercore deemed to have certain characteristics similar to those of the Company were the following:

  •
  Vermilion Energy Inc.

  •
  Bankers Petroleum Ltd.

  •
  PetroCeltic International plc

  •
  Isramco, Inc.

  •
  IGas Energy plc

  •
  TransGlobe Energy Corporation

  •
  JKX Oil & Gas plc

        The financial and operating data for the peer group companies were based on publicly available filings and financial projections provided by Wall Street equity research. The Company's projected financial metrics for 2016 and 2017 and related financial forecasts were provided by Company management. Based on the resulting range of multiples and due to certain other considerations related to the specific characteristics (primarily the characteristics of their reserves) of the peer group companies, Evercore deemed a range of (i) 6.0x to 8.0x for estimated 2016 EBITDAX, (ii) 5.0x to 8.5x for estimated 2017 EBITDAX, (iii) $2.50/Mcfe to $4.50/Mcfe for proved reserves, (iv) $1.50/Mcfe to $3.00/Mcfe for proved and probable reserves, (v) $2,000/Mcfed to $10,000/Mcfed for estimated 2016 production, and (vi) $2,500/Mcfed to $9,000/Mcfed for estimated 2017 production, to be relevant.

        Evercore then applied the range of selected multiples to the corresponding financial data of the Company as adjusted consistent with the methodology described above in the summary of Evercore's net asset valuation analysis. This analysis indicated a value range of $0.13 to $1.48 per share.

  Precedent M&A Transaction Analysis

        Evercore reviewed and compared implied data for selected transactions occurring since 2010 involving target companies with international onshore gas-weighted reserves that Evercore deemed to have certain characteristics similar to those of the Company, although Evercore noted that none of the selected transactions or the selected companies that participated in the selected transactions were directly comparable to the proposed transaction. Multiples for the selected transactions were based on publicly available information.

        Evercore reviewed the historical multiples to enterprise value paid in the selected transactions and derived a range of relevant implied multiples of (i) $2.50/Mcfe to $3.50/Mcfe for proved reserves, (ii) $1.50/Mcfe to $3.00/Mcfe for proved and probable reserves, and (iii) $8,000/Mcfed to $13,000/Mcfed for current production. Evercore then applied this range of selected multiples to the corresponding data for the Company as adjusted consistent with the methodology described above in the summary of Evercore's net asset valuation analysis. This analysis indicated a value range of $0.48 to $1.56 per share.

  Premiums Paid Analysis

        Evercore reviewed the premiums offered or paid in 39 public oil and gas transactions greater than $50 million and less than $150 million since 2010 relative to the target share prices one-day, one-week and four-weeks prior to announcement, and applied the mean and the median of the relevant range of premiums to the relevant closing prices of the shares of common stock of the Company, which indicated an implied value range of $1.16 to $1.56 per share.

  General

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the transaction by the Board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore's opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, Evercore may have considered various assumptions more or less probable than other assumptions, so that the range of valuations resulting from any particular analysis described above should therefore not be taken to be Evercore's view of the value of the Company. No company used in the above analyses as a comparison is directly comparable to the Company, and no precedent transaction used is directly comparable to the proposed transaction. Further, Evercore's analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies or transactions used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company.

        Evercore prepared these analyses for the purpose of providing an opinion to the Board as to the fairness, from a financial point of view, to holders of shares of our common stock (other than Orlen, Merger Sub and their affiliates) of the merger consideration in the transaction. These analyses do not purport to be appraisals or necessarily to reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore's analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates. The merger consideration to be received by the holders of shares of our common stock in the transaction was determined through arm's length negotiations between the Company and Orlen and was approved by the Board. Evercore did not recommend any specific consideration to the Board or that any given consideration constituted the only appropriate consideration.

        The Company has agreed to pay to Evercore an opinion fee of $600,000, which became payable upon delivery of Evercore's opinion to the Board. The Company has also agreed to pay Evercore a success fee for its financial advisory services in connection with the transaction, which is payable at, and contingent upon, consummation of the transaction, in the amount of either (i) $2,500,000 (with any opinion fee not credited against such success fee) if a transaction is consummated with Orlen or Party A, or (ii) $3,500,000 (with any opinion fee credited against such success fee) if a transaction is consummated with a third party. The Company has also agreed to reimburse Evercore for its reasonable out-of-pocket third party expenses incurred in connection with its engagement and has agreed to indemnify Evercore and its members, partners, officers, directors, advisors, representatives, employees, agents, affiliates or controlling persons, if any, against certain liabilities and expenses arising out of or in connection with Evercore's engagement.

        In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company and its affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments. During the past two years, no other material relationship existed between Evercore and its affiliates, on the one hand, and Orlen or the Company, on the other hand, pursuant to which compensation was received by Evercore or its affiliates as a result of such a relationship. Evercore may provide financial or other services to the Company, Orlen or any of their respective affiliates in the future and in connection with any such services Evercore may receive compensation.

        The Board engaged Evercore to act as its financial advisor based on its qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

Projected Financial Information

        The Company does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections. In the normal course of its financial planning, management of the Company prepares models or case sensitivities with respect to future financial and operating data and provides this information to the Board. At the May 14, 2015 meeting of the Board, management of the Company presented to the Board a five-year "failure case" financial model, or the "Failure Case Model," and a five-year "success case" financial model, or the "Success Case Model." A summary of the information set forth in the Failure Case Model and the Success Case Model and the material assumptions underlying these models is set forth below under "—Summary of Failure and Success Case Models."

        In connection with Evercore's rendering of its fairness opinion and performing its related financial analyses, management of the Company provided certain projected financial and operating information to Evercore. This information consisted of:

  •
  the projected financial and operating data set forth in the report with respect to Company's proved, probable and possible reserves in Poland as of January 1, 2015 prepared by RPS Energy, the Company's independent reserve engineers for its Polish reserves, referred to as the "Polish Reserve Report";

  •
  the projected financial and operating data set forth in the report with respect to the Company's proved reserves in the United States as of January 1, 2015 prepared by the Hohn Engineering, PLLC, the Company's independent reserve engineers for its U.S. reserves, referred to as the "U.S. Reserve Report" and, together with the Polish Reserve Report, the "Reserve Reports";

  •
  certain projected information with respect to the Company's U.S. oil reserves derived from the U.S. Reserve Report and adjusted by the Company as described below under "—Summary of Certain Projected Financial Information"; and

  •
  information with respect to projected general and administrative expenses prepared by management of the Company.

        As described under "—Opinion of the Company's Financial Advisor," in rendering its fairness opinion and performing its related financial analyses, Evercore relied upon the information set forth in the Polish Reserve Report and the projected general and administrative expenses prepared by management of the Company. As described under "—Opinion of the Company's Financial Advisor—Net Asset Valuation Analysis," Evercore applied to the information set forth in the Polish Reserve Report certain assumptions and adjustments that Evercore believed reasonable based on its knowledge of the Company. A summary of the projected financial and operating information provided by the Company to Evercore as described above, giving effect to such assumptions and adjustments applied by Evercore, and a description of those assumptions and adjustments are set forth below under "—Summary of Certain Projected Financial Information.

        The projected or modeled financial and operating information set forth below under "—Summary of Failure Case and Success Case Models" and "—Summary of Certain Projected Financial Information" is referred to herein as the "Projected Financial Information."

        Except to the extent it is included in the Reserve Reports, the Company did not provide the Projected Financial Information to Orlen, Merger Sub, other potential bidders, their respective representatives or any other person (other than the Company's representatives and advisors). Further, the Company has made no representation to Orlen or Merger Sub, in the merger agreement or otherwise, or to any other person concerning the Projected Financial Information, except for (i) certain representations and warranties to Orlen and Merger Sub set forth in the merger agreement regarding the Reserve Reports and (ii) customary representations to Evercore set forth in the engagement letter with Evercore regarding the accuracy and completeness of information provided by the Company to Evercore in connection with the services provided by Evercore pursuant to the engagement letter.

        The Company has filed with the SEC, as exhibits 99.01 and 99.02 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, summary reserve reports of its independent reserve engineers relating to the Reserve Reports. The Company also has previously posted copies of the entire Reserve Reports to its website at www.fxenergy.com. The assumptions underlying and other important information relating to the Reserve Reports are set forth in such reports, and holders of shares of our common stock or other interested persons are directed to the copies of the Reserve Reports available on the Company's website for such assumptions and other information. The Reserve Reports were prepared based on information available at the dates of the Reserve Reports and assumptions determined by the Company's independent reserve engineers to be appropriate at that time. Events, developments or changes in circumstances since those dates may have caused such information and assumptions to be no longer valid or appropriate. Further, the Reserve Reports were prepared in accordance with SEC rules, which specify, among other matters, the basis for determining commodity prices and operating and development costs used in the reports, as well as the discount rate used for determining the present value of future net cash flows. The commodity prices and costs used in the Reserve Reports therefore may not reflect actual future prices and costs, and the discount rate used may not be the most appropriate rate based on actual risks associated with the Company's operations or other relevant factors.

        The Projected Financial Information, other than information set forth in the Reserve Reports, was prepared by the Company's management for internal use or, in certain cases, by Evercore in connection with the rendering of its fairness opinion and performing its related financial analyses. The Projected Financial Information was not prepared with a view toward public disclosure (except with respect to information in the Reserve Reports) and, accordingly, was not intended to comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or generally accepted accounting principles, or "GAAP." Neither the Company's independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed any procedures with respect to the Projected Financial Information or expressed any opinion or any form of assurance related thereto. The information set forth below under "—Summary of Failure and Success Case Models" was not provided to or relied upon by Evercore for the reasons stated in that subsection. That information is being included in this proxy statement solely to give holders of shares of our common stock access to these hypothetical models that were presented to the Board. The information set forth below under "—Summary of Certain Projected Financial Information" is being included in this proxy statement solely to give holders of shares of our common stock access to certain projected financial information that was made available to and, in certain cases as described herein, relied upon by Evercore in rendering its fairness opinion and performing its related financial analyses. The Projected Financial Information is not being included in this proxy statement to influence the decision of a holder of shares of our common stock as to how to vote on the merger or for any other purpose.

        The Projected Financial Information, while presented with numerical specificity, necessarily was based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company and its management. These variables and assumptions also were based on information available at the times the Projected Financial Information was prepared. Events, developments or changes in circumstances since those times may have caused such information and assumptions to be no longer valid or appropriate. Further, as described below, the assumptions underlying the Failure Case Model and the Success Case Model were based on the hypothetical cases reflected in those models and not on management's belief that they were reasonable assumptions as to actual future circumstances or events. Because the Projected Financial Information covers several years, by its nature, it becomes subject to greater uncertainty with each successive year. Important factors that may affect actual results and result in the Projected Financial Information not being achieved include, but are not limited to: the future timing and results of drilling individual wells and other exploration and development activities; future variations in well performance as compared to initial test data; the possible impairment of capitalized drilling costs if no recoverable reserves are established; future events that may result in the need for additional capital; the prices at which the Company may be able to sell oil or gas; fluctuations in prevailing prices for oil and gas and in Polish zloty/U.S. dollar exchange rates; the Company's ability to complete the acquisition of targeted new or expanded exploration or development prospects; uncertainties of certain terms or business decisions to be determined in the future relating to the Company's oil and gas interests, including exploitation fees, royalty rates and other matters; future drilling and other exploration schedules and sequences for various wells and other activities; uncertainties regarding future political, economic, regulatory, fiscal, taxation, and other policies in Poland; the cost of additional capital that the Company may require and possible related restrictions on the Company's future operating or financing flexibility; the Company's future ability to attract strategic participants to share the costs of exploration, exploitation, development and acquisition activities; future plans and the financial and technical resources of strategic participants; inherent uncertainties in estimating reserves of natural gas and oil and future net cash flows from reserves; and other risks and uncertainties described in this proxy statement under "Special Note on Forward-Looking Statements" and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

        Accordingly, there can be no assurance that the Projected Financial Information will be realized, and actual results may vary materially from those shown. The inclusion of Projected Financial Information in this Statement should not be regarded as an indication that the Company or any of its affiliates, advisors (including Evercore) or representatives considered or consider the Projected Financial Information to be necessarily predictive of actual future events, and the Projected Financial Information should not be relied upon as such. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the Projected Financial Information, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projected Financial Information to reflect circumstances existing after the date the Projected Financial Information was generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projected Financial Information are shown to be in error. The Company does not intend to make publicly available any update or other revision to the Projected Financial Information, except as otherwise required by law. Neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to holders of shares of our common stock or any other person regarding the ultimate performance of the Company compared to the information contained in the Projected Financial Information or that the Projected Financial Information will be achieved.

        Certain of the Projected Financial Information may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.

        In light of the foregoing factors and the uncertainties inherent in the Projected Financial Information, holders of shares of our common stock are cautioned not to place undue, if any, reliance on the Projected Financial Information.

  Summary of Failure and Success Case Models

        The Failure Case Model and the Success Case Model were prepared as hypothetical models based on the specific assumptions underlying the models. They were not prepared for valuation purposes nor were they intended to reflect management's actual expectations as to the Company's future financial results or position or that, taken together, they represented a range of likely or possible future financial results or positions. Rather, like case sensitivities, they were used to illustrate hypothetically either (i) the impact on the Company of certain combinations of factors or (ii) what combinations of factors would be necessary to produce certain impacts on the Company. The assumptions underlying the Failure Case Model and the Success Model were based on the hypothetical cases reflected in those models and not on management's belief that they were reasonable assumptions as to actual future circumstances or events. The assumptions also were based on information available at the time the models were prepared. Events, developments or changes in circumstances since that time, including changes in governmental tariffs that further reduced the Company's realized natural gas prices and further increases in the value of the U.S. dollar relative to the Polish zloty, may have caused such information and assumptions to be no longer valid or appropriate for such hypothetical cases or otherwise. Recognizing the limited value of these case sensitivities and the potential for them to be misinterpreted, the Failure Case Model and the Success Case Model were not provided to Evercore, and Evercore did not rely on them, in connection with the rendering of its fairness opinion and performing its related financial analyses.

        The Failure Case Model was prepared by management of the Company as a hypothetical model based on the following material assumptions, generally reflecting a continuation of the challenges then faced by the Company as described under "—Background of the Merger" and "—Reasons for the Merger and Recommendation of the Board of Directors":

  •
  Commodity Pricing:  Assumed flat pricing through 2019, including the effects of decreases in Polish natural gas tariffs in February and May 2015.

  •
  Debt:  Assumed refinancing of credit facility as then contemplated effective July 1, 2015 and estimated principal reductions based on an approved new banking case model.

  •
  Reserve and production data:  Based on Reserve Reports, adjusted for unsuccessful Zaniemysl-4 well.

  •
  Drilling:  Assumed drilling of Miloslaw-4k and Zaniemysl-4 well in 2015, with both wells being unsuccessful, and drilling of no additional wells through 2019.

  •
  Overhead:  Assumed general and administrative expenses based on approved operating budgets, unescalated, but with substantial reductions beginning in 2016 reflecting aggressive cost-cutting efforts.

  •
  Tuchola development:  Assumed Tuchola development would not occur because of lack of capital to fund production facilities without a farmout of the Edge concession.

  •
  Exchange rates:  Assumed constant zloty to dollar exchange rate of 3.70.

  •
  Equity sales:  Assumed no new equity issued through 2019.

  •
  Edge farmout:  Assumed efforts to farmout Edge concession would be unsuccessful.

  •
  U.S. Assets:  Assumed all operations in Montana disposed of at year-end 2015 for no consideration.

        The Success Case Model was prepared by management of the Company as a hypothetical model based generally on the same assumptions underlying the Failure Case Model, with the exceptions noted below. Management of the Company believed the Success Case Model assumptions were aggressive and that it would be unlikely that many of these assumptions could be achieved. The following describes the assumptions underlying the Success Case Model that were different from the assumptions underlying the Failure Case Model:

  •
  Debt:  Assumed refinancing of credit facility as then contemplated effective July 1, 2015, subsequent refinancing effective January 1, 2017 and no required principal repayments before January 1, 2020 due to ongoing drilling success at the Fences and Edge, with Tuchola reserves included in borrowing base beginning in 2017, as described below.

  •
  Drilling:  Assumed successful Miloslaw-4k well and drilling of 4.0 gross wells in Poland in each of 2016 and 2017 and 2.0 gross wells in Poland in each of 2018 and 2019, with all of these wells risked at 50%.

  •
  Overhead:  Assumed general and administrative expenses based on approved operating budgets, unescalated, without reductions.

  •
  Tuchola development:  Assumed Tuchola development costs paid with bank debt, as described below.

  •
  New reserves and production:  Assumes new reserves and production from new wells described above and risked as described. Assumed commencement of Tuchola production on January 1, 2018.

  •
  Equity sales:  Assumed sale of (i) 22 million shares in 2015 at $0.90 per share for net proceeds of $18.8 million and (ii) 8 million shares in 2017 at $3.00 per share for net proceeds of $23.5 million.

  •
  Edge financing:  Assumed Tuchola project included in refinanced credit facility beginning January 1, 2017, following successful drilling at Tuchola East.

        The following tables set forth summaries of the Failure Case Model and the Success Case Model.

 Summary of Failure Case Model
($ in millions)

	Projected Fiscal Year Ending December 31,
	2015	2016	2017	2018	2019
Oil and Gas Sales	$25.60	$26.20	$21.80	$17.20	$13.80
Net Income	(5.50)	12.20	9.10	6.30	4.20
Discretionary Cash Flow	11.50	20.80	16.40	12.40	9.30
CAPEX	(17.30)	(2.20)	(3.30)	(0.70)	(0.70)
Exploration Costs	(10.00)	(1.90)	(1.90)	(1.90)	(1.90)
Debt Repayments	(6.00)	(12.00)	(12.00)	(12.00)	(10.00)
Equity Issuance	—	—	—	—	—
Year-End Cash Balance (excluding Dividend Fund)	(2.50)	1.10	(0.40)	(2.70)	(5.50)
Dividends Paid	(1.90)	(1.90)	(1.90)	(1.90)	(1.90)
Year-End Dividend Fund Balance	5.50	3.60	1.80	(0.10)	(1.90)
Year-End Credit Facility Balance (includes project finance proceeds)	46.00	34.00	22.00	10.00	—
Year-End P90 Reserve Value	109.80	97.20	86.70	78.50	71.90
Year-End P50 Reserve Value	150.40	133.20	118.90	107.50	98.50
Year-End P90 Reserve Value per share	2.00	1.77	1.58	1.43	1.31
Year-End P50 Reserve Value per share	2.74	2.43	2.16	1.96	1.79
Year-End P90 NAV (reserves—debt)(1)	63.80	63.20	64.70	68.50	71.90
Year-End P50 NAV (reserves—debt)(1)	104.40	99.20	96.90	97.50	98.50
Year-End P90 NAV per share(1)	1.16	1.15	1.18	1.25	1.31
Year-End P50 NAV per share(1)	1.90	1.81	1.76	1.78	1.79
Year-End P90 NAV (reserves—debt and preferred stock)	43.80	43.20	44.70	48.50	51.90
Year-End P50 NAV (reserves—debt and preferred stock)	84.40	79.20	76.90	77.50	78.50
Year-End P90 NAV per share	0.80	0.77	0.81	0.88	0.95
Year-End P50 NAV per share	1.54	1.44	1.40	1.41	1.43

(1)
The Failure Case Model, as presented to the Board at its May 14, 2015 meeting, did not take into account the outstanding shares of our preferred stock in calculating these Net Asset Value and Net Asset Value per Share amounts. The outstanding shares of our preferred stock will be redeemed following completion of the tender offer for an aggregate redemption price of $20 million, plus accrued and unpaid dividends to the redemption date, which is also the aggregate liquidation preference of the outstanding preferred stock. The following table sets forth revised Net Asset Value and Net Asset Value per Share amounts under the Failure Case Model after taking into account the outstanding preferred stock:

Year-End P90 NAV (reserves—debt and Preferred Shares)	$43.8	$43.2	$44.7	$48.5	$51.9
Year-End P50 NAV (reserves—debt and Preferred Shares)	$84.4	$79.2	$76.9	$77.5	$78.5
Year-End P90 NAV per Share	$0.80	$0.77	$0.81	$0.88	$0.95
Year-End P50 NAV per Share	$1.54	$1.44	$1.40	$1.41	$1.43

 Summary of Success Case Model
($ in millions)

	Projected Fiscal Year Ending December 31,
	2015	2016	2017	2018	2019
Oil and Gas Sales	$25.60	$27.60	$28.30	$46.20	$52.00
Net Income	(5.60)	(7.00)	(8.50)	8.40	11.90
Discretionary Cash Flow	11.50	12.70	12.40	25.50	29.90
CAPEX	(17.30)	(39.00)	(42.70)	(15.40)	(15.80)
Exploration Costs	(10.00)	(12.00)	(12.50)	(6.40)	(6.70)
Debt Repayments	—	—	—	—	—
Equity Issuance	18.80	—	23.50	—	—
Year-End Cash Balance (excluding Dividend Fund)	22.20	5.60	11.00	17.40	29.10
Dividends Paid	(1.90)	(1.90)	(1.90)	(1.90)	(1.90)
Year-End Dividend Fund Balance	5.50	3.60	1.70	(0.10)	(2.00)
Year-End Credit Facility Balance (includes project finance proceeds)	52.00	64.50	80.00	80.00	80.00
Year-End P90 Reserve Value	109.80	125.40	140.80	133.40	123.80
Year-End P50 Reserve Value	150.40	171.90	192.90	182.80	169.60
Year-End P90 Reserve Value per share	1.42	1.63	1.65	1.56	1.45
Year-End P50 Reserve Value per share	1.95	2.23	2.26	2.14	1.98
Year-End P90 NAV (reserves—debt)(1)	57.80	60.90	60.80	53.40	43.80
Year-End P50 NAV (reserves—debt)(1)	98.40	107.40	112.90	102.80	89.60
Year-End P90 NAV per share(1)	0.75	0.79	0.71	0.63	0.51
Year-End P50 NAV per share(1)	1.28	1.39	1.32	1.20	1.05
Year-End P90 NAV (reserves—debt and preferred stock)	37.80	40.90	40.80	33.40	23.80
Year-End P50 NAV (reserves—debt and preferred stock)	78.40	87.40	92.90	82.80	69.60
Year-End P90 NAV per share	0.49	0.53	0.48	0.39	0.28
Year-End P50 NAV per share	1.02	1.14	1.09	0.98	0.82

(1)
The Success Case Model, as presented to the Board at its May 14, 2015 meeting, did not take into account the outstanding shares of our preferred stock in calculating these Net Asset Value and Net Asset Value per Share amounts. The outstanding shares of our preferred stock will be redeemed following completion of the tender offer for an aggregate redemption price of $20 million, plus accrued and unpaid dividends to the redemption date, which is also the aggregate liquidation preference of the outstanding preferred stock. The following table sets forth revised Net Asset Value and Net Asset Value per Share amounts under the Success Case Model after taking into account the outstanding preferred stock:

Year-End P90 NAV (reserves—debt and Preferred Shares)	$37.8	$40.9	$40.8	$33.4	$23.8
Year-End P50 NAV (reserves—debt and Preferred Shares)	$78.4	$87.4	$92.9	$82.8	$69.6
Year-End P90 NAV per Share	$0.49	$0.53	$0.48	$0.39	$0.28
Year-End P50 NAV per Share	$1.02	$1.14	$1.09	$0.98	$0.82

  Summary of Certain Projected Financial Information

        As described under "—Opinion of the Company's Financial Advisor," in rendering its fairness opinion and performing its related financial analyses, Evercore relied upon the information set forth in the Polish Reserve Report and the projected general and administrative expenses prepared by management of the Company. As described under "—Opinion of the Company's Financial Advisor—Net Asset Valuation Analysis," Evercore applied to the information set forth in the Polish Reserve Report certain assumptions and adjustments that Evercore believed reasonable based on its knowledge of the Company. The assumptions and adjustments also were based on information available at the time Evercore performed its financial analyses. Events, developments or changes in circumstances since that time may have caused such assumptions and adjustments to be no longer valid or appropriate. These assumptions and adjustments were as follows:

  •
  Lease operating expenses and capital expenditures were adjusted to account for the change in the Polish zloty to U.S. dollar exchange from the rate of 3.14x used in the Polish Reserve Report, based on exchange rates in effect in 2014, to 3.77x, which represented the then current 60-day average exchange rate.

  •
  Timing of development of the Company's Tuchola well was pushed back by one year due to the lack of capital required to make the final investment decision for this well.

  •
  Forecasted capital expenditures for compressors were revised downward from those reflected in the Polish Reserve Report based on the Company's historical capital expenditures for compressors as provided by management of the Company.

  •
  A forecast of cash flows for the recently completed Miloslaw-4k well was added based on forecasts for wells determined to be comparable (specifically, Lisewo-2k and Winna Gora) and estimated capital expenditures provided by management.

  •
  Realized natural gas prices were adjusted to reflect published government tariffs effective September 1, 2015 and calculated based on (i) the then current 60-day zloty to dollar exchange rate described above and (ii) the contract tariff percentages and calorific value adjustments set forth in the Company's gas sales contracts with the Polish Oil and Gas Company (PGNiG).

  •
  Average realized condensate prices were adjusted to reflect Brent strip pricing as of October 6, 2015.

  •
  The effective date for the proposed transaction was assumed to be January 1, 2016.

        In rendering its fairness opinion and performing its related financial analyses, Evercore did not rely on the information set forth in the U.S. Reserve Report or information derived from the U.S. Reserve Report as adjusted by management of the Company. Instead, as noted under "—Opinion of the Company's Financial Advisor—Net Asset Valuation Analysis," Evercore assumed an enterprise value of $500,000 for the Company's U.S. assets on the recommendation of management of the Company based on preliminary indications of interest received by the Company for the purchase of its U.S. assets.

        The table below sets forth certain projected financial and operating information for the periods presented. The information with respect to the Company's Polish operations is derived from the Polish Reserve Report, giving effect to the adjustments and assumptions applied by Evercore as described above. The information with respect to the Company's U.S. operations is derived from the U.S. Reserve Report, with adjustments made by management of the Company to forecasted oil prices to reflect then current WTI strip pricing. The information regarding general and administrative expenses was prepared by the Company's management. The information in the following table does not include revenues or costs related to the Company's oilfield services segment. Oilfield services revenues and costs were $44,000 and $354,000, respectively, for the nine months ended September 30, 2015, and the

Company does not currently anticipate material oilfield services revenues or costs for the foreseeable future. The information in the table below also does not take into account any effects on the Company's cash flows resulting from prepayments of principal that might be required under its credit facility, such as those contemplated by the Failure Case Model.

	For the Years Ending December 31,			CAGR
	2016E	2017E	2018E	2016 - 2018E
	($ in million, except average realized prices)
Production
Net Natural Gas Production (MMcf)	4,885	5,486	6,593	16.2
Net Condensate Production (MBbls)	—	—	1	NA
Net Oil Production (MBbls)	40	37	35	(6.2)
Total Production (MMcfe)	5,123	5,709	6,807	15.3
Daily Production (Mcfed)	13,997	15,640	18,648	15.4
Average Realized Natural Gas Price	$5.27	$5.27	$5.90
Average Realized Condensate Price	NA	NA	61.91
Average Realized Oil Price	51.90	54.57	56.55
Natural Gas Revenue	$25,766	$28,904	$38,878	22.8
Condensate Revenue	—	—	49	NA
Oil Revenue	2,058	2,028	1,973	(2.1)
Total Revenue	$27,824	$30,932	$40,899	21.2
Less: Lease Operating Expenses	(2,881)	(3,220)	(5,050)
Less: Royalties, Severance/Ad Valorem Taxes	(866)	(955)	(1,159)
Less: General and Administrative Expenses	(8,100)	(8,100)	(8,100)
Operating Income(1)(2)	$15,976	$18,657	$26,591	29.0
Capital Expenditures	$11,844	$10,176	$7,005	(23.1)

(1)
Operating Income, as used here, is not the GAAP measure referred to as operating income or a similar term, but is simply Total Revenues less Lease Operating Expenses, Royalties and Severance/Ad Valorem Taxes and General and Administrative Expenses.

(2)
In rendering its fairness opinion and performing certain of its related financial analyses, Evercore used estimated 2016 EBITDAX and 2017 EBITDAX attributable to the Company's Polish operations of $15.8 million and $16.4 million, respectively, determined based on the Polish Reserve Report and the adjustments and assumptions described above.

The Tender Offer; Change in Control

        Pursuant to the merger agreement, Merger Sub commenced the tender offer on October 27, 2015. The expiration of the tender offer, originally scheduled for 12:01 a.m., Eastern time, on November 25, 2015, was extended in accordance with the merger agreement to 12:01 a.m., Eastern time, on December 5, 2015 and subsequently extended to 12:01 a.m., Eastern Time, on December 8, 2015.

        On December 8, 2015, following the expiration of the tender offer, Merger Sub accepted for payment 37,080,788 shares of our common stock validly tendered in the tender offer (including 1,856,173 shares tendered pursuant to the guaranteed delivery procedures set forth in the offer to purchase relating to the tender offer) at an aggregate purchase price of approximately $42,642,906.20. On December 8, 2015, Merger Sub commenced a subsequent offering period for the tender offer scheduled to expire at 5:00 p.m., Eastern time, on Friday December 18, 2015, unless extended. From

December 8, 2015 to December 18, 2015, Merger Sub accepted for payment an additional              shares of our common stock validly tendered in a subsequent offering period at an aggregate purchase price of approximately $              . Consequently, Merger Sub and its affiliates own an aggregate of              shares of our common stock, or approximately        % of the outstanding shares of our common stock. The source of funds for Merger Sub's purchase of shares of common stock in the tender offer was the same as the expected source of funds to pay the merger consideration as disclosed under "—Source of Funds." The merger agreement provides Orlen certain rights to designate directors of us and one of our subsidiaries after completion of the tender offer and prior to the closing of the merger. See "The Merger Agreement (Proposal 1)—Directors." Orlen has not yet exercised these rights.

Completion and Effectiveness of Merger

        The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval of the merger agreement by the shareholders of the Company. Except for shareholder approval, all other conditions to the merger have, to date, been satisfied. So long as (i) no law or regulation is enacted or deemed applicable to the merger which prevents or makes consummation of the merger unlawful, and (ii) no judgment, injunction, order or decree of a court or other governmental entity is in effect preventing the consummation of the merger, we will consummate the merger as promptly as possible following the special meeting by filing a certificate of merger with the Secretary of State of the State of Nevada.

Delisting and Deregistration of FX Energy Common Stock

        If the merger is completed, our common stock will be delisted from NASDAQ and deregistered under the Exchange Act. After completion of the merger, we will no longer be required to file periodic reports with the SEC.

Source of Funds

        Merger Sub estimates that the total amount of funds required to pay the merger consideration for all of the outstanding shares of Company common stock (other than shares owned by Orlen, Merger Sub or the Company, or by any direct or indirect wholly-owned subsidiary of Orlen, Merger Sub or the Company) and to pay related fees and expenses will be approximately $            . Orlen and Merger Sub currently intend that the required funds will be provided through a capital contribution from Orlen's ultimate parent, PKN Orlen, or another affiliate. PKN Orlen intends to obtain such funds from its cash on hand. The completion of the merger is not subject to any financing condition.

Interests of Directors and Executive Officers of FX Energy in the Merger

        In considering the recommendation of the Board to approve the merger agreement, shareholders should be aware that our executive officers and directors may have certain interests in the proposed transaction that may be different from, or in addition to, the interests of holders of shares of our common stock generally. The Board was aware of these interests and considered them when approving the merger agreement and recommending that holders of shares of our common stock vote for the approval of the merger agreement.

  Treatment of Outstanding Equity Awards

        Pursuant to the terms of the merger agreement, Company equity awards held by its executive officers and directors that are outstanding immediately prior to the closing of the merger will be subject to the following treatment. All the payments noted below will be made less any applicable withholding taxes.

        Stock options.    Each outstanding option to purchase shares of our common stock, referred to as "stock options," that had not vested immediately prior to the closing of the tender offer automatically vested and became immediately exercisable upon closing of the tender offer pursuant to the terms of the applicable stock plan. Each stock option that is unexpired, unexercised and outstanding and that has not been exercised immediately prior to the effective time of the merger shall not be assumed or substituted for by Orlen and, instead, shall, by virtue of the merger and without any action on the part of Orlen, Merger Sub, the Company, the holder of such stock option or any other person or entity, be cancelled without payment of consideration in respect thereof. As of December 18, 2015, stock options to purchase 2,549,881 shares of our common stock were outstanding with exercise prices ranging from $2.63 to $5.06. Because the merger consideration is $1.15 per share and, therefore, no outstanding stock options are "in the money" (i.e., the exercise price is higher than the merger consideration), it is anticipated that no stock options will be exercised and that all such stock options will be cancelled at the effective time of the merger for no consideration.

        Restricted Stock.    Pursuant to the merger agreement, at the effective time of the merger, each share subject to vesting, forfeiture or other restrictions pursuant to the applicable stock plan, referred to as "restricted shares," that (i) has become vested on or before the closing of the merger and (ii) has not been settled as of the closing date shall be converted into the right to receive the merger consideration. At the effective time, by virtue of the merger without any action on the part of Orlen, Merger Sub, the Company, the holder of any restricted share or any other person or entity, each restricted share of common stock shall cease to be outstanding and shall be cancelled and any award agreement evidencing the grant of any such restricted share shall thereafter represent only the right to receive the merger consideration. All restricted shares of common stock vested at the closing of the tender offer pursuant to the terms of the FX Energy, Inc. 2011 Incentive Plan, referred to as the "2011 Incentive Plan," and the related award agreements.

        Summary Table.    The following table sets forth the approximate amount of the payments that each of the Company's directors and executive officers is entitled to receive in connection with the consummation of the transactions contemplated by the merger agreement based on the number of shares of our common stock (including restricted shares, but excluding shares of our common stock issuable upon the exercise of stock options, which, as described above, are not expected to be exercised) held by each director and executive officer as of December 8, 2015 immediately prior to the expiration of the tender offer. All such shares have been tendered and accepted for payment in the tender offer or are expected to be tendered and accepted for payment during the subsequent offering period for the tender offer.

Name	Number of Shares	Cash Consideration for Shares
Dennis B. Goldstein	131,991	$151,789
Arnold S. Grundvig, Jr.	57,047	$65,604
H. Allen Turner	58,847	$67,674
David N. Pierce	591,280	$679,972
Jerzy B. Maciolek	461,446	$530,662
Thomas B. Lovejoy	985,326	$1,133,124
Andrew W. Pierce	497,565	$572,199
Clay Newton	274,679	$315,880
Scott J. Duncan	431,099	$495,763

  Indemnification of Directors and Officers

        The Company's bylaws contain provisions that require the Company to indemnify any current or former officer or director to the fullest extent permitted by law. The Company's bylaws additionally provide for the advancement of expenses incurred by an officer or director in defending a civil or criminal action, provided that the officer or director submits an undertaking to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified. In addition to the indemnification provided in the Company's bylaws, the Company has entered into indemnification agreements with each of its directors and executive officers. These agreements, entered into between 2004 and 2008, provide, among other things, for the indemnification of each of the Company's directors and executive officers and advancement of expenses to the fullest extent permitted by law.

        Pursuant to the merger agreement, for six years after the effective time of the merger, Orlen and the surviving corporation, jointly and severally, have agreed to indemnify and hold harmless against any Indemnification Expenses (as defined in the merger agreement) in connection with any Proceeding (as defined in the merger agreement), and provide promptly advancement of Indemnification Expenses to each Company Indemnified Person (as defined in the merger agreement and which term includes current and former directors and executive officers of the Company); provided that any Company Indemnified Person undertakes to repay advances to the extent required by applicable law if it is ultimately determined that the expenses were not indemnifiable. The merger agreement also provides that Orlen and the surviving corporation will maintain in effect the provisions in the Company's and its subsidiaries' articles or certificate of incorporation, bylaws or comparable governing documents and indemnification agreements to the extent they provide for indemnification, advancement of expenses and exculpation of the Company Indemnified Persons as of the date of the merger agreement.

        The Company also maintains officers' and directors' liability insurance which insures against liabilities that officers and directors of the Company may incur in such capacities. Pursuant to the merger agreement, Orlen purchased a six-year "tail" pre-paid officers' and directors' liability insurance policy.

        The foregoing summary of the indemnification of officers and directors and directors' and officers' liability insurance pursuant to the Company's bylaws, the indemnification agreements with each director and executive officer and the related provisions of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the merger agreement attached hereto as Annex A and to the Company's bylaws and the form of indemnification agreement, which are filed as Exhibits 3.05 and 10.75 to the Company's annual report on Form 10-K for the year ended December 31, 2014.

  Executive Officer Change in Control Agreements

        Between 2007 and 2011, the Company entered into change in control compensation agreements with certain executive officers and directors. The change in control agreements provide that the Company will make payments to certain individuals in the event such individuals' employment is terminated within two years following a change in control of the Company. The consummation of the tender offer constituted a change in control under the change in control agreements, and the individuals who are party to the change in control agreements may, under certain circumstances, be entitled to receive cash severance payments, accelerated vesting of unvested stock options and restricted shares and certain welfare benefits in addition to any merger or tender offer consideration they receive or received as holders of shares of our common stock. These payments and benefits, and the circumstances under which individuals would be entitled to receive them, are described more fully in "—Merger-Related Compensation."

        The foregoing summary of the change in control agreements does not purport to be complete and is qualified in its entirety by reference to the form of change in control agreement, which is filed as Exhibit 10.79 to Company's annual report on Form 10-K for the year ended December 31, 2006.

  New Employment Arrangements

        As of the date of this proxy statement, none of our executive officers has entered into any amendments or modifications to existing employment agreements with us or our subsidiaries in anticipation of the merger, nor has any executive officer, who has plans or is expected to remain with the surviving corporation, entered into any agreement, arrangement or understanding with Orlen or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Orlen or the surviving corporation. Although no such agreement, arrangement or understanding currently exists, certain of our executive officers may remain after the merger is completed, which means that such executive officers may, prior to the closing of the merger, enter into new arrangements with Orlen or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Orlen or the surviving corporation.

Merger-Related Compensation

        The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each Company named executive officer that is based on or otherwise relates to the transactions contemplated by the merger agreement, or the "merger-related compensation." The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including without limitation the assumptions described below. For purposes of calculating such amounts, we have assumed the following:

  •
  the merger will close on December 31, 2015; and

  •
  the named executive officers will be terminated without "cause" or for "good reason" immediately following the merger; and

  •
  That no payments are subject to reduction to the extent required by the terms of any applicable agreement to account for the application of Internal Revenue Code Section 280G of 4999 to such payments.

Name	Cash(1)	Equity(2)	Perquisites/ Benefits(3)	Other(4)	Total
David N. Pierce	$1,087,126	$40,143	$95,094	$40,106	$1,262,469
Jerzy B. Maciolek	761,644	35,842	79,618	35,857	912,961
Andrew W. Pierce	761,644	35,842	60,765	35,857	894,108
Thomas B. Lovejoy	662,812	22,939	95,060	22,948	803,759
Clay Newton	538,594	21,506	73,514	21,514	655,128

(1)
Amount represents the cash severance that each named executive officer is eligible to receive under the executive's change in control agreement.

        Under the change in control agreements, in the event a named executive officer is subject to a qualifying involuntary termination within 24 months following a change of control, each named executive officer is entitled to a cash severance payment in an amount equal to two (2) times the greater of (i) the annual base salary which the executive was receiving immediately prior to the termination of employment or (ii) the base salary plus the annual bonus award the executive received for the Company's fiscal year prior to the year in which the termination occurs. This cash severance payment is payable on the first day of the seventh month following the qualifying involuntary termination of employment.

        For these purposes a qualifying involuntary termination includes either a termination (i) by the Company (or a successor entity) other than for "cause" or as a consequence of the death or permanent disability of the executive or (ii) a voluntary resignation by the executive for "good reason." "Cause" is defined as the executive (i) engaging in serious or willful misconduct which is detrimental to the

Company or its shareholders; (ii) being convicted of a felony; or (iii) failing to promptly, after termination (as such term is defined in the change in control agreements) and upon receiving a written request to do so, resign as a director and/or officer of the Company and each subsidiary and affiliate of the Company of which the executive is then serving as a director and/or officer. "Good Reason" includes (i) a substantial reduction in the executive's responsibilities or duties; (ii) a reduction of the executive's annual base salary, including any deferred portions of it; or (iii) the transfer of the executive to a location requiring a change in his residence or a material increase in the amount of travel normally required of the executive in connection with his employment.

        The following table quantifies each separate form of cash compensation included in the aggregate total reported in the column.

Name	Base Salary Severance	Bonus Component of Severance	Total Cash
David N. Pierce	$780,000	$307,126	$1,087,126
Jerzy B. Maciolek	588,000	173,644	761,644
Andrew W. Pierce	588,000	173,644	761,644
Thomas B. Lovejoy	525,000	137,812	662,812
Clay Newton	450,000	88,594	538,594
(2)
Pursuant to the terms and conditions of the 2011 Incentive Plan, and the related FX Energy, Inc. Restricted Stock Award in the case of restricted shares, each named executive officer was entitled to accelerated vesting of his outstanding unvested equity awards in connection with a change of control (as such term is defined in the 2011 Incentive Plan). The change in control agreements also provide for accelerated vesting of each named executive officer's outstanding unvested equity awards upon a double-trigger qualifying involuntary termination as described in footnote (1) above. Under the 2011 Incentive Plan, except to the extent expressly prohibited by any applicable law or regulation, all unvested stock options, restricted shares and other equity awards whose vesting is not contingent on reaching any performance benchmarks in the future, other than merely the passage of time, shall automatically vest and become immediately exercisable, and all forfeiture provisions pursuant to restricted share or other awards shall automatically and immediately terminate. More specifically, the merger agreement provides that each stock option that is unexpired, unexercised, outstanding and unvested immediately prior to the consummation of the tender offer shall automatically vest and become immediately exercisable at the consummation of the tender offer pursuant to the terms of the 2011 Incentive Plan, and each stock option that is unexpired, unexercised and outstanding immediately prior to the effective time of the merger shall be cancelled at the effective time without payment of consideration in respect thereof. Further, the merger agreement provides that at the effective time of the merger, each restricted share that has become vested on or before the closing of the merger pursuant to the terms of the 2011 Incentive Plan or award agreement which has not been settled as of the closing date shall be converted into the right to receive the merger consideration.

        The following table quantifies the value of the unvested stock options and restricted shares held by each named executive officer immediately prior to the change of control that occurred upon consummation of the tender offer, based on a price per share of $1.15, which equals the merger consideration. Please note that based on the price per share of $1.15, the unvested stock options are not "in the money" (i.e., the exercise price is greater than the price per share) and, therefore, have no value for purposes hereof.

Name	Number of Unvested Stock options	Value of Unvested Company Options	Number of Company Restricted Shares	Value of Company Restricted Shares
David N. Pierce	69,814	$—	34,907	$40,143
Jerzy B. Maciolek	62,336	—	31,167	35,842
Andrew W. Pierce	62,336	—	31,167	35,842
Thomas B. Lovejoy	39,894	—	19,947	22,939
Clay Newton	37,401	—	18,701	21,506
(3)
Under the Change in Control Agreements, upon a double-trigger qualifying involuntary termination as described in footnote (1) above, each named executive officer is entitled to receive (i) continued payment by the Company (or a successor entity) of the full cost of the health insurance benefits provided to such executive immediately prior to the change of control through the earlier of (i) the end of the severance period, which is 24 months following Termination for each named executive officer, or (ii) the date the named executive officer obtains other employment.

        The following table quantifies the cost of these health insurance benefits for each of the named executive officers, assuming no such named executive officer obtains other employment during the 24-month period following Termination:

Name	Continued Healthcare Coverage
David N. Pierce	$95,094
Jerzy B. Maciolek	79,618
Andrew W. Pierce	60,765
Thomas B. Lovejoy	95,060
Clay Newton	73,514
(4)
The named executive officers received cash payments in December 2015 in lieu of projected 2015 grants of restricted shares that were scheduled to be made in November 2015. The merger agreement requires that these scheduled awards be made in cash in lieu of restricted shares. The following table quantifies the cash payments for each named executive officer, which were based on the number of shares that were expected to be granted to each such named executive officer for the 2015 fiscal year and a share price of $1.15, which equals the merger consideration.

Name	Number of Projected 2015 Company Restricted Shares	Value of Cash Payment in Lieu of Company Restricted Shares
David N. Pierce	34,922	$40,106
Jerzy B. Maciolek	31,180	35,857
Andrew W. Pierce	31,180	35,857
Thomas B. Lovejoy	19,955	22,948
Clay Newton	18,708	21,514

Regulatory Matters

        The merger is conditioned on satisfaction of the condition that any applicable waiting period or approval under any applicable antitrust laws that are required for consummation of the merger be made, obtained or expired, as the case may be.

  United States

        The Company has reviewed applicable antitrust or competition laws relevant to the merger, including the HSR Act and the related rules and regulations. Although there can be no assurance that the merger will not be challenged by a private party or a governmental entity, based on a review of the Company's business and other factors, the Company, Orlen and Merger Sub believe that the merger can be completed in compliance with the HSR Act without a premerger notification or filing.

  Other Jurisdictions

        The Polish Act of February 16, 2007 on competition and consumer protection, as amended, requires Orlen to file a notification with the Polish Competition Authority and provides that the acquisition of shares of common stock of the Company pursuant to the merger agreement shall not be consummated until clearance by the Polish Competition Authority has been issued or a waiting period for the issuance of the clearance has expired. The waiting period for the issuance of the clearance is one month following the submission of a complete filing and can be extended by four months in complex matters. The waiting period can be further extended if the Polish Competition Authority requests additional information for inclusion in the filing. In such case, the waiting period would be further extended by the period of time required by Orlen to furnish the Polish Competition Authority such additional information. Orlen submitted the notification in Poland on October 19, 2015, and the Company has been advised that Orlen received a clearance decision from the Polish Competition Authority on November 12, 2015.

Material U.S. Federal Income Tax Consequences

        The following is a summary of certain U.S. federal income tax consequences of the merger to holders of shares of our common stock whose shares of our common stock are converted into the right to receive cash in the merger. This summary is based on current provisions of the U.S. Internal Revenue Code of 1986, referred to as the "Code," as amended, final, temporary and proposed U.S. Treasury regulations, administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

        This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to holders of shares of our common stock in light of their particular circumstances, such as investors subject to special tax rules (including, without limitation: (i) financial institutions; (ii) insurance companies; (iii) dealers or traders in stocks, securities, or currencies or notional principal contracts; (iv) regulated investment companies; (v) real estate investment trusts; (vi) tax-exempt organizations; (vii) partnerships, other pass-through entities, or persons that hold shares of our common stock through pass-through entities; (viii) investors that hold shares of our common stock as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes; (ix) U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar; (x) U.S. expatriates and former long-term residents of the United States; (xi) persons that acquired (or will acquire) shares of our common stock as compensation or otherwise in connection with the performance of services; (xii) holders of shares of our common stock that are treated as "controlled foreign corporations" or "passive foreign investment companies" (as determined for U.S. federal income tax purposes) and (xiii) holders of shares of our common stock that are subject to the Medicare tax on investment income), all of whom may be subject to tax rules that differ significantly from those summarized below. This summary does not address tax consequences applicable to holders of equity interests in a holder of the shares of our common stock, U.S. federal estate, gift or alternative minimum tax considerations, or non-U.S., state or local tax considerations. This summary only addresses investors that hold the shares of our common stock as capital assets within the meaning of Section 1221 of the Code.

        For the purposes of this summary, referred to as a "U.S. Holder," is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation created in, or organized under the laws of, the United States or any state thereof, including the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

        For purposes of this summary, referred to as a "Non-U.S. Holder," is a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership (nor any other entity taxable as a partnership for U.S. federal income tax purposes). If a partnership or other entity taxable as a partnership holds shares of our common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding shares of our common stock should consult their tax advisors.

        HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY OTHER TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

  Consequences of the Merger to U.S. Holders

        The exchange of shares of our common stock for cash pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder who receives cash in exchange for shares of our common stock pursuant to the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received for the shares of our common stock and the U.S. Holder's adjusted tax basis in the shares of our common stock exchanged for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares of our common stock (that is, shares of our common stock acquired at the same price per share in a single transaction) exchanged for cash pursuant to the merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder's holding period for such shares of our common stock is more than one year at the time of the merger. Long-term capital gains recognized by a noncorporate U.S. Holder upon a disposition of a Share generally will be eligible for reduced U.S. federal income tax rates. Certain limitations apply to the use of a U.S. Holder's capital losses.

        In general, U.S. Holders who exercise appraisal rights will also recognize gain or loss. Any holder considering exercising statutory appraisal rights should consult their own tax advisor.

        A U.S. Holder may be subject to backup withholding at the applicable rate (currently 28%) on cash payments made pursuant to the merger if such U.S. Holder fails (i) to furnish the IRS with its taxpayer identification number, (ii) to certify that it is not subject to backup withholding or (iii) to otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders are not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowable as a refund or credit against a U.S. Holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

  Consequences of the Merger to Non-U.S. Holders

        In general, a Non-U.S. Holder will not be subject to U.S. federal income tax on the exchange of shares of our common stock for cash pursuant to the merger unless (1) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (2) the Company is a "United States real property holding corporation," as defined in the Code, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder's holding period in the shares of our common stock, and certain other requirements are met, or (3) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States).

        An individual Non-U.S. Holder described in clause (1) above will generally be required to pay a flat 30% tax (or such lower rate as may be specified under an applicable income tax treaty) on the gain derived from the exchange of the shares of our common stock, which gain may be offset by U.S.-source capital losses for the year. A Non-U.S. Holder described in clause (3) above will generally be required to pay tax at regular graduated U.S. federal income tax rates on the net gain derived from the tender or exchange of the shares of our common stock in the same manner as if such Non-U.S. Holder were a U.S. Holder. In addition, if such Non-U.S. Holder described in clause (3) above is treated as a corporation for U.S. federal income tax purposes it may also be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

        Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. The Company believes that it is not a USRPHC. Even if the Company is a USRPHC, a Non-U.S. Holder should not be subject to U.S. federal income tax on the exchange of shares of our common stock for cash pursuant to the merger by reason of our status as USRPHC so long as the shares of our common stock are treated as regularly traded on an established securities market and such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of the shares of our common stock at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder's holding period. We believe that the shares of our common stock should be treated as regularly traded on an established securities market for purposes of the rules described above.

        Information reporting and backup withholding will generally apply to the proceeds of a disposition of shares of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker unless the Non-U.S. Holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

        Non-U.S. Holders are urged to consult their tax advisors with respect to the application of U.S. federal income tax laws discussed below to their particular situations, as well as any other tax consequences arising under the U.S. federal tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

Litigation Related to the Merger

        On October 19, 2015, a putative class action lawsuit (Richards v. FX Energy, Inc. et al., Case No. A-15-726409-C), referred to as the "Richards Lawsuit," on behalf of shareholders of the Company was filed in the Eighth Judicial District Court of Clark County, Nevada against the Company, each member of the Board, Orlen and Merger Sub. On November 2, 2015, the plaintiffs in the Richards Lawsuit filed an amended complaint. As amended by the amended complaint, the Richards Lawsuit alleges that the Board breached their fiduciary duties of loyalty and care by agreeing to sell the Company without first taking steps to maximize value for the Company's shareholders. The lawsuit further alleges that the transaction is structured with deal protection devices that favor Orlen and preclude other bidders from making successful competing offers. The lawsuit also alleges that the Board failed to adequately inform shareholders concerning material information related to the valuation of the Company by omitting material information from the Company's Tender Offer Solicitation/Recommendation Statement on Form 14D-9 filed on October 27, 2015, as amended, referred to as the "Recommendation Statement." In that regard, the lawsuit alleges that the Recommendation Statement omits material information regarding the opinion of the Company's financial advisor, the related valuation analyses performed by the Company's financial advisor and the background of the proposed transaction and also omits financial projections for the Company. The lawsuit contends that the Company, Orlen and Merger Sub knowingly assisted the Board in breaching their fiduciary duties. The lawsuit seeks a declaration that the action is a proper class action and an order enjoining the consummation of the proposed transactions unless and until the Company implements a process to obtain the highest possible price for its shareholders. The lawsuit further seeks an award of the plaintiffs' damages, costs and reasonable attorneys' and experts' fees. On November 9, 2015, the plaintiffs filed an application for a temporary restraining order and a motion for a preliminary injunction seeking to enjoin the consummation of the proposed transactions until the defendants engage in an adequate process that achieves a fair price and maximizes shareholder value and make full and accurate disclosure of all material facts, as well as a motion for expedited discovery.

        On October 23, 2015, a putative class action lawsuit (Cionti v. FX Energy, Inc. et al., Case No. A-15-726642-C) on behalf of shareholders of the Company was filed in the District Court of Clark County, Nevada against the Company, each member of the Board, Orlen and Merger Sub. The lawsuit alleges that the proposed acquisition of the Company by Merger Sub is the product of a flawed process and deprives the Company's shareholders of the ability to participate in the Company's long-term prospects. The lawsuit further alleges that, in approving the merger agreement, the Board breached its fiduciary duties to the shareholders. The lawsuit contends that the Company, Orlen and Merger Sub aided and abetted the Board in breaching their fiduciary duties. The plaintiffs in the lawsuit seek enjoinment of the acquisition of the Company by Merger Sub or, alternatively, rescission of the transaction in the event it is consummated. The lawsuit also seeks an award of the plaintiffs' costs and disbursements, including reasonable attorneys' and experts' fees.

        On October 23, 2015, a putative class action lawsuit (Kramer v. FX Energy, Inc. et al., Case No. A-15-726656-C) on behalf of shareholders of the Company was filed in the Eighth Judicial District Court of Clark County, Nevada against the Company, each member of the Board, Orlen and Merger Sub. The lawsuit alleges that the acquisition of the Company by Merger Sub is inadequate in light of the true value of the company, and that the Board has limited its ability to consider competing and better offers under the terms of the merger agreement. The complaint additionally alleges that the Board breached its fiduciary duties to the Company's shareholders to maximize shareholder value. The lawsuit further alleges that Orlen and Merger Sub aided and abetted these alleged breaches of fiduciary duties. The lawsuit seeks enjoinment of the acquisition of the Company by Merger Sub, damages for the plaintiff and the Company's shareholders, and an award of plaintiffs' costs and disbursements, including reasonable attorneys' and experts' fees.

        On October 26, 2015, a putative class action lawsuit (Roets v. FX Energy, Inc. et al., Case No. A-15-726734-C) on behalf of shareholders of the Company was filed in the District Court of Clark County, Nevada against the Company, each member of the Board, Orlen and Merger Sub. The lawsuit alleges that the transactions contemplated by the merger and the tender offer are the product of a flawed process that deprives the Company's shareholders of the ability to participate in the Company's long-term prospects, unreasonably dissuades potential suitors from making competing offers and will not provide the shareholders of the Company with adequate or fair value for their shares of the Company. The complaint further alleges that, in approving the merger agreement, the Board breached its fiduciary duties to the plaintiff and the class defined therein. The lawsuit also contends that Merger Sub and Orlen aided and abetted the Board in the breach of its fiduciary duties. The plaintiffs in the lawsuit seek enjoinment of the acquisition of the Company by Merger Sub or, alternatively, rescission of the transaction in the event it is consummated. The lawsuit also seeks damages for the plaintiffs and the Company's shareholders, and an award of plaintiffs' costs, including reasonable attorneys' and experts' fees.

        On November 17, 2015, the Company and Merger Sub appeared before Judge Elizabeth Gonzalez of the Eighth Judicial District Court in Clark County, Nevada in response to the Richards Lawsuit. Each of the other Nevada cases described above were consolidated with the Richards Lawsuit. The Company, Orlen and Merger Sub agreed to extend the expiration of the tender offer until 12:01 a.m., Eastern time, on Saturday, December 5, 2015 (unless further extended) to allow for limited expedited discovery and to accommodate the Court's calendar. The Court set a hearing for Thursday, December 3, 2015 to rule on plaintiffs' motion for preliminary injunctive relief. At the hearing on December 3, 2015, the Court denied the plaintiffs' motion for preliminary injunctive relief.

        On October 27, 2015, a putative class action lawsuit (Haworth v. FX Energy, Inc. et al., Case No. 150907699) on behalf of shareholders of the Company was filed in the Third Judicial District Court for Salt Lake County, Utah against the Company, each member of the Board, Orlen and Merger Sub. The lawsuit alleges, among other things, that the Board breached its fiduciary duties to the Company's shareholders through an unfair sale process. The complaint further alleges the proposed acquisition of the Company by Merger Sub is the product of a flawed process that is designed to ensure the sale of the Company to Merger Sub on terms preferential to the defendants and other Company insiders and to subvert the interests of the plaintiff and the Company's shareholders. The complaint also alleges that the members of the Board are conflicted and serving their own financial interests rather than those of the Company's other shareholders and that the merger consideration undervalues the Company's prospects. The complaint further alleges that deal protection devices guarantee that Merger Sub and Orlen would not lose a superior position and that the tender offer is coercive. The lawsuit contends that the Company, Orlen and Merger Sub aided and abetted the Board in breaching their fiduciary duties. The lawsuit seeks enjoinment of the acquisition of the Company by Merger Sub, direction to each member of the Board to exercise his fiduciary duties to obtain a transaction that is in the best interests of the Company's shareholders or, rescission, to the extent already implemented, of the transactions contemplated by the merger agreement. The lawsuit also seeks an award of the plaintiffs' costs, including reasonable attorneys' and experts' fees.

        On October 28, 2015, a putative class action lawsuit (Yip v. FX Energy, Inc. et al., Case No. 150907745) on behalf of shareholders of the Company was filed in the Third Judicial District Court for Salt Lake County, Utah against the Company, each member of the Board, Orlen and Merger Sub. The lawsuit alleges, among other things, that the Board breached its fiduciary duties to the Company's shareholders through a flawed process that failed to maximize shareholder value and by agreeing to deal protection devices that preclude other bidders from making a competing offer for the Company. The lawsuit contends that the Company, Orlen and Merger Sub aided and abetted the Board in breaching their fiduciary duties. The lawsuit seeks an order declaring that the lawsuit may be maintained as a class action and an injunction prohibiting the consummation of the proposed transactions unless and until the Company implements a fair sales process. The lawsuit also seeks rescission, to the extent the proposed transactions have already been consummated, and an award of the plaintiffs' damages and costs, including reasonable attorneys' and experts' fees.

        On November 11, 2015, an amendment to the putative class action lawsuit originally filed on October 27, 2015 (Haworth v. FX Energy, Inc. et al., Case No. 150907699), referred to as the "First Haworth Lawsuit," on behalf of shareholders of the Company was filed in the Third Judicial District Court for Salt Lake County, Utah against the Company, each member of the Board, Orlen and Merger Sub alleging, in addition to the matters set forth in the original complaint, that the members of the Board breached their duty of candor by failing to disclose certain information in the Recommendation Statement. In that regard, the amended complaint alleges that the Recommendation Statement fails to disclose the Company's financial forecasts prepared by Company management and relied upon by Evercore in rendering its fairness opinion and certain information related to the valuation analyses performed by Evercore. The amended complaint also alleges that the Recommendation Statement made material misstatements and otherwise failed to disclose certain information about the sales process leading up to the proposed transaction with Orlen.

        On November 16, 2015, a companion case was filed in Utah related to the First Haworth Lawsuit. The companion case (Haworth, et al. v. FX Energy, Inc. et al., Case No. 150908183, referred to as the "Second Haworth Lawsuit," purportedly on behalf of shareholders of the Company was filed in the Third Judicial District Court for Salt Lake County, Utah against the Company and each member of the Board alleging that the Company's bylaws require litigation of breach of fiduciary duty claims in Utah and seeking an anti-suit injunction to prevent the Company and each member of the Board from litigating in Nevada on the claims asserted in the Nevada proceedings.

        On November 17, 2015, the Company and Merger Sub appeared before Judge Todd Shaughnessy of the Third Judicial District Court in Salt Lake County, Utah for a hearing on the Company's motion to consolidate the First Haworth Lawsuit and Yip v. FX Energy, Inc. et al., Case No. 150907745, referred to as the "Yip Lawsuit," and to stay further proceedings in Utah. The Court announced it would consolidate the First Haworth Lawsuit and the Yip Lawsuit. It also expressed its intention to assume jurisdiction over the Second Haworth Lawsuit based on the agreement of the parties that the Court should do so. The Court also determined that no further proceedings would occur in Utah until a ruling is made on the preliminary injunction in the Richards Lawsuit pending before Judge Elizabeth Gonzalez of the Eighth Judicial District Court in Clark County, Nevada, on the understanding that counsel in the Utah actions would be allowed to participate in the preliminary injunction proceedings in the Richards Lawsuit.

        The Company and the individual defendants believe the plaintiff's allegations in all of the cases are without merit and intend to contest these allegations vigorously.

Dissenters' Rights

        Under NRS Section 92A.390, there is no right of dissent with respect to a plan of merger, conversion or exchange in favor of shareholders of any class or series that is a covered security under Section 18(b)(1)(A) or (B) of the Securities Act of 1933, as amended. Our shares of common stock are "covered securities" for purposes of the NRS so long as they continue to be quoted on NASDAQ. Assuming that the shares of common stock will continue to be covered securities on the record date for the special meeting, holders of shares of our common stock will not have dissenters' rights under NRS 92A.380 in connection with the merger.

        The foregoing summary of the rights of dissenting shareholders under the NRS does not purport to be complete and is qualified in its entirety by reference to NRS Section 92A.300-92A.500, a copy of which is attached to this proxy statement as Annex C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

        The following table sets forth information as of December 18, 2015 (the record date for the special meeting) regarding the ownership of our common stock by (a) each director, (b) each named executive officer, (c) all current directors and executive officers as a group and (d) each person known by us to beneficially own more than 5% of our common stock.

        Unless indicated otherwise in the footnotes, each person named below has, to the best of our knowledge, sole voting and investment power respecting all shares of common stock shown as beneficially owned by each person. The information in the table below with respect to our directors and executive officers is based on the expectation that all shares of common stock previously held or beneficially owned by our directors and executive officers have been tendered and accepted for payment in the tender offer or will be tendered and accepted for payment during the subsequent offering period and prior to the record date for the special meeting. The information in the table below with respect to our directors and executive officers also excludes shares of common stock that may be acquired upon exercise of outstanding stock options. Our outstanding stock options have exercise prices ranging from $2.63 to $5.06 per share, which are substantially in excess of the merger consideration of $1.15 per share. Accordingly, none of our executive officers or directors intends to exercise stock options prior to the merger, and all of the stock options will be cancelled upon completion of the merger for no consideration.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Name of Beneficial Owner:
Directors and named executive officers:
David N. Pierce	—	—
Jerzy B. Maciolek	—	—
Dennis B. Goldstein	—	—
Arnold S. Grundvig Jr.	—	—
H. Allen Turner	—	—
Andrew W. Pierce	—	—
Thomas B. Lovejoy	—	—
Clay Newton	—	—
All executive officers and directors as a group (9 persons)	—	—
5% beneficial owner:
Polski Koncern Naftowy Orlen S.A.(1)	37,080,788	67.6%

(1)
Represents shares of common stock accepted for payment by Kiwi Acquisition Corp. on December 8, 2015 pursuant to the tender offer, but excludes shares that may be accepted for payment by Kiwi Acquisition Corp. during the subsequent offering period that commenced on December 8, 2015 and is scheduled to expire at 5:00 p.m., Eastern time, on December 18, 2015. PKN Orlen is the ultimate parent of Kiwi Acquisition Corp. PKN Orlen's address is Chemikow 7, 09-411 Plock, Poland.

THE MERGER AGREEMENT (PROPOSAL 1)

        The following is a summary of the material terms and conditions of the merger agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A, and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

        The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. Factual disclosures about the Company contained in this proxy statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement and described in this summary. The representations, warranties and covenants were qualified and subject to important limitations agreed to by the parties to the merger agreement in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have had the right not to close the tender offer or to terminate the merger agreement if the representations and warranties of the other party proved to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from the standards of materiality applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by the Company and Orlen and Merger Sub, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which does not purport to be accurate as of any date other than the date of the merger agreement or such other prior date as may be specified in a particular representation or warranty, may have changed since the date of the merger agreement and subsequent developments or new information affecting a representation or warranty may not have been included in this proxy statement.

The Tender Offer

        The merger agreement required Merger Sub to commence the tender offer no later than October 27, 2015. The merger agreement provides that, subject to the satisfaction of the conditions to tender offer, Merger Sub will purchase all shares of our common stock tendered and not withdrawn in the tender offer as promptly as practicable after Orlen is legally entitled to do so. Merger Sub commenced the tender offer on October 27, 2015 as required by the merger agreement. The expiration of the tender offer, originally scheduled to occur at 12:01 a.m., Eastern time, on November 25, 2015, was extended in accordance with the terms of the merger agreement to 12:01 a.m., Eastern time, on December 5, 2015 and subsequently extended to 12:01 a.m., Eastern time, on December 8, 2015.

        On December 8, 2015, following the expiration of the tender offer, Merger Sub accepted for payment 37,080,788 shares of our common stock validly tendered in the tender offer (including 1,856,173 shares tendered pursuant to the guaranteed delivery procedures set forth in the offer to purchase for the tender offer) at an aggregate purchase price of $42,642,906.20. The number of shares validly tendered and not withdrawn pursuant to the tender offer prior to its expiration satisfied the non-waivable minimum condition of the tender offer (i.e., that at least a majority of the outstanding shares of our common stock (determined on a fully diluted basis) and at least a majority of the voting power of the outstanding shares of our capital stock (determined on a fully diluted basis) have been validly tendered and not withdrawn), and the other conditions to the tender offer were satisfied.

        The merger agreement provides that, following the expiration of the tender offer, Merger Sub may, in order to enable it to acquire 90% of the shares of common stock then outstanding, provide for a subsequent offering period (and one or more extensions thereof) as provided in Rule 14d-11 under the Exchange Act. On December 8, 2015 Merger Sub commenced a subsequent offering period scheduled to expire at 5:00 p.m., Eastern time, on Friday, December 18, 2015, unless extended. From December 8, 2015 to December 18, 2015, Merger Sub accepted for payment an additional              shares of our common stock validly tendered in the subsequent offering period at an aggregate purchase price of $            .

Top-Up Option

        Pursuant to the terms of the merger agreement, the Company has granted Merger Sub a top-up option, exercisable only after the consummation of the tender offer, to purchase, at a price per share equal to the merger consideration, an aggregate number of shares of common stock equal to the lowest number of shares that, when added to the number of shares owned by Orlen, Merger Sub or any of Orlen's wholly owned subsidiaries at the time of exercise of the top-up option, will constitute one share more than 90% of the outstanding shares of the Company's common stock (determined on a fully diluted basis); provided, that the top-up option may not exceed the number of shares of common stock available for issuance and will not be exercisable if immediately after exercise and issuance of all available shares pursuant to the top-up option, Merger Sub would not hold of record at least 90% of the outstanding shares of the Company's common stock (assuming the issuance of shares in respect of the top-up option). The top-up option may be exercised on only one occasion. Subject to applicable law, Merger Sub may exercise the top-up option at any time after the consummation of the tender offer. The aggregate purchase price for the shares purchased upon exercise of the top-up option may be paid by Merger Sub either entirely in cash or, at Merger Sub's election, by Merger Sub paying in cash an amount equal to not less than the aggregate par value of the shares to be purchased upon exercise of the top-up option and Orlen and Merger Sub executing and delivering to the Company a promissory note having a principal amount equal to the balance of the aggregate purchase price for the shares purchased upon exercise of the top-up option less the amount paid in cash. Any such promissory note will be unsecured, full recourse to Orlen and Merger Sub, non-negotiable and non-transferrable, bear simple interest at 1% per annum, will mature one year after the purchase of the shares pursuant to the top-up option, and is prepayable in whole or in part without premium or penalty and will have no other material terms.

        The top-up option will expire upon the earlier to occur of the effective time of the merger and the termination of the merger agreement in accordance with its terms. The top-up option is intended to expedite the timing of the completion of the merger by effecting the merger pursuant to Nevada's "short form" merger statute. Based on the number of shares tendered and accepted for payment following the expiration of the tender offer, the top-up option is not currently exercisable because, immediately after exercise and issuance of all available shares pursuant to the top-up option, Merger Sub would not hold of record at least 90% of the outstanding shares of the Company's common stock (assuming the issuance of shares in respect of the top-up option). However, the top-up option could become exercisable if, as a result of the subsequent offering period, Merger Sub owned at least approximately 82% of the outstanding shares of the Company's common stock. If that occurred and Merger Sub exercised the top-up option, the Company would cancel the special meeting, and the parties would promptly effect the short form merger without further action by holders of the Company's common stock as required by the merger agreement.

Directors

        The merger agreement provides that if, following the consummation of the tender offer, the top-up option is not exercisable, immediately following the consummation of the tender offer and at all times thereafter, Orlen will be entitled to elect or designate (i) two individuals selected by Orlen to serve as directors on the Company's Board, which individuals will be "independent" under NASDAQ rules to the extent necessary to cause a majority of the Board to be independent under NASDAQ rules, (ii) one individual to serve on each committee of the Company's Board, to the extent permitted by applicable law and NASDAQ rules and (iii) one individual to serve on the board of directors or similar body of FX Poland. If Orlen is entitled to so elect or designate directors, the Company will, upon request by Orlen, take all actions necessary, subject to compliance with applicable law, to enable Orlen's designees to be so elected or appointed to the Board, including by promptly filling vacancies or newly created directorships on the Board, promptly increasing the size of the Board (including by amending the Company bylaws if necessary to increase the size of the Board) and/or promptly securing the resignations of such number of its incumbent directors as is necessary to provide Orlen with such representation and will cause Orlen's designees to be so elected or appointed at such time. Persons designated by Orlen to serve on the Board or any committee of the Board or on the board of directors (or similar body) of FX Poland will not be entitled to receive compensation from the Company for their service. Orlen has not yet exercised these director designation rights, although it is entitled to do so.

The Merger

        Under the terms and subject to the conditions of the merger agreement and in accordance with Nevada law, at the effective time of the merger, Merger Sub will be merged with and into the Company and the separate corporate existence of Merger Sub will cease. Following the consummation of the merger, the Company will be the surviving corporation and will become a wholly-owned subsidiary of Orlen.

Time of Closing and Effective Time of the Merger

        The consummation of the merger will take place no later than the second business day after the date on which the closing conditions contained in the merger agreement have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver (to the extent permitted in the merger agreement) of those conditions), unless another date or time is agreed to in writing by Orlen and the Company.

        At the closing, Orlen, Merger Sub and the Company will cause the merger to be consummated under Nevada law by filing articles of merger in customary form and substance with the Secretary of State of the State of Nevada. The merger will become effective at such date and time as the articles of merger have been filed with, and accepted by, the Secretary of State of the State of Nevada (or at such later date or time as mutually agreed to by Orlen and the Company in writing and as specified in the articles of merger).

Merger Consideration

        At the effective time of the merger, each share of our common stock issued and outstanding as of immediately prior to the effective time (excluding any shares of stock held by Orlen or Merger Sub, any shares of stock held by the Company in treasury or by any direct or indirect wholly owned subsidiary of the Company) will be converted into the right to receive $1.15 in cash, payable without interest and less any required withholding of taxes. All such shares of our common stock converted into the right to receive the merger consideration will no longer be outstanding and will automatically be cancelled and will cease to exist, and holders of shares of our common stock immediately prior to the effective time of the merger will cease to have any rights as a shareholder, except the right to receive the merger consideration.

        Any shares of our common stock that are owned by Orlen, Merger Sub or the Company or by any direct or indirect wholly-owned subsidiary of Orlen, Merger Sub or the Company, in each case immediately prior to the effective time, will be cancelled and extinguished with no payment being made with respect thereto.

        Under NRS Section 92A.390, there is no right of dissent with respect to a plan of merger, conversion or exchange in favor of shareholders of any class or series that is a "covered security" under Section 18(b)(l)(A) or (B) of the Securities Act of 1933, as amended. The shares of our common stock are covered securities because they are traded on NASDAQ. Assuming that the shares of common stock will continue to be covered securities on the record date for the special meeting, holders of shares of our common stock will not have dissenters' rights in connection with the merger. See "The Merger—Dissenters' Rights."

Treatment of Stock Options and Restricted Stock

  Stock Options

        Under the merger agreement, each stock option that was unvested prior to the expiration of the tender offer vested in full upon completion of the tender offer. Each stock option that is unexpired, unexercised and outstanding and that has not been exercised immediately prior to the effective time shall not be assumed or substituted for by Orlen and, instead, will be, by virtue of the occurrence of the effective time and without any action on the part of Orlen, Merger Sub, the Company, the holder of such stock option or any other person, be cancelled without payment of consideration.

  Restricted Stock

        Under the merger agreement, each share of our common stock subject to vesting, forfeiture or other restrictions that (i) has become vested on or before the effective time and (ii) has not been settled as of the effective time shall be converted into the right to receive the merger consideration. At the effective time of the merger, by virtue of the merger without any action on the part of Orlen, Merger Sub, the Company, the holder of any restricted share or any other Person, each restricted share shall cease to be outstanding and shall be cancelled and any award agreement evidencing the grant of any such restricted share shall thereafter represent only the right to receive the merger consideration with respect to the restricted shares formerly represented thereby. All restricted shares vested at the closing of the tender offer pursuant to the terms of the 2011 Incentive Plan and the related award agreements.

Payment Procedures

        Prior to the effective time of the merger, Orlen will appoint a paying agent for the payment of the merger consideration and will deposit with the paying agent the consideration to be paid under the merger agreement with respect to shares of our common stock. Promptly following the effective time (but in no event later than five business days thereafter), Orlen and Merger Sub shall cause the payment agent to mail to each holder of record of shares of our common stock a letter of transmittal in customary form and instructions for use in effecting the surrender of the certificates of shares of our common stock or the transfer of book-entry shares, as applicable.

        Shareholders should not return their stock certificates with the enclosed proxy card and should not forward stock certificates to the paying agent without a letter of transmittal.

        Upon surrender of the certificates representing shares of our common stock to the paying agent or, in the case of shares held in book-entry form, receipt of an "agent's message" by the paying agent, together with a properly completed letter of transmittal and other documents that may be customarily required by the paying agent, the holder of such shares will be entitled to receive a check in an amount equal to the product of (i) $1.15 multiplied by (ii) the number of shares of our common stock represented by such holder's properly surrendered certificates or book-entry shares. Until so surrendered, each such certificate or book-entry share represents only the right to receive the merger consideration, without interest and less any required withholding of taxes.

        If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or book-entry share is registered, it will be a condition of such payment that the certificate is properly endorsed and is otherwise in proper form for surrender and transfer or such book-entry share is properly transferred and the person requesting such payment pay any transfer or other similar taxes required by reason of the making of such payment to a person other than the registered holder or establish to the satisfaction of Orlen and the paying agent that such tax has been paid or is not payable.

        Each outstanding stock option that was unvested prior to the expiration of the tender offer vested in full upon completion of the tender offer. Each stock option that is unexpired, unexercised and outstanding and that has not been exercised immediately prior to the effective time shall not be assumed or substituted for by Orlen and, instead, shall, at the effective time, by virtue of the merger be cancelled without payment of consideration in respect thereof.

        At the effective time, by virtue of the merger the holder of any restricted share that (i) has become vested on or before the closing and (ii) has not been settled as of the closing date shall be converted into the right to receive the merger consideration. At the effective time of the merger, by virtue of the merger, each restricted share shall cease to be outstanding and shall be cancelled and any award agreement evidencing the grant of any such restricted share shall thereafter represent only the right to receive the merger consideration with respect to the restricted shares formerly represented thereby.

        The payment agent, Merger Sub, Orlen and the surviving corporation are entitled to deduct and withhold from any amounts payable pursuant to the merger agreement such amounts as are required to be deducted and withheld under applicable law.

        If you have lost a certificate representing shares of our common stock or restricted stock, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration, you must (i) make an affidavit of the loss, theft or destruction, and (ii) if required by Orlen, post a bond in a reasonable amount as directed by Orlen as indemnity against any claim that may be made against it with respect to such certificate.

Unclaimed Funds

        Any portion of the fund in which the merger consideration has been deposited that remains undistributed to holders of shares of our common stock on the date that is twelve months after the effective time shall be delivered to Orlen (or its designee) upon demand. Holders of shares of our common stock that have not surrendered their certificates or transferred their book-entry shares evidencing such stock shall look for payment from Orlen as a general creditor thereof for any claim to the applicable merger consideration, without any interest thereon.

Representations and Warranties

        The merger agreement contains representations and warranties made by the Company, Orlen and Merger Sub to each other as of specific dates. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. In addition, some of those representations and warranties made as of a specific date may be subject to a contractual standard of materiality different from that generally applicable to shareholders or may have been used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

        Pursuant to the merger agreement, the Company has made customary representations and warranties to Orlen and Merger Sub with respect to, among other matters:

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  due organization, standing and corporate power;

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  certificate of incorporation and bylaws;

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  authority to enter into the merger agreement, including the unanimous approval by the Board and the enforceability of the merger agreement against the Company;

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  the required vote of the shareholders;

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  the receipt of a fairness opinion from its financial advisor;

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  inapplicability of antitakeover provisions to the tender offer and merger;

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  consents and approvals;

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  no conflicts or violations of law;

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  capitalization;

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  subsidiaries;

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  SEC reports;

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  financial statements, internal controls;

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  the Sarbanes-Oxley Act of 2002;

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  accuracy of books and records;

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  information in the Schedule 14D-9 and proxy statement and supplied for inclusion in the tender offer documents;

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  no undisclosed liabilities;

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  absence of certain changes or events since June 30, 2015;

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  material contracts;

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  permits;

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  litigation;

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  taxes;

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  environmental matters;

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  employee matters;

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  title to properties;

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  reserve reports;

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  intellectual property;

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  compliance with laws;

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  export controls and economic sanctions compliance;

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  import compliance;

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  anti-corruption and anti-bribery laws;

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  related party transactions;

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  brokers; and

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  no other representations and warranties

        Pursuant to the merger agreement, Orlen and Merger Sub have made customary representations and warranties to Company with respect to, among other matters:

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  due organization, standing, corporate power and authority to conduct business;

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  authorization and enforceability;

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  required governmental consents;

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  no conflicts or violations of law;

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  information in the tender offer documents and supplied for inclusion in the Schedule 14D-9 or the proxy statement;

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  financial statements;

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  ownership of shares of our common stock;

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  required funds; and

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  litigation.

        The representations, warranties and covenants contained in the merger agreement have been made by each party to the merger agreement solely for purposes of the merger agreement and which may be subject to important qualifications and limitations agreed to by the Company, Orlen and Merger Sub in connection with the negotiated terms of the merger agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to the Company's SEC filings or may have been used for purposes of allocating risk among the Company, Orlen and Merger Sub rather than establishing matters as facts. In addition, such representations and warranties:

  •
  have been qualified by information set forth in confidential disclosure letters exchanged by the parties in connection with signing the merger agreement, which information modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement;

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  will not survive consummation of the merger; and

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  were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.

Shareholders Meeting

        The Company agreed to prepare and file this proxy statement, including the Board's recommendation that shareholders approve the merger agreement (with such exceptions as set forth below in "—Board Recommendation; Non-Solicitation"), as promptly as reasonably practicable following the consummation of the tender offer, and to notify Orlen of any comments on this proxy statement or requests for additional information received from the SEC. Orlen and Merger Sub agreed to promptly furnish to the Company in writing all information concerning Orlen and Merger Sub that may be required by applicable securities laws or reasonably requested by the Company for inclusion in this proxy statement. Each of the Company, on the one hand, and Orlen and Merger Sub, on the other hand, agreed to promptly correct or supplement any information provided by it for use in this proxy statement if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable law. The Company agreed to take all steps necessary to cause this proxy statement, as so corrected, to be filed with the SEC and disseminated to the holders of our common stock, in each case as and to the extent required by applicable securities laws. The Company agreed to provide Orlen, Merger Sub and their counsel reasonable opportunity to review and comment on this proxy statement prior to the filing thereof with the SEC and the Company agreed to give due consideration to the reasonable additions, deletions or changes suggested thereto by Orlen, Merger Sub and their counsel.

        Additionally, the Company agreed to establish a record date and hold a special meeting of its shareholders as soon as practicable following the date of the merger agreement for the purpose of voting on the approval of the merger agreement. However, the Company may delay the special meeting with Orlen's written consent or to the extent (and only to the extent) the Company reasonably determines that such delay is required by applicable law to comply with any comments made by the SEC with respect to the proxy statement but only to a date that is not later than five business days prior to the termination date specified in the merger agreement.

Conduct of Business Pending the Merger

        The merger agreement obligates the Company and each of its subsidiaries, during the period from October 12, 2015 to the earlier of the effective time of the merger or the valid termination of the merger agreement in accordance with its terms, except as set forth in the Company disclosure letter to the merger agreement, as expressly permitted by the merger agreement, as required by applicable law or in response to any comment letter from the SEC, as provided for or contemplated by any contract of the Company or any of its subsidiaries in effect as of October 12, 2015 or as approved in advance by Orlen in writing (which approval will not be unreasonably withheld, delayed or conditioned) to (i) carry on its business in all material respects in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with all applicable law, (ii) pay its debts when due, in each case subject to good faith disputes over such debts for which adequate reserves have been established in accordance with GAAP on the appropriate financial statements, (iii) pay or perform all material obligations when due and (iv) use commercially reasonable efforts, consistent with past practices and policies, to (A) preserve intact its present business organization, (B) keep available the services of its present officers and employees (provided, that, the Company will not be under any obligation to put in place any new retention programs or to include additional personnel in existing retention programs) and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

        During the period from October 12, 2015 to the earlier of the effective time of the merger or the valid termination of the merger agreement in accordance with its terms, except as set forth in the Company disclosure letter to the merger agreement, as expressly permitted by the merger agreement, as required by applicable law or in response to any comment letter from the SEC, as provided for or contemplated by any contract of the Company or any of its subsidiaries in effect as of October 12, 2015 or as approved in advance by Orlen in writing (which approval will not be unreasonably withheld, delayed or conditioned), the Company will not and will cause its subsidiaries not to:

  •
  propose to adopt any amendments to or amend its articles or certificate of incorporation, bylaws or other applicable organizational documents;

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  authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, restricted stock units, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company or any subsidiary securities, except for the issuance and sale of shares of our company common stock pursuant to stock options or restricted shares outstanding on October 12, 2015 pursuant to the terms of the applicable stock plan and/or underlying equity award agreements;

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  waive any stock repurchase rights or right of first refusal, accelerate vesting of stock options, restricted shares, restricted stock units or other equity awards, amend or change the period of exercisability of options or any other equity or other incentive awards (including without limitation any long-term incentive awards) or re-price options or authorize any cash or equity exchange for any options granted under any of the Company's stock plans;

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  acquire or redeem, directly or indirectly, or amend any Company or subsidiary securities;

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  other than regular dividends on our preferred stock and cash dividends made by any direct or indirect wholly-owned subsidiary of the Company to the Company or one of its subsidiaries, split, combine or reclassify any shares of capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or enter into any agreement with respect to the voting or registration of its capital stock other than as contemplated by the merger agreement;

  •
  propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the transactions contemplated by the merger agreement, including the tender offer and the merger);

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  (i) incur or assume any long-term or short-term debt or issue any debt securities, except for (A) short-term debt incurred to fund operations of the business in the ordinary course of business consistent with past practice and (B) loans or advances to direct or indirect wholly-owned subsidiaries, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except with respect to obligations of direct or indirect wholly-owned subsidiaries of the Company, (iii) make any loans, advances or capital contributions to or investments in any other person except for advances to employees in the ordinary course of business consistent with past practice to employees of the Company or any of its subsidiaries, or (iv) mortgage or pledge any of its or its subsidiaries' assets, tangible or intangible, or create or suffer to exist any lien thereupon (other than permitted encumbrances);

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  enter into, adopt, amend (including acceleration of vesting), modify or terminate any Company employee benefit plan or other employee benefit plan (each as currently in effect on October 12, 2015) in any manner, fail to make any required contribution to any Company employee benefit plan, merge or transfer any Company employee benefit plan or the assets or liabilities of any Company employee benefit plan, change the sponsor of any Company employee benefit plan, materially increase in any manner the compensation of any employee or grant any rights to severance or termination pay to any employee or terminate the employment of any officer other than for "cause";

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  forgive any material loans to any employees;

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  establish, enter into, amend, or extend any collective bargaining agreement;

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  except in the ordinary course in substantially the same manner as heretofore conducted and in compliance with all applicable law, in each case in all material respects, acquire, sell, lease, license, subject to a lien (other than a permitted encumbrance), encumber or otherwise surrender, relinquish, transfer or dispose of any property or assets, or any portion thereof or interest therein, in any single transaction or series of related transactions, except either (i) transactions required under an existing contract of the Company or any of its subsidiaries, which transactions are not, individually or in the aggregate, material to the Company and its subsidiaries, taken together as a whole, or (ii) the sale of hydrocarbons in the ordinary course of business consistent with past practice;

  •
  except as may be required as a result of a change in applicable law or in GAAP or regulatory accounting principles, make any change in any of the accounting principles or practices used by it;

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  make or change any material tax election, except in the ordinary course of business consistent with past practice, amend any material tax return, make any material change to any tax accounting method or settle or compromise any material tax liability or any audit or other proceedings relating to material tax matters;

  •
  acquire (by merger, consolidation or acquisition of stock or assets) any other person or any equity interest therein, enter into any contract, other than any contract entered into in the ordinary course of business that would not require payments or expenditures in excess of $20,000 and that would be, or would reasonably be expected to be, material to the business, operations or financial condition of the Company and its subsidiaries, taken together as a whole, or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), cancellation or renewal of, or waive, release or assign any material rights under any Company contract (including any confidentiality or standstill agreement to which the Company is a party); or authorize, incur or commit to incur any capital expenditure(s) not budgeted as of October 12, 2015 as set forth in the Company's development plan that individually or in the aggregate, with obligations to the Company or any of its subsidiaries, exceed(s) $250,000; provided, however, that none of the foregoing shall limit any capital expenditure required pursuant to existing contracts; and provided further, that none of the foregoing shall prohibit the Company from dissolving and/or merging into any of its subsidiaries other subsidiaries that are not material to the Company or its subsidiaries, taken as a whole;

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  commence, settle or compromise any pending or threatened legal proceeding or pay, waive, discharge or satisfy or agree to pay, waive, discharge or satisfy any material claim, liability or obligation (absolute or accrued, asserted or unasserted, contingent or otherwise), other than the settlement, compromise, payment, discharge or satisfaction of legal proceedings, claims and other liabilities (i) settled in compliance with the merger agreement, or (ii) expressly reflected or reserved against in full on the balance sheet or incurred since June 30, 2015 in the ordinary course of business consistent with past practice;

  •
  except as required by applicable law, convene any regular or special meeting (or any adjournment or postponement thereof) of the shareholders;

  •
  except as required by applicable law, terminate, modify, or waive any right under any permit, except to the extent any such termination, modification or waiver would not, individually or in the aggregate, have or reasonably be expected to have a Company material adverse effect (as defined in merger agreement);

  •
  hire any person for employment with the Company or any subsidiary of the Company at a level of Senior Vice President or higher except to fill the vacancy of an existing position that becomes vacant after the date hereof;

  •
  waive, release or assign any material claims (except as set forth in the merger agreement);

  •
  convene any special meeting of the shareholders of the Company other than the special meeting to adopt the merger agreement and approve the merger, unless such a meeting is required by applicable law;

  •
  take any action to exempt or make not subject to any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than Orlen or Merger Sub) or any action taken thereby, which person or action would otherwise have been subject to the restrictive provisions thereof; or

  •
  enter into a contract to do any of the foregoing or authorize, commit or agree to take any action to do any of the foregoing or which results or is reasonably likely to result in any of the conditions to the tender offer to fail to be satisfied, or would make any of the representations or warranties of the Company contained in the merger agreement untrue or incorrect in any material respect, or that would materially impair the ability of the Company to consummate the merger in accordance with the terms hereof or materially delay such consummation.

Board Recommendation; Non-Solicitation

        The Merger Agreement provides that neither the Company's Board nor any committee of the Board is permitted to: (A) fail to make, withhold, withdraw, amend, qualify or modify the Board's recommendation described under "The Merger—Reasons for the Merger and Recommendation of the Board of Directors," (B) approve, endorse or recommend an Acquisition Proposal (as defined below), (C) fail to publicly reaffirm the Board's recommendation within five business days after the Company's receipt of a written request by Orlen to provide such reaffirmation following the date that any person, entity or group (I) will have made an Acquisition Proposal (other than a tender offer or exchange offer described in clause (D) below) and the existence of such Acquisition Proposal becomes known in the public domain or (II) will have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal or the existence of or information regarding an intention to make an Acquisition Proposal will have otherwise become known in the public domain, (D) fail to recommend that the Company's shareholders reject, and not tender their shares of common stock into, any tender offer or exchange offer with respect to the outstanding shares of common stock that constitutes an Acquisition Proposal within 10 business days after commencement of such tender offer or exchange offer, (E) fail to include the Board's recommendation in the Company's Solicitation/Recommendation Statement on Schedule 14D-9 or this proxy statement, or (F) resolve, agree or publicly propose to take any of the foregoing actions (any action described in the preceding clauses (A)-(F) being referred to herein as a "Company Board Recommendation Change").

        As an exception to the restrictions on the ability of the Board to effect a Company Board Recommendation Change, the merger agreement permitted the Board to, at any time prior to the consummation of the tender offer, effect a Company Board Recommendation Change, if: (A) the Company has received a written Acquisition Proposal that the Board believes in good faith is bona fide, and after consultation with its financial advisors and outside legal counsel, the Board has determined that such Acquisition Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal (as defined below) and after consultation with its outside legal counsel determines that the failure to effect a Company Board Recommendation Change would be inconsistent with the Board's fiduciary duties to the Company stockholders under applicable law, (B) such Acquisition Proposal did not arise out of a breach of Company's obligations described under this "Board Recommendation; Non-Solicitation" section, (C) prior to effecting such Company Board Recommendation Change, the Board has given Orlen at least five business days prior written notice thereof (a "Determination Notice"), unless at the time, there is less than five business days until the expiration date of the tender offer, in which case the Company will provide as much notice as possible, which Determination Notice will set forth the material terms and conditions of such Acquisition Proposal in reasonable detail (including the identity of the party making such Acquisition Proposal), and, during such five business day period (or such shorter period until the expiration date of the tender offer), the opportunity to meet with the Board and its outside legal counsel, to enable Orlen and the Company to discuss in good faith a modification of the terms and conditions of the merger agreement so that such Acquisition Proposal ceases to constitute, or to be reasonably expected to lead to, a Superior Proposal and the transactions contemplated by the merger agreement may be effected, and (D) Orlen has not made, within five business days after receipt of the Determination Notice (or such shorter period until the expiration date of the tender offer), a counter-offer or proposal of a nature such that the Board shall have determined in good faith (after consultation with its financial advisors and its outside legal counsel) that the Acquisition Proposal no longer constitutes or could reasonably be expected to lead to a Superior Proposal. These provisions also apply to any material amendment to any Acquisition Proposal and require a new Determination Notice and a new three business day notice period. The foregoing provisions of the merger agreement no longer have any effect, as the tender offer has been consummated.

        The Board may also may change its recommendation in response to an Intervening Event (as defined below) if (i) the Board has determined in good faith (after consultation with outside legal counsel) that, in light of such intervening event, the Board is reasonably required to change its recommendation in order to comply with its fiduciary duties under Nevada law, (ii) the Board has given Orlen a written notice at least five business days prior to effecting such change in recommendation, which notice will specify in reasonable detail the facts underlying the Board's determination and, during such five business day period, the opportunity to meet with the Board and its outside legal counsel, to enable Orlen and the Company to discuss in good faith a modification of the terms and conditions of the merger agreement to obviate the need to effect a change in the Board's recommendation on the basis of such Intervening Event so that the transactions contemplated by the merger agreement may be effected, and (iii) following the expiration of such five business day period, the Board has determined in good faith (after consultation with outside legal counsel) and after giving good faith consideration to any offer or proposal from Orlen, that, in light of such Intervening Event, the Board is reasonably required to effect a change in the Board's recommendation in order to comply with its fiduciary duties under Nevada law.

        The merger agreement requires that, as of October 12, 2015, the Company will immediately cease (and cause its subsidiaries and representatives to cease) any and all existing activities, discussions, solicitations, encouragements, or negotiations with any person or entity with respect to any Acquisition Proposal and to promptly request in writing that each person or entity that has executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal return or destroy all confidential information provided to such person or entity prior to October 12, 2015.

        During the period beginning on October 12, 2015 and continuing until the effective time, or, if earlier, the termination of the merger agreement in accordance with its terms, the merger agreement provides that the Company and its subsidiaries will not, and will use their reasonable best efforts to cause its representatives not to, and shall not authorize or knowingly permit their representatives to, directly or indirectly: (i) solicit, initiate, knowingly encourage, assist, facilitate, or induce the making, submission or announcement of (including by providing information relating to the Company or its subsidiaries or affording access to the business or properties of the Company or its subsidiaries) an Acquisition Proposal or Acquisition Transaction (as defined below); (ii) except as expressly permitted by the merger agreement, participate or engage in discussions or negotiations with any person or entity (other than Orlen or Merger Sub or any designees of Orlen or Merger Sub) regarding an Acquisition Proposal or Acquisition Transaction or furnish any non-public information relating to the Company or any of its subsidiaries to any person or entity (other than Orlen or Merger Sub or any designees of Orlen or Merger Sub) that is seeking to make or has made an Acquisition Proposal; (iii) enter into any letter of intent, memorandum of understanding, definitive agreement or similar document or contract constituting or relating to any Acquisition Proposal or Acquisition Transaction (other than a confidentiality agreement that contains terms which are not less favorable in all material respects to the Company than those contained in the confidentiality agreement between the Company and Orlen dated April 20, 2015) or enter into any agreement requiring the Company to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or resolve or agree to take any of the foregoing actions or (iv) terminate, waive, grant permission under, or fail to enforce any rights under any standstill or similar agreement between the Company or any of its subsidiaries and any person or entity (other than Orlen).

        As an exception to the restrictions described above, the merger agreement provides that, at any time following October 12, 2015, but prior to the consummation of the tender offer, the Board may, directly or indirectly through the Company's representatives, (i) engage or participate in discussions or negotiations with (and only with) any person or entity (or such person or entity's representatives) that has made, on or after October 12, 2015, a written Acquisition Proposal that the Board believes is bona fide, that did not result from a breach of the merger agreement and which the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, is or is reasonably likely to lead to or result in a Superior Proposal and (ii) furnish to any person or entity that has made such Acquisition Proposal any non-public information relating to the Company or any of its subsidiaries pursuant to a confidentiality agreement the terms of which are not less favorable in all material respects to the Company than those contained in the confidentiality agreement between the Company and Orlen; provided that, prior to engaging in such discussions or negotiations, the Company gives Orlen written notice of the identity of such person or entity and the material terms and conditions of such Acquisition Proposal and of the Company's intention to take such action. In addition, the merger agreement provides that the Company will promptly (and, in all cases within 24 hours after its receipt) advise Orlen orally and in writing of any Acquisition Proposal, including the material terms and conditions of such Acquisition Proposal (and any changes thereto) and the identity of the person or group making such Acquisition Proposal. The Company is required to keep Orlen reasonably informed on a current basis (and in any event no later than 24 hours) of any material developments with respect to any Acquisition Proposal. The Company may not and must cause each of its subsidiaries not to enter into any contract with any person or entity that prohibits the Company from providing the information described above to Orlen after October 12, 2015. The foregoing provisions of the merger agreement no longer have any effect, as the tender offer has been consummated.

        An "Acquisition Proposal" means any offer, proposal or indication of interest (other than by Orlen or Merger Sub or any designees of Orlen or Merger Sub) relating to any Acquisition Transaction.

        An "Acquisition Transaction" means any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving: (i) any acquisition or purchase by any person, entity or "group" (as defined in or under Section 13(d) of the Exchange Act), directly or indirectly, of more than a twenty percent (20%) interest in the total outstanding voting securities of the Company or one or more of its subsidiaries that own or control more than twenty percent (20%) of the consolidated assets (measured by the lesser of book or fair market value at the time of determination), revenues or earnings (measured as of the 12-month period immediately preceding the date of determination) of the Company and its subsidiaries, taken together as a whole, or any tender offer or exchange offer that if consummated would result in any person, entity or "group" (as defined in or under Section 13(d) of the Exchange Act) beneficially owning more than twenty percent (20%) of the total outstanding voting securities of the Company or one or more of its subsidiaries that own or control more than twenty percent (20%) of the consolidated assets (measured by the lesser of book or fair market value at the time of determination), revenues or earnings (measured as of the 12-month period immediately preceding the date of determination) of the Company and its subsidiaries, taken together as a whole; (ii) any merger, consolidation, business combination or other similar transaction pursuant to which the shareholders immediately preceding such transaction hold, directly or indirectly, less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction; (iii) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than twenty percent (20%) of the consolidated assets of the Company and its subsidiaries, taken together as a whole (measured by the lesser of book or fair market value thereof); (iv) any liquidation or dissolution of the Company or any of its subsidiaries or (v) any combination of the foregoing.

        "Intervening Event" means, with respect to the Company, a material fact, event, change, development or set of circumstances that (i) was neither known to nor reasonably foreseeable by any member of the Board, assuming reasonable consultation with the executive officers of the Company, as of or prior to the date of the merger agreement, (ii) did not result from or arise out of the reasonably foreseeable consequences of the announcement or pendency of, or any actions required to be taken (or to be refrained from being taken) pursuant to, the merger agreement, and (iii) does not relate to, result from or arise out of any Acquisition Proposal (whether or not a Superior Proposal).

        A "Superior Proposal" means a written Acquisition Proposal (with references therein to "20%" and "80%" replaced by "50%" for this purpose) (i) that the Board believes in good faith is bona fide, (ii) that did not result from a breach of the provisions of the merger agreement described in this "—Board Recommendation; Non-Solicitation" section of this proxy statement, (iii) for which financing is reasonably likely to be obtained in the good faith determination of the Board and (iv) that the Board shall have determined in good faith (after consultation with its financial advisors and outside legal counsel) is more favorable to the shareholders from a financial point of view than the transactions contemplated by the merger agreement and, if applicable, any counter-offer or proposal made by Orlen or any of its affiliates in response thereto.

Commercially Reasonable Efforts

        Each of Orlen, Merger Sub and the Company have agreed to use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done (and to assist and cooperate with the other parties to do), all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the merger agreement, including using commercially reasonable efforts to (i) cause the conditions to the merger described in "—Conditions to the Merger" of this section of this proxy statement to be satisfied or fulfilled as soon as reasonably practicable, (ii) obtain all necessary or appropriate consents, waiver and approvals under any contracts to which the Company or any of its subsidiaries is a party in connection with the merger agreement and the transactions contemplated by the merger agreement in order to maintain and preserve the benefits under such contracts following the consummation of the transactions contemplated by the merger agreement, (iii) obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from governmental authorities and the expiration or termination of any applicable waiting periods and make all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental authorities, if any) and (iv) contest and resist any legal proceeding that seeks to, and to have vacated, lifted, reversed or overturned any order that is in effect that would prohibit, prevent or restrict consummation of the merger and the other transactions contemplated by the merger agreement. The merger agreement also provides that, as soon as reasonably practicable after October 12, 2015 (and in any event within 15 business days of October 12, 2015), each of Orlen, and, if applicable, the Company will file pre-merger notification filings, forms and submissions with any foreign governmental authority that may be required by applicable antitrust laws that Orlen deems reasonably necessary. Orlen submitted a notification with the Polish Competition Authority in Poland on October 19, 2015, and the Company has been advised that Orlen received a clearance decision from the Polish Competition Authority on November 12, 2015.

Indemnification and Directors' and Officers' Insurance

        The merger agreement provides that from and after the effective time of the merger, to the extent that the Company or any of its subsidiaries would be permitted or required to indemnify or exculpate a past or present officer or director of the Company or its subsidiaries, whether pursuant to the articles or certificate of incorporation, bylaws or comparable governing document or any indemnification agreement, Orlen and the surviving corporation will, jointly and severally, and the surviving corporation will cause each of its subsidiaries to (i) indemnify and hold harmless against any cost or expenses, including indemnification expenses, judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement in connection with any proceeding and provide promptly advancement of indemnification expenses to, all such past or present officers and directors of the Company and its subsidiaries to the fullest extent permitted under applicable law; (ii) for a period of six years following the effective time, maintain in effect the provisions in its articles or certificate of incorporation, bylaws or comparable governing documents and indemnification agreements to the extent they provide for indemnification, advancement and reimbursement of expenses and exculpation of such past or present officers and directors with respect to facts or circumstances occurring at or prior to the effective time, on the same basis as set forth in the articles or certificate of incorporation, bylaws or comparable governing documents and indemnification agreements of such persons in effect on October 12, 2015, to the fullest extent permitted from time to time by applicable law and such provisions will not be amended except as required by applicable law or to make changes permitted by applicable law that would enlarge the scope of the rights of such former directors and officers thereunder.

        The merger agreement required Orlen to purchase a six-year "tail" pre-paid officers' and directors' liability insurance policy, provided the cost of such policy does not exceed a net amount greater than 250% of the most recent annual premium. Orlen has purchased such a pre-paid tail policy. The merger agreement provides that if Orlen did not purchase the pre-paid tail policy, Orlen shall maintain in effect the Company's current directors' and officers' liability insurance policy for a period of six years from and after the effective time for acts or omissions occurring at or prior to the effective time; provided, however that the surviving corporation may, at its option, substitute therefor policies of Orlen, the surviving corporation or any of their respective subsidiaries containing terms with respect to coverage and amounts no less favorable, in the aggregate, to such persons than the existing policy, so long as that substitution does not result in gaps or lapses in coverage; provided, further, that in no event shall Orlen and the surviving corporation be obligated to pay annual premiums in excess of 200% of the amount paid by the Company for coverage for its last full fiscal year, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Orlen and the surviving corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Employee Matters

        The merger agreement provides that Orlen has no obligation to employ or retain the services of any employee for any period of time following the effective time and that Orlen will be entitled to modify any compensation or benefits provided to, and any other terms or conditions of employment of, any such employees in its absolute discretion. Orlen has agreed that, at or prior to the closing of the merger, it will establish a grantor trust for the benefit of certain U.S. employees of the Company who are parties to certain change in control agreements with the Company and fund such trust with the amounts required to fund the obligations under such change in control agreements as such obligations become due and payable. Orlen has agreed that, during the period of 12 months following the closing of the merger, referred to as the "benefit period," to the extent that Orlen or any of its subsidiaries (including FX Poland) (i) terminates any FX Poland employee who is employed for an indefinite period of time pursuant to an employment contract regulated by the Polish Labor Code (excluding (a) individuals rendering services to FX Poland pursuant to a civil law contract and (b) any employment contracts or any amendments to any employment contracts entered into after October 12, 2015 without Orlen's prior written consent) or (ii) offers continued employment to such employee involving responsibilities materially different from such employee's responsibilities as of the closing date of the merger or offers such employee a monthly base salary that is less than such employee's monthly base salary as of the closing date of the merger and such employee, in his or her sole discretion does not accept such continued employment offer, Orlen will provide or cause such subsidiary to provide each such employee with a severance payment equal to (A) 900% of such employee's monthly base salary at the rate currently in effect at October 12, 2015, less any required taxes, deductions, social security contributions, bonuses or withholding, times (B) a fraction, the numerator of which is equal to the number of remaining days in the benefit period after termination of such employee's employment with Orlen or such subsidiary and the denominator of which is equal to the number of days in the benefit period, payable in a lump sum within seven business days after such employee's termination by Orlen; provided, that such employee shall not be entitled to any severance payment if such employee's termination is made pursuant to Article 52 of the Polish Labor Code; provided, further, that if any employee receives any severance payment, pursuant to any agreement (including employment agreements regulated by the Polish Labor Code or any other agreements) or any salary payments or other compensation during the termination period of an employment contract (other than such salary payments or other compensation related to service prior to termination) or which is mandatory pursuant to any applicable Polish laws, such payment shall be deducted from the amount of the severance payment payable by Orlen to such employee.

Redemption of Preferred Stock

        The merger agreement provides that, following the closing of the tender offer, (i) the Company shall provide irrevocable notice of redemption of all of the 800,000 outstanding shares of the Company's 9.25% Series B Cumulative Convertible Preferred Stock and (ii) Orlen shall, on behalf of the Company, irrevocably deposit in trust all funds necessary for the redemption of such preferred stock. Orlen and the Company or the surviving corporation, as applicable, will cause such preferred stock to be redeemed in accordance with the terms of such notice of redemption and the certificate of designation of the preferred stock. On December 8, 2015, the Company delivered a notice of redemption to the record holders of all outstanding shares of preferred stock and Orlen deposited in trust funds sufficient to pay the redemption price for the preferred stock. The preferred stock will be redeemed on January 7, 2016 at a redemption price of $25.00 per share, plus accumulated, accrued and unpaid dividends to, but not including, the redemption date of $0.61667 per share, for a total redemption price of $25.61667 per share.

Sale of Certain Businesses

        The merger agreement requires the Company to use commercially reasonable efforts to consummate, prior to the closing of the merger, the sale of certain of its United States businesses to one or more persons who are not affiliates of the Company for an all-cash purchase price and on arms-length terms reasonably acceptable to Orlen.

Other Covenants

        The merger agreement contains additional agreements between the Company, Orlen and Merger Sub relating to, among other things:

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  Public Statements.  The merger agreement provides that Orlen and the Company will not, and each will cause its representatives not to, issue any public announcements regarding the merger agreement or any transactions contemplated by the merger agreement without the prior written approval of the other. Notwithstanding the foregoing, the merger agreement provides that (i) Orlen or the Company may issue a public announcement or other public disclosures required by law or the rules of any stock exchange upon which such party's capital stock is traded, provided, that each party uses reasonable best efforts to afford the other party an opportunity to first review the content of the proposed disclosure and provide comments, (ii) the Company may communicate with its employees without obtaining Orlen's consent and (iii) the Company may make public announcements in connection with an Acquisition Proposal or a change in Board's recommendation without obtaining Orlen's consent.

  •
  Access to Information.  Subject to certain exceptions and to the extent not unduly disruptive to the Company's business, Company will afford Orlen and its accountants, legal counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to all properties, books and records and personnel of the Company and its subsidiaries as Orlen may reasonably request, except that such access shall be conducted at Orlen's expense, at a reasonable time, under the supervision of appropriate personnel of the Company or its subsidiaries and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company or its subsidiaries.

  •
  Notification of Certain Matters.  The Company and Orlen must give prompt notice to each other of, among other things, communication received from any governmental authority in connection with the transaction contemplated by the merger agreement, any actions threatened or commenced relating to the transaction contemplated by the merger agreement, the discovery of any fact or circumstances that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would result in one of the conditions to the merger stated in the merger agreement to fail to be satisfied and any event that would cause any of the conditions to the closing of the merger not to be satisfied.

  •
  Transaction-Related Litigation.  The Company must give Orlen the opportunity to consult with the Company regarding the defense or settlement of any litigation filed against the Company or any of its directors or officers related to the tender offer and the merger and will not settle such litigation without the prior written consent of Orlen, which consent shall not be unreasonably withheld, delayed or conditioned.

  •
  Compliance Matters.  Prior to the effective time of the merger, the Company will take all steps required to cause any dispositions of shares of our common stock that result from the tender offer, the merger and the other transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act. The Company also will, prior to the closing of the tender offer and to the extent permitted by law, take such steps as reasonably required to cause each agreement, arrangement or understanding that is or will be entered into by the Company or its subsidiaries with any officer, director or other employee to be approved as an "employment compensation, severance or other employee benefit arrangement" within the meaning of Rule 14d-10(d)(1) under the Exchange Act and to otherwise satisfy the requirements of Rule 14d-10(d) under the Exchange Act.

Conditions to the Merger

        Pursuant to the merger agreement, the respective obligations of each party to consummate the merger are subject to the satisfaction at or prior to the effective time of each of the following conditions:

  •
  the merger agreement has been approved by our shareholders at the special meeting;

  •
  no governmental authority of competent jurisdiction has enacted, issued, promulgated, entered or enforced any law or order that has the effect of making the consummation of the merger illegal or has the effect of prohibiting or otherwise preventing the consummation of the merger; and

  •
  the Company has provided Orlen with a FIRPTA Certificate in a form reasonably acceptable to Orlen, to the effect that the Company is not and has not been a "United States real property holding corporation," as defined in Section 897(c)(2) of the Code, during the period described in Section 897(c)(1) of the Code, and no interest in the Company is a "United States real property interest" as defined in Section 897(c)(1) of the Code.

Termination

        The merger agreement provides that it may be terminated, and the tender offer abandoned, at any time prior to the consummation of the tender offer:

  •
  by mutual written agreement of Orlen and the Company;

  •
  by either Orlen or the Company, if the tender offer shall have expired or been terminated in accordance with the terms of the merger agreement without Merger Sub (or Orlen on Merger Sub's behalf) having accepted for payment any shares of our company common stock pursuant to the tender offer; provided that the right to terminate the merger agreement pursuant to this subparagraph will not be available to any party whose action or failure to fulfill any obligation under the merger agreement caused or resulted in (a) any of the conditions to the tender offer set forth in the merger agreement having failed to be satisfied or (b) the expiration or termination of the tender offer in accordance with the terms of the merger agreement without Merger Sub (or Orlen on Merger Sub's behalf) having accepted for payment any shares of our company common stock pursuant to the tender offer, and, in either case, such action or failure to act constitutes a material breach of the merger agreement; or

  •
  by either Orlen or the Company, if Merger Sub (or Orlen on Merger Sub's behalf) has not accepted for payment any shares of our company common stock pursuant to the tender offer on or before March 31, 2016; provided, that, in the event that if, as of March 31, 2016, certain regulatory approvals have not been satisfied, such date shall, unless Orlen and the Company agree in writing otherwise, automatically be extended to September 30, 2016; provided, that the right to terminate the merger agreement pursuant to this (iii) will not be available to any party whose action or failure to fulfill any obligation under the merger agreement caused or resulted in (a) any of the conditions to the tender offer set forth in the merger agreement having failed to be satisfied or (b) the expiration or termination of the tender offer in accordance with the terms hereof without Merger Sub (or Orlen on Merger Sub's behalf) having accepted for payment any shares of our company common stock pursuant to the tender offer, and, in either case, such action or failure to act constitutes a material breach of the merger agreement; or

  •
  by the Company, if there is an uncured breach of any covenant or uncured inaccuracy in any representation of Orlen or Merger Sub contained in the merger agreement that would reasonably be expected to materially impede or delay the ability of Orlen or Merger Sub to consummate the tender offer and the merger in accordance with the terms of the merger agreement and applicable law and is incapable of being cured through the exercise of commercially reasonable efforts or, if capable of being cured through the exercise of commercially reasonable efforts, is not cured within 20 calendar days from the date of delivery of written notice from the Company to Orlen of such breach or inaccuracy or of Orlen and Merger Sub terminate their commercially reasonable efforts to cure such breach or inaccuracy; provided, that the Company will not have the right to terminate the merger agreement pursuant to this provision if any of the circumstances described herein resulted primarily from the breach of the merger agreement by the Company;

  •
  by Orlen, if there is (a) an uncured breach of any covenant of the Company contained in the merger agreement that would make the condition to the tender offer providing that the Company will not have breached or failed to perform in any material respect any of its covenants under the merger agreement that are required to be performed prior the expiration of the tender offer not reasonably expected to be satisfied at the time of such breach or (b) an uncured inaccuracy in any representation of the Company contained in the merger agreement that would make the condition to the tender offer relating to the accuracy of the Company's representations and warranties not reasonably expected to be satisfied at the time such representation and warranty became inaccurate; provided, that in the event such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company through the exercise of commercially reasonable efforts, then Orlen will not have the right to terminate the merger agreement pursuant to this (v) until the earlier to occur of (1) a 20 calendar day period after delivery of written notice from the Orlen to the Company of such breach or inaccuracy, as applicable, or (2) the termination by the Company of commercially reasonable efforts to cure such breach or inaccuracy; provided that, Orlen may not terminate the merger agreement pursuant to this provision if any of the circumstances described herein resulted primarily from the breach of the merger agreement by Orlen or Merger Sub;

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  by the Company, in order to enter into a definitive agreement to consummate a Superior Proposal; provided that (a) such Acquisition Proposal did not arise out of a breach of the Company's obligations under the merger agreement and the Company has complied in all material respects with its obligations described above under the section herein titled "The Merger Agreement (Proposal 1)—Board Recommendation; Non-Solicitation" in respect of a Superior Proposal, (b) unless a change in the Board's recommendation that the shareholders approve the merger shall previously have been effected in accordance with the merger agreement (1) prior to terminating the merger agreement pursuant to this (vi), the Board has given Orlen at least five business days prior written notice and such notice sets forth the material terms and conditions of the Superior Proposal in reasonable detail and an opportunity, during such five business day period, to meet with the Board and its outside legal counsel to enable Orlen and the Company to discuss in good faith a modification to the terms and conditions of the merger agreement so that the transactions contemplated by the merger agreement may be effected and (2) Orlen has not made, within five business days after receipt of the Company's written notice of its intention to terminate the merger agreement pursuant to this (vi), a counter-offer or proposal of a nature such that the Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the Acquisition Proposal no longer constitutes a Superior Proposal and (c) in connection with the termination of the merger agreement, the Company tenders to Orlen (and pays to Orlen if Orlen agrees to accept such payment) the termination fee (as defined below); provided, that these provisions apply also to any material amendment to any Acquisition Proposal and require a new three business day prior notice to Orlen; or

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  by Orlen, if the Board changes its recommendation described above.

        Because the tender offer has been consummated, the merger agreement may no longer be terminated by the parties pursuant to the forgoing termination provisions.

Effect of Termination

        In the event of a termination of the merger agreement by either the Company or Orlen, the merger agreement would have become void and there would be no liability or obligation on the part of the Company, Orlen, Merger Sub or their respective subsidiaries, officers or directors, employees, agents or representatives except with respect to certain specified provisions and with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach or fraud by another party of any of its representations, warranties, covenants or other agreements set forth in the merger agreement.

Termination Fees

        The merger agreement provides that, if:

  (i)
  (a) following the execution and delivery of the merger agreement and prior to the termination of the merger agreement, a bona fide Acquisition Proposal has been publicly announced or proposed and not withdrawn, and (b) the merger agreement is terminated pursuant to the third bullet point in the section herein titled "—Termination", and (c) within nine months following such termination, either an Acquisition Transaction is consummated or the Company enters into a definitive contract providing for an Acquisition Transaction, then the Company will pay to Orlen (or its designee), within one business day after the event described in the preceding clause (a) that triggers the obligation to pay such fee, a fee in the amount of Four Million Dollars ($4,000,000) (provided that for purposes of this clause (i) the references to "20%" and "80%" in the definition of "Acquisition Transaction" will be deemed to be references to "50%").

  (ii)
  (a) following the execution and delivery of the merger agreement and prior to the breach described in clause (b) below that forms the basis for the termination of the merger agreement, a bona fide Acquisition Proposal has been publicly announced or proposed and not withdrawn and (b) the merger agreement is thereafter terminated pursuant to clause (a) of the fifth bullet point in the section herein titled "—Termination" (solely where the underlying breach of the covenant or agreement by the Company was a willful breach or fraud), and (c) within nine months following the termination of this merger agreement, either an Acquisition Transaction is consummated or the Company enters into a definitive contract providing for an Acquisition Transaction, then the Company shall pay to Orlen (or its designee), within one business day after the event described in the preceding clause (c) that triggers the obligation to pay such fee, the termination fee (provided that for purposes of this clause (ii) the references to "20%" and "80%" in the definition of "Acquisition Transaction" will be deemed to be references to "50%").

        In the event that the merger agreement is terminated pursuant to pursuant to the fourth or fifth bullet points in the section herein titled "—Termination", the Company will pay to Orlen (or its designee), contemporaneously with such termination, the termination fee. Because the tender offer has been consummated and the merger agreement therefore can no longer be terminated by the parties pursuant to the termination provisions described above, there no longer exist any circumstances in which the Company would be obligated to pay the termination fee to Orlen.

Amendment; Waiver

        Any provision of the merger agreement may be amended or supplemented prior to the effective time of the merger (whether before or after receiving the shareholder approval) by written agreement of the parties authorized by their respective boards of directors. However, after the consummation of the tender offer, any such amendment of the merger agreement (including any such amendment or other instrument that purports to terminate the merger agreement) shall be effective only if it has been approved by a majority of the members of the Board who were members of the Board as of the date of the merger agreement.

        Additionally, at any time prior to the effective time of the merger, a party may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party or parties, waive any inaccuracies in representations and warranties and waive compliance by the other party with any of their agreements contained in the merger agreement. However, after the consummation of the tender offer, any such waiver by the Company shall be effective only if it has been approved by a majority of the members of the Board who were members of the Board as of the date of the merger agreement. Any agreement to a waiver or extension must be set forth in writing and signed by the party granting the waiver or extension.

Remedies; Specific Performance

        The merger agreement provides that, in the event the Company pays the termination fee and/or expense reimbursement described above under "—Termination Fees" to Orlen when required, the Company will have no further liability to Orlen or Merger Sub. The merger agreement also provides that the parties are entitled to obtain an injunction to prevent breaches of the merger agreement and to specifically enforce the merger agreement.

        Because Orlen and its affiliates collectively own more than 50% of the outstanding shares of our common stock and have agreed to vote their shares in favor of the merger agreement, the approval of the merger agreement at the special meeting is assured without the vote of any other shareholder.

        The Board unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

ADVISORY VOTE REGARDING MERGER-RELATED COMPENSATION (PROPOSAL 2)

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the "golden parachute" compensation arrangements for our named executive officers.

        We are asking our shareholders to indicate their approval of the various change in control payments which our named executive officers will or may be eligible to receive in connection with the transactions contemplated by the merger agreement. These payments are set forth in the tables in the section of this proxy statement entitled "The Merger—Merger-Related Compensation" and are further described in the accompanying footnotes and the associated narrative discussion. That summary includes all the compensation and benefits known at this time that may be paid or become payable to the FX Energy named executive officers that are based on or otherwise relate to the transactions contemplated by the merger agreement, other than payments they may receive in respect of shares of our common stock held by them pursuant to the tender offer or the merger.

        The Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

        The Board recommends that the shareholders of FX Energy approve the following resolution:

    "RESOLVED, that the shareholders of FX Energy approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement as disclosed pursuant to Item 402(t) of Regulation S-K under the heading "The Merger—Merger Related Compensation" (which disclosure includes the compensation table and the related narrative disclosures required pursuant to Item 402(t) of Regulation S-K)."

        The vote on the advisory compensation proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve the merger agreement and vote not to approve the advisory compensation proposal and vice versa. Under our bylaws, the advisory compensation proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the special meeting. Abstentions will have the same effect as a vote "against" the advisory compensation proposal, while shares not in attendance, including broker non-votes, will not have the effect of a vote against the advisory compensation proposal.

        Because the vote on the advisory compensation proposal is advisory only, it will not be binding on us or the Board. Accordingly, if the merger agreement is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of FX Energy shareholders.

        The Board unanimously recommends that you vote "FOR" the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated by the merger agreement.

 FX ENERGY SHAREHOLDER PROPOSALS

        If the merger is completed, we may not hold an annual meeting of shareholders in 2016. If the merger is not completed, as a shareholder, you will continue to be entitled to attend and participate in our annual meetings of shareholders, and we will hold a 2016 annual meeting of shareholders. In that case, we will provide notice of or otherwise publicly disclose the date on which such 2016 annual meeting will be held. If the 2016 annual meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2016 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.

        Any proposal that a shareholder wishes to include in proxy materials for our 2016 annual meeting of shareholders pursuant to SEC Rule 14a-8 must have been received no later than the close of business on January 2, 2016 (unless the meeting date is changed by more than 30 days from the anniversary of the 2015 annual meeting, in which case a proposal must be received a reasonable time before we print proxy materials) and must be submitted in compliance with the rule. Proposals should be directed to FX Energy's principal executive offices, Attn: Corporate Secretary, 3006 Highland Drive, #206, Salt Lake City, Utah 84106, and should comply with the requirements of Rule 14a-8.

        Any proposal or nomination for director that a shareholder wishes to propose for consideration at the 2016 annual meeting of shareholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Section 2.12 of our bylaws, and must have been received at our principal executive offices not less than 30 days prior to the 2016 annual meeting. In the event that less than 40 days' notice of the date of the 2016 annual meeting is given to shareholders, to be timely, a shareholder's notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed.

        Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with our bylaws.

        If our Corporate Secretary receives at the address listed above any shareholder proposal intended to be presented at the 2016 annual meeting without inclusion in the proxy statement for the meeting after the deadline specified in our bylaws (or if such proposal is received less than a reasonable time before we send proxy materials, if the date of the 2016 annual meeting of shareholders is changed by more than 30 days from the anniversary of the 2015 annual meeting), SEC Rule 14a-4(c) provides that the proxies designated by the Board will have discretionary authority to vote on such proposal. The proxies designated by the Board also will have such discretionary authority, notwithstanding the shareholder's compliance with the deadlines described above, if we advise shareholders in the proxy statement for the meeting about the nature of the matter and how management intends to vote on such matter, and the shareholder does not comply with specified provisions of the SEC's rules.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC through its Electronic Data Gathering Analysis and Retrieval (EDGAR) System. These filings may be reviewed at and downloaded from the website maintained by the SEC at www.sec.gov. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public from various commercial document retrieval services.

        Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to FX Energy, Inc., Attn: Corporate Secretary, 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106. If you would like to request documents, please do so by December 28, 2015, in order to receive them before the special meeting.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER     , 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

        YOUR VOTE IS IMPORTANT.    Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided as described in the enclosed proxy card. Giving your proxy now will not affect your right to vote in person if you attend the meeting.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact Scott J. Duncan at (801) 486-5555

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ORLEN UPSTREAM SP. Z O.O.

KIWI ACQUISITION CORP.

AND

FX ENERGY, INC.

OCTOBER 13, 2015 CET (OCTOBER 12, 2015 MST)

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Acceptance Time	Section 1.1(f)
Agreement	Introductory Paragraph
Articles of Merger	Section 2.1
Audited Financial Statements	Section 4.6(a)
Available Shares	Section 1.4(a)
Benefit Period	Section 6.9(c)
Book-Entry Shares	Section 2.7(c)
Cancelled Company Common Shares	Section 2.4(b)(ii)
Capitalization Date	Section 3.5(a)
Capitalization Representation	Section 1.1(b)(iv)
CBP	Section 3.23
Certificates	Section 2.7(c)
Change in Control Compensation Agreements	Section 6.9(b)
Closing	Section 2.6(a)
Closing Date	Section 2.6(a)
Company	Introductory Paragraph
Company Board Recommendation	Section 1.2(b)(i)
Company Board Recommendation Change	Section 1.2(b)(ii)
Company Disclosure Letter	Article III
Company Employee Benefit Plan	Section 3.17(a)
Company Indemnified Person	Section 6.10(a)
Company Intellectual Property	Section 3.20
Company Reserve Reports	Section 3.19
Company Restricted Share	Section 2.8(a)
Company Securities	Section 3.5(c)
Company Stock Option	Section 2.8(a)
Confidentiality Agreement	Section 8.8
Consent	Section 3.3
Contamination	Section 3.16(f)
Continuing Directors	Section 8.3
CPSC	Section 3.23
D&O Insurance	Section 6.10(c)
Determination Notice	Section 1.2(b)(iii)
Dissenting Shares	Section 2.9
EAR	Section 3.22
Effective Time	Section 2.1
Exchange Fund	Section 2.7(b)
Expiration Date	Section 1.1(e)
FDA	Section 3.23
Fundamental Representations	Section 1.1(b)(iv)
FX Poland	Section 1.3
Governmental Proceeding Condition	Section 1.1(b)(viii)
Illegality Condition	Section 1.1(b)(vi)
Indemnification Expenses	Section 6.10(a)
ITAR	Section 3.22
Material Contract	Section 3.12(a)
Maximum Annual Premium	Section 6.10(c)
Merger	Recitals
Merger Consideration	Section 2.4(b)(i)

A-iv

Merger Sub	Introductory Paragraph
Minimum Condition	Section 1.1(b)(i)
Nevada Secretary of State	Section 2.1
OFAC	Section 3.22
Offer	Recitals
Offer Conditions	Section 1.1(b)
Offer Documents	Section 1.1(g)
Offer Price	Recitals
Parent	Introductory Paragraph
Parent Disclosure Letter	Article IV
Payment Agent	Section 2.7(a)
Permits	Section 3.13
Preferred Stock	Section 3.5(a)
Proceeding	Section 6.10(a)
Promissory Note	Section 1.4(a)
Proxy Statement	Section 2.5(b)
Rabbi Trust	Section 6.9(b)
Rabbi Trust Agreement	Section 6.9(b)
Regulatory Condition	Section 1.1(b)(ii)
Representatives	Section 6.1(b)
Sarbanes-Oxley Act	Section 3.7
Schedule 14D-9	Section 1.2(a)
Schedule TO	Section 1.1(g)
SEC Reports	Section 3.7
Shareholder Approval	Section 3.2(b)
Shareholder Meeting	Section 2.5(a)
Short-Form Merger Threshold	Section 1.4(a)
Subsidiary Securities	Section 3.6(d)
Surviving Corporation	Section 2.1
Tail Policy	Section 6.10(c)
Termination Condition	Section 1.1(b)(vii)
Termination Date	Section 7.1(c)
Termination Fee Amount	Section 7.3(a)
Top-Up Closing	Section 1.4(c)
Top-Up Exercise Notice	Section 1.4(c)
Top-Up Notice Receipt	Section 1.4(c)
Top-Up Option	Section 1.4(a)
Top-Up Option Shares	Section 1.4(a)
Willful Breach	Section 7.2(b)

A-v

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 13, 2015 CET (October 12, 2015 MST) by and among Orlen Upstream sp. z o.o., a Polish private limited company ("Parent"), Kiwi Acquisition Corp., a Nevada corporation and a wholly-owned Subsidiary of Parent ("Merger Sub"), and FX Energy, Inc., a Nevada corporation (the "Company"). All capitalized terms that are used in this Agreement but not otherwise defined herein shall have the respective meanings ascribed thereto in Annex A unless the context clearly indicates otherwise.

RECITALS

        WHEREAS, it is proposed that Merger Sub shall commence a tender offer (the "Offer") to acquire all of the outstanding Company Common Shares at a price of $1.15 per Company Common Share, net to the holder thereof in cash, without interest (such amount, or any higher amount per Company Common Share that may be paid pursuant to the Offer, being hereinafter referred to as the "Offer Price"), all upon the terms and subject to the conditions set forth herein.

        WHEREAS, it is proposed that, following the acceptance for payment of Company Common Shares pursuant to the Offer, Merger Sub will be merged with and into the Company (the "Merger"), each Company Common Share (other than Cancelled Company Common Shares and, if applicable, Dissenting Shares) that is issued and outstanding immediately prior to the Effective Time will thereupon be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, and the Company will continue as the Surviving Corporation, in accordance with Nevada Law, with Parent owning all of the common stock of the Surviving Corporation, all upon the terms and subject to the conditions set forth herein.

        WHEREAS, each of the respective Boards of Directors of Parent and Merger Sub has approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, all upon the terms and subject to the conditions set forth herein.

        WHEREAS, PKN ORLEN SA, Parent's direct parent company, has resolved to make a capital contribution to Parent in an amount sufficient to provide Parent the financing necessary to satisfy its economic obligations under this Agreement, pursuant to, in accordance with and at the times required by this Agreement.

        WHEREAS, the Board of Directors of the Company has duly and unanimously (i) determined that it is in the best interests of the Company and the Company Common Stockholders, and declared it advisable, to enter into this Agreement and that the transactions contemplated herein, including the Offer and the Merger, are advisable and in the best interests of the Company and the Company Common Stockholders, (ii) approved the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (iii) resolved to recommend that the Company Common Stockholders tender their shares to Merger Sub pursuant to the Offer, and (iv) resolved to submit this Agreement to a vote of the Company Common Stockholders if required by Nevada Law to consummate the Merger and, in connection therewith, to recommend approval and adoption of this Agreement by the Company Common Stockholders, all upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE OFFER

        Section 1.1.    The Offer.

          (a)    Offer Commencement.    Provided that (i) this Agreement shall not have been terminated pursuant to Section 7.1, (ii) none of the events or conditions described in clause (vi) or (viii) of

  Section 1.1(b) shall have occurred and be continuing, (iii) the Company has complied in all material respects with its obligation to provide information to Parent pursuant to Section 1.1(g) and has provided to Parent, in writing, all information concerning the Company that is required by applicable securities laws to be included in the Schedule TO or the Offer Documents and (iv) the Company is prepared (in accordance with Section 1.2(a)) to file the Schedule 14D-9 with the SEC on the same day as Merger Sub commences the Offer, Merger Sub shall (and Parent shall cause Merger Sub to) commence the Offer (within the meaning of Rule 14d-2 under the Exchange Act) to purchase all of the Company Common Shares at a price per Company Common Share equal to the Offer Price (subject to the terms of Section 1.1(d)) as promptly as practicable (but in no event later than ten (10) Business Days) after the date of the initial public announcement of this Agreement or, if the Offer is not so commenced because of any of the events or conditions described in clause (ii), (iii) or (iv) of this Section 1.1(a), as promptly as practicable after no such event or condition is continuing.

          (b)    Offer Conditions.    Provided that this Agreement shall not have been terminated pursuant to Section 7.1 and subject to the rights and obligations of Merger Sub to extend, terminate or amend the Offer in accordance with the terms and conditions of this Agreement, Merger Sub shall not be required to (and Parent shall not be required to cause Merger Sub to) accept for payment or, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) under the Exchange Act) pay for any validly tendered and not validly withdrawn Company Common Shares, and Merger Sub may (and Parent may cause Merger Sub to) delay the acceptance for payment of or, subject to any applicable rules and regulations of the SEC (including Rule 14e-1(c) under the Exchange Act) the payment for, any Company Common Shares that are validly tendered and not validly withdrawn in the Offer in the event that:

              (i)  at the scheduled expiration of the Offer, there shall not have been validly tendered in accordance with the terms of the Offer (after giving effect to any valid withdrawals of previously tendered Company Common Shares) a number of Company Common Shares that, taken together with any Company Common Shares then owned, directly or indirectly, by Parent or Merger Sub, represent at least a majority of all then outstanding Company Common Shares (determined on a fully diluted basis) and at least a majority of the voting power of the shares of the capital stock of the Company then outstanding (determined on a fully diluted basis) and entitled to vote upon the approval and adoption of this Agreement on the date the Company Common Shares are accepted for payment (collectively, the "Minimum Condition"); or

             (ii)  at the scheduled expiration of the Offer, any applicable filings or approvals or any mandatory waiting periods under Antitrust Laws that are required for the consummation of the Offer and the Merger shall not have been made, obtained or expired, as the case may be (the "Regulatory Condition"); or

            (iii)  the Company shall have breached or failed to perform in any material respect any of its covenants under this Agreement to be performed prior to the scheduled expiration of the Offer and such breach or failure shall not have been waived by Parent and Merger Sub or cured by the Company; or

            (iv)  (A) any of the representations and warranties set forth in Section 3.2 or Section 3.11(a) (collectively, the "Fundamental Representations") shall not have been true and correct as of the date of this Agreement or shall not be true and correct as of immediately prior to the scheduled expiration of the Offer with the same force and effect as if made on and as of such time (other than any such representation or warranty that is made only as of a specified date, which need only to be true and correct as of such specified date); (B) the representations and warranties set forth in Section 3.5 (the "Capitalization Representation")

    shall not have been true and correct as of the date of this Agreement or shall not be true and correct as of immediately prior to the scheduled expiration of the Offer with the same force and effect as if made on and as of such time (other than any such representation or warranty that is made only as of a specified date, which need only to be true and correct as of such specified date), except for any such failures to be true and correct that, individually and in the aggregate, would cause the aggregate amount required to be paid by Parent and/or Merger Sub to purchase Company Common Shares pursuant to the Offer to increase by less than $100,000; and (C) any of the representations and warranties of the Company set forth in Article III (other than the Fundamental Representations and the Capitalization Representation), disregarding any "materiality," "Company Material Adverse Effect" or other similar qualifications, shall not have been true and correct as of the date of this Agreement or shall not be true and correct as of immediately prior to the scheduled expiration of the Offer with the same force and effect as if made on and as of such time (other than any such representation or warranty that is made only as of a specified date, which need only to be true and correct as of such specified date), except, in the case of this clause (C), to the extent that the failure of such representations and warranties not to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect; or

             (v)  the Company shall not have delivered to Parent and Merger Sub a certificate dated as of the date of the scheduled expiration of the Offer signed on its behalf by the Chief Executive Officer or Chief Financial Officer of the Company to the effect that the conditions set forth in clauses (iii) and (iv) of this Section 1.1(b) have been satisfied; or

            (vi)  any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, entered or enforced any Law or Order that is then in effect or which is deemed to be applicable to the Offer or the Merger pursuant to an authoritative interpretation by or on behalf of a Governmental Authority and has the effect of making the Offer or the Merger illegal or prohibiting or otherwise preventing the consummation of the Offer or the Merger (the "Illegality Condition"); or

           (vii)  this Agreement shall have been terminated in accordance with Article VII (the "Termination Condition"); or

          (viii)  there shall be pending any suit, action or proceeding (other than any such action or proceeding described in Section 1.1(b)(viii) of the Company Disclosure Letter) by any Governmental Authority of competent jurisdiction against the Company, Parent or Merger Sub in connection with the Offer or the Merger, (A) challenging the acquisition by Parent or Merger Sub of any Company Common Shares pursuant to the Offer or seeking to make illegal, restrain or prohibit the making or consummation of the Offer or the Merger, (B) seeking to prohibit or impose limitations on the ability of Parent or Merger Sub, or otherwise to render Parent or Merger Sub unable, to accept for payment, pay for or purchase any or all of the Company Common Shares pursuant to the Offer or the Merger or seeking to require divestiture of any or all of the Company Common Shares to be purchased pursuant to the Offer, the Top-Up Option or in the Merger, (C) seeking to prohibit or impose any significant limitations on the ownership or operation by Parent, the Company or any of their respective Subsidiaries, of all or any portion of the businesses or assets of Parent, the Company or any of their respective Subsidiaries as a result of or in connection with the Offer, the Merger or any other transactions contemplated by this Agreement, or otherwise seeking to compel Parent, the Company or any of their respective Subsidiaries to divest, dispose of, license or hold separate any portion of the businesses or assets of Parent, the Company or any of their respective Subsidiaries as a result of or in connection with the Offer or the Merger, or (D) seeking to prohibit or impose limitations on the ability of Parent or Merger Sub effectively to acquire, hold or exercise full rights of ownership of the Company Common Shares to be purchased pursuant to the Offer, upon exercise of the Top-Up Option or otherwise in the Merger, including the right to vote the Company Common Shares purchased by it on all matters properly presented to the Company Common Stockholders (the "Governmental Proceeding Condition");

  (the conditions set forth in the preceding clauses (i)-(viii), inclusive, of this Section 1.1(b) being referred to herein, collectively, as the "Offer Conditions").

          (c)    Waiver of Offer Conditions.

              (i)  Neither Parent nor Merger Sub may waive the Minimum Condition or the Termination Condition without the prior written consent of the Company.

             (ii)  Other than the Minimum Condition and the Termination Condition, the Offer Conditions are for the sole benefit of Parent and Merger Sub and, accordingly, Parent and Merger Sub may waive any such Offer Conditions, in whole or in part, at any time and from time to time, regardless of the circumstances giving rise to any such conditions, prior to the expiration of the Offer, in their sole and absolute discretion.

          (d)    Amendment of Offer Terms and Conditions.

              (i)  Parent and Merger Sub may, and hereby expressly reserve the right to, increase the Offer Price or otherwise amend, modify or make changes to the terms and conditions of the Offer; provided, however, that unless otherwise provided by this Agreement or previously approved by the Company in writing, neither Parent nor Merger Sub may make any change to the terms and conditions of the Offer that:

              (A)  decreases the Offer Price;

              (B)  changes the form of consideration to be paid in the Offer;

              (C)  reduces the number of Company Common Shares sought to be purchased in the Offer;

              (D)  waives, amends, modifies or otherwise changes the Minimum Condition or the Termination Condition;

              (E)  amends, modifies or otherwise changes any Offer Conditions (other than the Minimum Condition or the Termination Condition) in a manner that adversely affects or reasonably could adversely affect the Company Common Stockholders in any material respect;

              (F)  imposes conditions to the Offer that are in addition to the Offer Conditions set forth in Section 1.1(b); or

              (G)  extends the Expiration Date in a manner other than as required or permitted by this Agreement.

             (ii)  The Offer Price shall be automatically adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Shares occurring on or after the date hereof and prior to Merger Sub's acceptance for payment of, and payment for, Company Common Shares tendered pursuant to the Offer.

          (e)    Expiration and Extension of Offer.    On the terms and subject to the conditions of this Agreement and the Offer, the Offer shall initially be scheduled to expire at 12:01 a.m., Eastern

  Time, on the twenty-first (21st) business day following the date the Offer is first commenced, determined in accordance with Rule 14d-1(g)(3) and Rule 14e-1(a) under the Exchange Act (unless otherwise agreed to in writing by Parent and the Company) (such date or such subsequent date to which the expiration of the Offer is extended in accordance with the terms of this Agreement, the "Expiration Date"); provided, however, that notwithstanding the foregoing or anything to the contrary set forth in this Agreement:

              (i)  Merger Sub shall (and Parent shall cause Merger Sub to) extend the Offer for any period required by any rule, regulation or other requirement of the SEC (or its staff) that is applicable to the Offer or any NASDAQ Rule that is applicable to the Offer;

             (ii)  in the event that the Minimum Condition, the Regulatory Condition, or the Governmental Proceeding Condition is not satisfied as of any scheduled Expiration Date (and has not been waived by Merger Sub) or, as a result of an Order that has not become final and non-appealable, the Illegality Condition is not satisfied as of any scheduled Expiration Date (and has not been waived by Merger Sub) and provided that the Regulatory Condition, the Governmental Proceeding Condition, or the Illegality Condition, as applicable, could reasonably be expected to be satisfied on or prior to the Termination Date, Merger Sub shall (and Parent shall cause Merger Sub to) extend the Offer for successive extension periods of up to ten (10) Business Days each in order for the parties hereto to further seek satisfaction of the Minimum Condition, the Regulatory Condition, the Governmental Proceeding Condition, or the Illegality Condition, as applicable;

            (iii)  in the event that any of the Offer Conditions set forth in clause (iii), (iv) or (v) of Section 1.1(b) are not satisfied or waived as of any scheduled Expiration Date and Parent would not then be permitted to terminate this Agreement pursuant to Section 7.1(e), Merger Sub shall (and Parent shall cause Merger Sub to) extend the Offer for successive extension periods of up to ten (10) Business Days each in order for the Company to further seek satisfaction of such Offer Conditions; provided, however, that Merger Sub shall not be required to extend the Offer pursuant to this clause (iii) beyond the date on which Parent would be permitted to terminate this Agreement pursuant to Section 7.1(e);

            (iv)  in the event that any of the Offer Conditions (other than the Minimum Condition, the Regulatory Condition, the Governmental Proceeding Condition or the Illegality Condition) are not satisfied or waived as of any scheduled Expiration Date, Merger Sub may (but, except as provided in clause (iii) of this Section 1.1(e), shall not be required to) extend the Offer for one (1) or more successive extension periods of up to ten (10) Business Days each in order for the parties hereto to further seek satisfaction of the Offer Conditions or to permit the waiver of such Offer Conditions; and

             (v)  in the event that the Company delivers a Determination Notice to Parent in accordance with Section 1.2(b) less than seven (7) Business Days prior to any scheduled Expiration Date, Merger Sub shall (and Parent shall cause Merger Sub to) extend the Offer to a date not earlier than seven (7) Business Days after the date of delivery of the Determination Notice;

    provided, however, that notwithstanding the foregoing clauses (i)-(v) of this Section 1.1(e), inclusive, in no event shall Merger Sub be required to (or permitted to, without the prior written consent of the Company) extend the Offer beyond the Termination Date unless at such time Parent would not be permitted to terminate this Agreement pursuant to Section 7.1(c); and provided further, that the foregoing clauses (i)-(v) of this Section 1.1(e), inclusive, shall not be deemed to impair, limit or otherwise restrict in any manner the right of Parent to terminate this Agreement pursuant to the terms of Article VII; and provided, further, that Merger Sub shall not withdraw or terminate the Offer prior to any scheduled Expiration

    Date without the prior written consent of the Company except in the event that this Agreement is terminated pursuant to the terms of Article VII.

    Following the Acceptance Time, if necessary to obtain sufficient Company Common Shares to reach the Short-Form Merger Threshold (without regard to Company Common Shares issuable upon the exercise of the Top-Up Option or Company Common Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee), Merger Sub may, in its sole discretion, provide for a "subsequent offering period" (and one or more extensions thereof) in accordance with Rule 14d-11 under the Exchange Act. Subject to the terms and conditions of the Offer, Merger Sub shall (and Parent shall cause Merger Sub to) immediately accept for payment, and pay for, all Company Common Shares that are validly tendered pursuant to the Offer during such "subsequent offering period." The Offer Documents shall provide for the possibility of a "subsequent offering period" in a manner consistent with the terms of this paragraph.

          (f)    Payment for Company Common Shares.    On the terms and subject to the conditions of this Agreement and the Offer, including the satisfaction or waiver (if permitted) of the Offer Conditions, promptly after the Expiration Date, Merger Sub shall (and Parent shall cause Merger Sub to) accept for payment (such time of the acceptance, the "Acceptance Time") and pay for all Company Common Shares that are validly tendered pursuant to the Offer and not validly withdrawn prior to the expiration of the Offer. The Offer Price payable in respect of each Company Common Share that is validly tendered and not validly withdrawn pursuant to the Offer shall be paid without interest, net to the holder thereof in cash, and subject to required deductions and withholdings in accordance with Section 2.7(f). In the event that this Agreement is terminated pursuant to Article VII, Merger Sub shall (and Parent shall cause Merger Sub to) promptly (and, in any event, within twenty-four (24) hours of such termination), irrevocably and unconditionally terminate the Offer, and Merger Sub shall not acquire any Company Common Shares pursuant to the Offer. If the Offer is terminated or withdrawn by Merger Sub, Merger Sub shall promptly return, and shall cause any depository acting on behalf of Merger Sub to return, in accordance with applicable Law, all tendered Company Common Shares to the registered holders thereof.

          (g)    Schedule TO and Offer Documents.    On the date the Offer is commenced (within the meaning of Rule 14d-2 under the Exchange Act), Parent and Merger Sub shall (i) file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule TO") with respect to the Offer, which shall contain as an exhibit or incorporate by reference an offer to purchase and the related forms of the letter of transmittal and summary advertisement, if any, and any other ancillary Offer documents and instruments pursuant to which the Offer will be made (collectively, with any supplements or amendments thereto, the "Offer Documents"), and (ii) mail (or cause to be mailed) the Offer Documents to all Company Common Stockholders. Subject to the provisions of Section 1.2(b), the Schedule TO and the Offer Documents may include a description of the determinations and approvals of the Company Board set forth in Section 3.2(c) and a description of the Company Board Recommendation. The Company shall promptly furnish to Parent and Merger Sub in writing all information concerning the Company that is either required by applicable securities Laws to be included in the Schedule TO or the Offer Documents, or reasonably requested by Parent and Merger Sub for inclusion in the Schedule TO or the Offer Documents. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall promptly correct or supplement any information provided by it for use in the Schedule TO or the Offer Documents if and to the extent that such information is required to be corrected by the Exchange Act, the SEC or its staff or NASDAQ or to the extent such information shall have become false or misleading in any material respect or as otherwise required by applicable Law. Parent and Merger Sub shall take all steps necessary to cause the Schedule TO and the Offer Documents, as so corrected, to be filed with the SEC and the Offer Documents, as so corrected, to be disseminated to the Company Common Stockholders, in each case as and to the extent required by applicable securities Laws. Parent and Merger Sub shall provide the Company and its counsel a reasonable opportunity to review and comment on the Schedule TO and the Offer Documents prior to the filing thereof with the SEC and shall give due consideration to the reasonable additions, deletions or changes suggested thereto. Parent and Merger Sub shall provide to the Company and its counsel any and all comments that Parent, Merger Sub or their counsel may receive from the SEC or its staff with respect to the Schedule TO and the Offer Documents promptly after receipt thereof and provide the Company and its counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff.

          (h)    Funds.    Without limiting the generality of Section 6.13, Parent shall cause to be provided to Merger Sub all of the funds necessary to purchase any Company Common Shares that Merger Sub becomes obligated to purchase pursuant to the Offer and to pay the aggregate Merger Consideration.

        Section 1.2.    Company Offer Support.

          (a)    Schedule 14D-9.    Concurrently with the filing of the Schedule TO with the SEC, the Company shall, in a manner that complies with Rule 14D-9 under the Exchange Act, file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, and including all exhibits thereto, the "Schedule 14D-9"). Subject to the provisions of Section 1.2(b), the Schedule 14D-9 shall include (i) a description of the determinations and approvals set forth in Section 3.2(c) and the Company Board Recommendation and (ii) the fairness opinion of the Company's financial advisor referenced in Section 3.2(d) and a summary of the related material financial analysis in accordance with Item 1015(b) of Regulation M-A under the Exchange Act (regardless of whether such item is applicable) but subject to such summary being reasonably acceptable to such financial advisor. Each of Parent and Merger Sub shall promptly furnish to the Company in writing all information concerning Parent and Merger Sub that may be required by applicable securities Laws or reasonably requested by the Company for inclusion in the Schedule 14D-9. The Company shall cause the Schedule 14D-9 to be mailed to the Company Common Stockholders. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall promptly correct or supplement any information provided by it for use in the Schedule 14D-9 if and to the extent required by the Exchange Act, the SEC or its staff or NASDAQ or if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law. The Company shall take all steps necessary to cause the Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to the Company Common Stockholders, in each case as and to the extent required by applicable securities Laws. The Company shall provide Parent, Merger Sub and their counsel reasonable opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC and give due consideration to the reasonable additions, deletions or changes suggested thereto. The Company shall provide to Parent, Merger Sub and their counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly upon receipt thereof, and the Company shall provide Parent, Merger Sub and their counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff.

          (b)    Company Board Recommendation.

              (i)  The Company hereby approves and consents to the Offer, the Merger and the other transactions contemplated by this Agreement. Subject to the terms of this Section 1.2(b), the Company Board shall (A) recommend that the Company Common Stockholders (I) accept the Offer and tender their Company Common Shares to Merger Sub pursuant to the Offer and (II) if the Shareholder Approval is required by Nevada Law to consummate the Merger, grant the Shareholder Approval (the "Company Board Recommendation"), (B) include the Company Board Recommendation in the Schedule 14D-9 and the Proxy Statement and (C) permit Parent and Merger Sub to include a description of the Company Board Recommendation in the Offer Documents, in each case if and to the extent that a Company Board Recommendation Change has not been effected in accordance with this Section 1.2(b).

             (ii)  Subject to the terms of this Section 1.2(b), neither the Company Board nor any committee thereof shall (A) fail to make, withhold, withdraw, amend, qualify or modify the Company Board Recommendation, (B) approve, endorse or recommend an Acquisition Proposal, (C) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after the Company's receipt of a written request by Parent to provide such reaffirmation following the date that any Person or group (as defined in Section 13(d) of the Exchange Act) (I) shall have made an Acquisition Proposal (other than a tender offer or exchange offer described in clause (D) below) and the existence of such Acquisition Proposal becomes known in the public domain or (II) shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal or the existence of or information regarding an intention to make an Acquisition Proposal shall have otherwise become known in the public domain, (D) fail to recommend that the Company Common Stockholders reject, and not tender their Company Common Shares into, any tender offer or exchange offer with respect to the outstanding Company Common Shares that constitutes an Acquisition Proposal within ten (10) Business Days after commencement of such tender offer or exchange offer, (E) fail to include the Company Board Recommendation in the Schedule 14D-9 or the Proxy Statement, or (F) resolve, agree or publicly propose to take any of the foregoing actions (any action described in the preceding clauses (A)-(F) being referred to herein as a "Company Board Recommendation Change").

            (iii)  Notwithstanding the limitations set forth in Section 1.2(b)(ii), the Company Board may effect a Company Board Recommendation Change at any time prior to the Acceptance Time, if (A) the Company has received a written Acquisition Proposal that the Company Board believes in good faith is bona fide, and after consultation with its financial advisors and outside legal counsel, the Company Board shall have determined that such Acquisition Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal and after consultation with its outside legal counsel determines that the failure to effect a Company Board Recommendation Change would be inconsistent with the Company Board's fiduciary duties to the Company Common Stockholders under applicable Law, (B) such Acquisition Proposal did not arise out of a breach of the provisions of this Section 1.2(b) or Section 6.1, (C) prior to effecting such Company Board Recommendation Change, the Company Board shall have given Parent at least five (5) Business Days prior written notice thereof (a "Determination Notice") (which Determination Notice shall not constitute a Company Board Recommendation Change), unless at the time, there is less than five (5) Business Days until the Expiration Date, in which case the Company will provide as much notice as possible, which Determination Notice shall set forth the material terms and conditions of such Acquisition Proposal in reasonable detail (including the identity of the party making such Acquisition Proposal), and, during such five (5) Business Day period (or such shorter period until the Expiration Date), the opportunity to meet with the Company

    Board and its outside legal counsel, all with the purpose and intent of enabling Parent and the Company to discuss in good faith a modification of the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute, or to be reasonably expected to lead to, a Superior Proposal and the transactions contemplated hereby may be effected, and (D) Parent shall not have made, within five (5) Business Days after receipt of the Determination Notice (or such shorter period until the Expiration Date), a counter-offer or proposal of a nature such that the Company Board shall have determined in good faith (after consultation with its financial advisors and its outside legal counsel) that the Acquisition Proposal no longer constitutes or could reasonably be expected to lead to a Superior Proposal. The provisions of this Section 1.2(b)(iii) shall also apply to any material amendment to any Acquisition Proposal and require a new Determination Notice and a new three (3) Business Day notice period.

            (iv)  Notwithstanding the limitations set forth in Section 1.2(b)(ii), the Company Board may effect a Company Board Recommendation Change at any time prior to the Closing in response to an Intervening Event if (A) the Company Board shall have determined in good faith (after consultation with outside legal counsel) that, in light of such Intervening Event, the Company Board is reasonably required to effect a Company Board Recommendation Change in order to comply with its fiduciary duties under Nevada Law, (B) the Company Board shall have given Parent a Determination Notice at least five (5) Business Days prior to effecting such Company Board Recommendation Change, which Determination Notice shall specify in reasonable detail the facts underlying the Company Board's determination that an Intervening Event has occurred and the rationale and basis for such Company Board Recommendation Change and, during such five (5) Business Day period, the opportunity to meet with the Company Board and its outside legal counsel, all with the purpose and intent of enabling Parent and the Company to discuss in good faith a modification of the terms and conditions of this Agreement so as to obviate the need to effect a Company Board Recommendation Change on the basis of such Intervening Event so that the transactions contemplated hereby may be effected, and (C) following the expiration of such five (5) Business Day period, the Company Board shall have determined in good faith (after consultation with outside legal counsel) and after giving good faith consideration to any offer or proposal from Parent, that, in light of such Intervening Event, the Company Board is reasonably required to effect a Company Board Recommendation Change in order to comply with its fiduciary duties under Nevada Law; provided, that the Company Board shall not be permitted to effect a Company Board Recommendation Change under this Section 1.2(b)(iv) in respect of an Acquisition Proposal (which shall be covered by and solely subject, in all respects, to Section 1.2(b)(iii)).

             (v)  Notwithstanding anything in this Agreement to the contrary, the Company and the Company Board shall not be prohibited from (i) taking and disclosing to the Company Common Stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 under the Exchange Act, provided, however, that any statement(s) made by the Company or the Company Board pursuant to Rule 14e-2(a) under the Exchange Act or Rule 14d-9 under the Exchange Act, other than a communication described in clause (ii) of this sentence, shall be deemed to be a Company Board Recommendation Change unless accompanied by a clear, unqualified and unconditional reaffirmation of the Company Board Recommendation, or (ii) making a "stop, look and listen" communication pursuant to and in compliance with Rule 14d-9(f) of the Exchange Act (or any similar communication to Company Common Stockholders), and any such communication described in this clause (ii) shall not be deemed to be a Company Board Recommendation Change and shall not require compliance with the procedures set forth in this Section 1.2(b). For avoidance of doubt, a termination of this Agreement by the Company pursuant to Section 7.1(f) shall not constitute a Company Board Recommendation Change, and any Company Board Recommendation Change effected simultaneously with such termination shall not require compliance with the procedures set forth in this Section 1.2(b).

          (c)    Company Information.    In connection with the Offer, the Company shall, or shall cause its transfer agent to, promptly (and in any event in sufficient time to permit Merger Sub to commence the Offer in a timely manner) furnish Parent with such information, including a list of the Company Common Stockholders as of the most recent practicable date, mailing labels and any available listing or computer files containing the names and addresses of all record and non-objecting beneficial Company Common Stockholders as of the most recent practicable date, and lists of security positions of Company Common Shares held in stock depositories (including updated lists of stockholders, mailing labels, listings or files of securities positions as requested by Parent from time to time), and such other information and with such assistance as Parent, Merger Sub or their respective agents may reasonably request, in order to mail, disseminate and otherwise communicate the Offer to the record and beneficial Company Common Stockholders. Subject to any and all applicable Laws, Parent and Merger Sub and their agents shall (i) hold in confidence the information contained in any such lists of stockholders, mailing labels and listings or files of securities positions, (ii) use such information only in connection with the Offer and the Merger, and (iii) if Parent and Merger Sub shall withdraw the Offer or the Offer shall otherwise expire or terminate in accordance with the terms hereof without Merger Sub (or Parent on Merger Sub's behalf) having accepted for payment any Company Common Shares pursuant to the Offer or this Agreement shall be terminated pursuant to Article VII, Parent and Merger Sub shall either, in Parent's sole discretion, (A) destroy any and all copies and any extracts or summaries from such information then in their possession or control (and if requested by the Company, certify in writing to such destruction) or (B) deliver (and shall cause their agents to deliver) to the Company, any and all copies and any extracts or summaries from such information then in their possession or control.

        Section 1.3.    Directors.     If, following the Acceptance Time, the Top-Up Option is not exercisable in accordance with Section 1.4, immediately following the Acceptance Time, and at all times thereafter, Parent shall be entitled to elect or designate two individuals selected by Parent to serve as directors on the Company Board, which individuals shall be "independent" under NASDAQ Rules to the extent necessary to cause a majority of the Company Board to be "independent" under NASDAQ Rules. If Parent is entitled to elect or designate directors pursuant to this Section 1.3, after the Acceptance Time, the Company shall, upon request by Parent, take all actions as are necessary, subject to compliance with applicable Law, to enable Parent's designees to be so elected or appointed to the Company Board, including by promptly filling vacancies or newly created directorships on the Company Board, promptly increasing the size of the Company Board (including by amending the Company bylaws if necessary to increase the size of the Company Board) and/or promptly securing the resignations of such number of its incumbent directors as is necessary to provide Parent with such level of representation, and shall cause Parent's designees to be so elected or appointed at such time. After the Acceptance Time, if the Top-Up Option is not exercisable in accordance with Section 1.4, the Company shall also cause one individual selected by Parent to serve on (i) each committee of the Company Board to the extent permitted by applicable Law and NASDAQ Rules and (ii) the board of directors (or similar body) of FX Energy Poland, Sp. z.o.o. ("FX Poland"). No Person designated by Parent to serve on the Company Board or any of its committees or the board of directors (or similar body) of FX Poland pursuant to this Section 1.3 shall be entitled to receive any compensation from the Company or any of its Subsidiaries for such service. The provisions of this Section 1.3 are in addition to and shall not limit any rights that Parent, Merger Sub or any of their respective Affiliates may have as a record holder or beneficial owner of Company Common Shares as a matter of applicable Law with respect to the election of directors or otherwise.

        Section 1.4.    Top-Up Option.

          (a)   The Company hereby grants to Merger Sub an irrevocable option (the "Top-Up Option"), exercisable only after the Acceptance Time and only upon the terms and subject to the conditions set forth herein, to purchase at a price per share equal to the Offer Price an aggregate number of Company Common Shares (the "Top-Up Option Shares") equal to the lowest number of Company Common Shares that, when added to the number of Company Common Shares owned by Parent or Merger Sub or any of Parent's wholly-owned Subsidiaries at the time of exercise of the Top-Up Option, constitutes one share more than 90% of the then outstanding Company Common Shares (on a fully diluted basis) (the "Short-Form Merger Threshold") that would be outstanding immediately after the issuance of the Top-Up Option Shares; provided, however, that the Top-Up Option Shares shall not exceed the number of Company Common Shares then authorized and unissued and not reserved for issuance under the Company Employee Benefit Plans as of the date hereof (including as authorized and unissued Company Common Shares, for purposes of this Section 1.4, any Company Common Shares held in the treasury of the Company and the Company Subsidiaries) (collectively, "Available Shares") and shall not be exercisable if immediately after exercise and issuance of all Available Shares pursuant to the Top-Up Option, the Short-Form Merger Threshold would not be reached; provided, further, that the Top-Up Option may not be exercisable on more than one occasion. Upon Parent's request, the Company shall use its reasonable best efforts to cause its transfer agent to certify in writing to Parent the number of Company Common Shares issued and outstanding as of immediately prior to the exercise of the Top-Up Option and immediately after giving effect to the issuance of the Top-Up Option Shares. Merger Sub may pay the Company the aggregate price required to be paid for the Top-Up Option Shares either entirely in cash or, at Merger Sub's election, by paying (x) in cash an amount equal to not less than the aggregate par value of the Top-Up Option Shares and (y) Parent and Merger Sub executing and delivering to the Company a promissory note having a principal amount equal to the balance of the aggregate purchase price pursuant to the Top-Up Option less the amount paid in cash (the "Promissory Note"). The Promissory Note shall be unsecured, full recourse to Parent and Merger Sub, non-negotiable and non-transferable, shall bear simple interest at 1% per annum, shall provide that principal and interest is due one year after the purchase of the Top-Up Option Shares, shall be prepayable in whole or in part without premium or penalty and shall have no other material terms.

          (b)   Provided that no applicable Law (other than NASDAQ Rules, which shall not apply for purposes of this Section 1.4) shall prohibit the exercise of the Top-Up Option or the issuance of the Top-Up Option Shares pursuant thereto, or otherwise make such exercise or issuance illegal, Merger Sub may exercise the Top-Up Option after the Top-Up Option has become exercisable and prior to the Effective Time. The Top-Up Option shall expire upon the earlier to occur of (i) the Effective Time and (ii) the termination of this Agreement in accordance with its terms.

          (c)   To exercise the Top-Up Option, Merger Sub shall send to the Company a written notice (a "Top-Up Exercise Notice") specifying (i) the number of Top-Up Option Shares Merger Sub wishes to receive, (ii) whether the exercise price will be paid in the form of cash or a combination of cash and a Promissory Note, and (iii) the place, time and date for the closing of the purchase and sale of the Top-Up Option Shares (the "Top-Up Closing"). The Company shall, promptly after receipt of the Top-Up Exercise Notice, deliver a written notice to Merger Sub confirming the number of Top-Up Option Shares and the aggregate purchase price therefor (the "Top-Up Notice Receipt"). At the Top-Up Closing, Merger Sub shall pay the Company the aggregate price required to be paid for the Top-Up Option Shares, including, at Merger Sub's option, by delivery of a Promissory Note in an aggregate principal amount equal to that specified in the Top-Up Notice Receipt, and the Company shall cause to be issued and delivered to Merger Sub a certificate or certificates representing the Top-Up Option Shares or, at Merger Sub's request or otherwise if the

  Company does not then have certificated shares, the applicable number of Book-Entry Shares. Such certificates or Book-Entry Shares may include any legends that are required by applicable Law.

          (d)   Parent and Merger Sub acknowledge that the Company Common Shares which Merger Sub may acquire upon exercise of the Top-Up Option shall not be registered under the Securities Act and shall be issued in reliance upon an exemption for transactions not involving a public offering. Parent and Merger Sub represent and warrant to the Company that Merger Sub is, and shall be upon any purchase of Top-Up Option Shares, an "accredited investor", as defined in Rule 501 of Regulation D promulgated under the Securities Act. Merger Sub agrees that the Top-Up Option, and the Top-Up Option Shares to be acquired upon exercise of the Top-Up Option, if any, are being and shall be acquired by Merger Sub for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act).

ARTICLE II
THE MERGER

        Section 2.1.    The Merger.     On the terms and subject to the conditions set forth in this Agreement and the applicable provisions of Nevada Law, on the Closing Date, Parent, Merger Sub and the Company shall cause Merger Sub to be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger, with Parent owning all of the common stock of such surviving corporation. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the "Surviving Corporation". On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company shall cause the Merger to be consummated under Nevada Law by filing articles of merger in customary form and substance (the "Articles of Merger") with the Secretary of State of the State of Nevada (the "Nevada Secretary of State") in accordance with the applicable provisions of Nevada Law. The time of such filing of the Articles of Merger with the Nevada Secretary of State, or such later time as may be mutually agreed in writing by Parent, Merger Sub and the Company and specified in the Articles of Merger, is referred to herein as the "Effective Time".

        Section 2.2.    The Surviving Corporation.

          (a)    Articles of Incorporation and Bylaws.

              (i)  Articles of Incorporation.    At the Effective Time, the articles of incorporation of the Company in effect immediately prior to the Effective Time shall continue to be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and applicable provisions of Nevada Law.

             (ii)  Bylaws.    At the Effective Time, the bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and applicable provisions of Nevada Law.

          (b)    Directors and Officers.

              (i)  Directors.    At the Effective Time, the initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

             (ii)  Officers.    At the Effective Time, the initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

        Section 2.3.    General Effects of the Merger.     At the Effective Time, the effects of the Merger shall be as provided in this Agreement and the applicable provisions of Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities and duties of the Company and Merger Sub shall become the debts, Liabilities and duties of the Surviving Corporation.

        Section 2.4.    Effect of the Merger on Capital Stock of the Constituent Corporations.

          (a)    Capital Stock of Merger Sub.    On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one (1) validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of such shares of common stock of Merger Sub shall thereafter evidence ownership of shares of common stock of the Surviving Corporation.

          (b)    Capital Stock of the Company.

              (i)  Company Common Shares.    On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each Company Common Share issued and outstanding immediately prior to the Effective Time (other than Cancelled Company Common Shares and, if applicable, Dissenting Shares) shall be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest thereon (the "Merger Consideration"); provided, however, that the Merger Consideration shall be automatically adjusted to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Company Common Shares occurring after the Acceptance Time and prior to the Effective Time. From and after the Effective Time, all Company Common Shares (other than Cancelled Company Common Shares and, if applicable, Dissenting Shares) shall no longer be outstanding and shall automatically be cancelled, extinguished and cease to exist, and each holder of a Certificate or Book-Entry Share theretofore representing any Company Common Shares (other than Cancelled Company Common Shares and, if applicable, Dissenting Shares) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration payable therefor upon the surrender or transfer thereof in accordance with the provisions of Section 2.7. The Merger Consideration paid in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Common Shares. From and after the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of Company Common Shares that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time, and if, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

             (ii)  Cancellation of Certain Company Common Shares and Treasury Shares.    On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, each Company Common Share that is owned by Parent, Merger Sub or the Company, or by any direct or indirect wholly-owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time (whether as a result of the Offer or otherwise) ("Cancelled Company Common Shares") shall be cancelled and extinguished without any conversion thereof or consideration paid therefor.

            (iii)  Company Preferred Shares.    Subject to Section 6.14, at the Effective Time, each Company Preferred Share issued and outstanding immediately prior to the Effective Time shall remain outstanding, without change by virtue of the Merger to its terms, voting powers, preferences and rights.

        Section 2.5.    Shareholder Meeting; Proxy Material; Short-Form Merger.

          (a)    Shareholder Meeting.    Subject to the prior satisfaction of the condition set forth in Section 2.6(b)(i), if the Shareholder Approval is required under Nevada Law in order to consummate the Merger, the Company shall establish a record date (which will be set in consultation with Parent and will be as promptly as reasonably practicable following the consummation of the Offer) for, set a shareholder meeting date (in consultation with Parent) duly call, give notice of, convene and hold a meeting of the Company Common Stockholders (the "Shareholder Meeting") as promptly as practicable after the consummation of the Offer, for the purpose of voting on the approval of this Agreement; provided that the Company may delay the Shareholder Meeting only with Parent's written consent or to the extent (and only to the extent) the Company reasonably determines that such delay is required by applicable Law to comply with any comments made by the SEC with respect to the Proxy Statement but only to a date that is not later than five (5) Business Days prior to the Termination Date. Without limiting the generality of the foregoing, subject to the prior satisfaction of the condition set forth in Section 2.6(b)(i), the Company shall establish a record date for, set a Shareholder Meeting date, call, give notice of, convene and hold the Shareholder Meeting and this Agreement shall be submitted to the Company Common Stockholders for approval at the Shareholder Meeting regardless of whether (A) a Company Board Recommendation Change shall have occurred, or (B) any Acquisition Proposal shall have been publicly proposed or announced or otherwise submitted to the Company or any of its Representatives.

          (b)    Proxy Statement.    Subject to the prior satisfaction of the condition set forth in Section 2.6(b)(i), if the Shareholder Approval is required under Nevada Law in order to consummate the Merger, as promptly as practicable after the consummation of the Offer, the Company shall prepare and file with the SEC a proxy statement in connection with the Shareholder Meeting (together with any amendments and supplements thereto and any other required proxy materials) and as soon as practicable thereafter mail (or cause to be mailed) to the Company Common Stockholders such proxy statement and all other proxy materials for the Shareholder Meeting (such proxy statement and other proxy materials collectively, the "Proxy Statement"), and if necessary in order to comply with applicable securities Laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy materials, and, if required in connection therewith, resolicit proxies. Subject to Section 1.2(b), the Proxy Statement shall contain the Company Board Recommendation. Each of Parent and Merger Sub shall promptly furnish to the Company in writing all information concerning Parent and Merger Sub that may be required by applicable securities Laws or reasonably requested by the Company for inclusion in the Proxy Statement. Each of the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall promptly correct or supplement any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by applicable Law. The Company shall take all steps necessary to cause the Proxy Statement, as so corrected, to be filed with the SEC and disseminated to the Company Common Stockholders, in each case as and to the extent required by applicable securities Laws. The Company shall provide Parent, Merger Sub and their counsel reasonable opportunity to review and comment on the Proxy Statement prior to the filing thereof with the SEC and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent, Merger Sub and their counsel. The Company shall provide to Parent, Merger Sub and their counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Proxy Statement promptly upon receipt thereof, and the Company shall provide Parent, Merger Sub and their counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff.

          (c)    Voting by Parent and Merger Sub.    Parent and Merger Sub shall vote, and each of Parent and Merger Sub shall ensure that all of its respective controlled Affiliates shall vote, any Company Common Shares beneficially owned by them (whether as a result of the Offer or otherwise) in favor of approval of this Agreement at the Shareholder Meeting.

          (d)    Short-Form Merger.    Notwithstanding any provision of this Agreement to the contrary, if following the Acceptance Time and, if applicable, the expiration of any "subsequent offering period" provided by Merger Sub in accordance with this Agreement and, if applicable, the exercise of the Top-Up Option, Parent, Merger Sub and their controlled Affiliates shall own, in the aggregate, at least 90% of the outstanding Company Common Shares, the parties hereto shall take all necessary and appropriate action to cause the Closing to occur without a meeting of Company Common Stockholders in accordance with NRS 92A-180.

        Section 2.6.    The Closing.

          (a)    Closing Date and Location.    Parent, Merger Sub and the Company shall consummate the Merger at a closing (the "Closing") to occur at the New York office of Greenberg Traurig, LLP, as soon as practicable following the Acceptance Time and, if the Shareholder Approval is required under Nevada Law in order to consummate the Merger, following the Shareholder Approval being obtained, and in any event no later than the second (2nd) Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Section 2.6(b) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), or at such other location, date and time as Parent and the Company shall mutually agree in writing. The date upon which the Closing shall actually occur pursuant hereto shall be referred to herein as the "Closing Date".

          (b)    Closing Conditions.    The respective obligations of Parent, Merger Sub and the Company to consummate the Merger shall be subject to the satisfaction or mutual waiver by Parent and the Company (where permissible under applicable Law) prior to the Effective Time, of each of the following conditions:

              (i)  Offer Closing.    Merger Sub (or Parent on Merger Sub's behalf) shall have accepted for payment and paid for all of the Company Common Shares validly tendered pursuant to the Offer and not validly withdrawn.

             (ii)  Shareholder Approval.    If the Shareholder Approval is required under Nevada Law in order to consummate the Merger, the Shareholder Approval shall have been obtained.

            (iii)  No Governmental Restraints.    No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, entered or enforced any Law or Order that has the effect of making the consummation of the Merger illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger.

            (iv)  FIRPTA Certificate.    The Company shall have provided Parent with a "FIRPTA Certificate", in a form reasonably acceptable to Parent, to the effect that the Company is not and has not been a "United States real property holding corporation", as defined in Section 897(c)(2) of the Code, during the period described in Section 897(c)(1) of the Code, and no interest in the Company is a "United States real property interest" as defined in Section 897(c)(1) of the Code.

        Section 2.7.    Payment of Merger Consideration.

          (a)    Payment Agent.    Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the "Payment Agent").

          (b)    Exchange Fund.    Promptly following the Effective Time, Parent shall deposit (or cause to be deposited) with the Payment Agent the aggregate Merger Consideration, for payment to the Company Common Stockholders pursuant to the provisions of this Article II (such cash amount being referred to herein as the "Exchange Fund"). Such funds shall be invested or otherwise held by the Payment Agent in cash or cash equivalents as directed by Parent or Merger Sub, in their sole discretion, pending payment thereof by the Payment Agent to the holders of the Company Common Shares. Earnings from such investments, if any, shall be the sole and exclusive property of Parent or Merger Sub.

          (c)    Payment Procedures.    Promptly following the Effective Time (but in no event later than five (5) Business Days thereafter), Parent and Merger Sub shall cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate or certificates (the "Certificates") or non-certificated Company Common Shares represented by book-entry ("Book-Entry Shares"), which immediately prior to the Effective Time represented outstanding Company Common Shares (other than Cancelled Company Common Shares) (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates or transfer of the Book-Entry Shares to the Payment Agent) and (ii) instructions for use in effecting the surrender of the Certificates or transfer of Book-Entry Shares in exchange for the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II. Upon (i) surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, or (ii) receipt of an "agent's message" by the Payment Agent (or such other evidence, if any, of the transfer as the Payment Agent may reasonably request) in the case of a transfer of Book-Entry Shares, the holders of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II, and the Certificates so surrendered or Book-Entry Shares so transferred shall forthwith be cancelled. The Payment Agent shall accept such Certificates or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable upon the surrender of such Certificates or transfer of Book-Entry Shares pursuant to this Section 2.7. Until so surrendered or transferred, outstanding Certificates or Book-Entry Shares shall be deemed from and after the Effective Time, to evidence only the right to receive the Merger Consideration payable in respect thereof pursuant to the provisions of this Article II.

          (d)    Transfers of Ownership.    In the event that a transfer of ownership of Company Common Shares is not registered in the stock transfer books or ledger of the Company, or if Merger Consideration is to be paid in a name other than that in which the surrendered Certificate or transferred Book-Entry Shares are registered in the stock transfer books or ledger of the Company, the Merger Consideration may be paid to a Person other than the Person in whose name the surrendered Certificate or transferred Book-Entry Shares are registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer or such Book-Entry Shares are properly transferred and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer or other Taxes required by reason of the payment of Merger Consideration to a Person other than the registered holder of such Certificate or Book-Entry Share, or established to the satisfaction of Parent and the Payment Agent that such transfer or other Taxes have been paid or are otherwise not payable.

          (e)    Lost, Stolen or Destroyed Certificates.    In the event that any Certificates shall have been lost, stolen or destroyed, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to this Article II; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

          (f)    Required Withholding.    Each of the Payment Agent, Merger Sub, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under applicable Law. To the extent that such amounts are so deducted or withheld and properly remitted to the appropriate Governmental Authority in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (g)    No Liability.    Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other party hereto shall be liable to a holder of Company Common Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (h)    Distribution of Exchange Fund to Parent.    Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Book-Entry Shares on the date that is twelve (12) months after the Effective Time shall be delivered to Parent (or its designee) upon demand, and any Company Common Stockholders who have not theretofore surrendered their Certificates or transferred their Book-Entry Shares evidencing such Company Common Shares for exchange pursuant to the provisions of this Section 2.7 shall thereafter look for payment of the Merger Consideration payable in respect of the Company Common Shares evidenced by such Certificates or Book-Entry Shares solely to Parent, as general creditors thereof, for any claim to the applicable Merger Consideration, without any interest thereon, to which such holders may be entitled pursuant to the provisions of this Article II.

        Section 2.8.    Company Stock Options; Company Restricted Shares.

          (a)    Company Stock Options.    Each outstanding option to purchase Company Common Shares under the Company Stock Plans (a "Company Stock Option") that is unexpired, unexercised and outstanding and that has not vested immediately prior to the Acceptance Time shall automatically vest and become immediately exercisable at the Acceptance Time pursuant to the terms of the applicable Company Stock Plan. Each Company Stock Option that is unexpired, unexercised and outstanding and that has not been exercised immediately prior to the Effective Time shall not be assumed or substituted for by Parent and, instead, shall, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of such Company Stock Option or any other Person, be cancelled without payment of consideration in respect thereof.

          (b)    Company Restricted Shares.    At the Effective Time, by virtue of the Merger without any action on the part of Parent, Merger Sub, the Company, the holder of any Company Common Share subject to vesting, forfeiture or other restrictions pursuant to the Company Stock Plans (a "Company Restricted Share") or any other Person, each Company Restricted Share that (i) has become vested on or before the Closing by its written terms as set forth in the applicable Company Stock Plan or award agreement as in effect immediately prior to the date hereof and (ii) has not been settled as of the Closing Date shall be converted into the right to receive the Merger Consideration. At the Effective Time, by virtue of the Merger without any action on the part of Parent, Merger Sub, the Company, the holder of any Company Restricted Share or any other Person, each Company Restricted Share shall cease to be outstanding and shall be cancelled and any award agreement evidencing the grant of any such Company Restricted Share shall thereafter represent only the right, in accordance with and subject to this Section 2.8(b), to receive the Merger Consideration with respect to the Company Restricted Shares formerly represented thereby.

        Section 2.9.    Dissenting Company Common Shares.     Pursuant to NRS 92A.390, no Company Common Stockholder shall have any right under NRS 92A.300-92A.500 to dissent from, or to obtain payment of the fair value of its Company Common Shares in connection with, the consummation of the Merger unless, as of the applicable date specified in subsection 2 of NRS 92A.390, the Company Common Shares are not of a class or series specified in clause (a) or (b) of subsection 1 of NRS 92A.390. In the event that, as of such date, the Company Common Shares are not of such a class or series, then, notwithstanding anything herein to the contrary, any Company Common Shares issued and outstanding immediately prior to the Effective Time that are held or beneficial owned by a Person who is entitled to assert and properly asserts dissenter's rights with respect to such Company Common Shares ("Dissenting Shares") pursuant to, and complies in all respects with, NRS 92A.300-92A.500 shall not be converted into the right to receive the Merger Consideration pursuant to Section 2.4(b)(i) and shall entitle such Person only to payment in respect of such shares in accordance with and to the extent provided in NRS 92A.300-92A.500, unless such Person fails to perfect, effectively withdraws or loses its dissenter's rights under NRS 92A.300-92A.500. If, after the Effective Time, any such Person fails to perfect, effectively withdraws or loses such dissenter's rights, such Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration pursuant to Section 2.4(b)(i). The Company, prior to the Effective Time, and the Surviving Corporation, after the Effective Time, shall comply with all applicable notice and other requirements of NRS 92A.300-92A.500. Prior to the Effective Time, the Company shall give Parent prompt notice of any assertion of dissenter's rights pursuant to NRS 92A.300-92A.500 received by the Company and any withdrawals thereof. Parent shall have the right to participate in and, after the Acceptance Time, direct all negotiations and proceedings with respect to any such assertion of dissenter's rights. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, which consent shall not unreasonably be withheld or delayed, make any payment with respect to, or settle or offer to settle, any such assertion of dissenter's rights, or agree to do any of the foregoing.

        Section 2.10.    Necessary Further Action.     In the event that, at any time from and after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the directors and officers of the Surviving Corporation shall take all such lawful and necessary action on behalf of the Company and Merger Sub to accomplish the foregoing. From and after the Effective Time, the directors and officers of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY

        Except as (a) expressly set forth in the disclosure letter delivered by the Company to Parent on the date of this Agreement prior to the execution hereof (the "Company Disclosure Letter"), which disclosure shall be deemed to qualify or provide disclosure in response to (i) the section or subsection of this Article III that specifically corresponds to the section of subsection of the Company Disclosure Letter in which any such disclosure is set forth, and (ii) any other section or subsection of this Article III solely to the extent that it is readily apparent from the text of such disclosure (without reference to the underlying documents referenced therein and without assuming any Knowledge of the matters disclosed) that such disclosure is applicable to such other section or subsection of this Article III (provided that the mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty is not deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect) or (b) as disclosed in the SEC Reports filed with or furnished to the SEC subsequent to December 31, 2013 and prior to the date of this Agreement (other than any information in the "Risk Factors" or "Forward-Looking Statements" sections of such SEC Reports or other forward-looking statements in such SEC Reports), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        Section 3.1.    Organization and Good Standing.     The Company is a corporation duly organized, validly existing and in good standing under Nevada Law. The Company has the corporate power and authority to carry on its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent true, correct and complete copies of the articles of incorporation and bylaws, as amended to date, of the Company. The Company is not in violation of its articles of incorporation or bylaws.

        Section 3.2.    Authorization and Enforceability.

          (a)   The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the Offer and the Merger) and to perform its obligations hereunder.

          (b)   The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including the Offer and the Merger) have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate proceedings on the part of the Company are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby (including the Offer and the Merger), other than, with respect to the consummation of the Merger, the Shareholder Approval if the Shareholder Approval is required by Nevada Law for the consummation of the Merger. Other than the affirmative vote of the holders of a majority of the issued and outstanding Company Common Shares (the "Shareholder Approval") if the Shareholder Approval is required by Nevada Law for the consummation of the Merger, no vote of the holders of any class or series of Company Capital Stock is necessary under Nevada Law and the Company's articles of incorporation and bylaws to adopt, approve or authorize this Agreement and consummate the Merger.

          (c)   At a meeting duly called and held prior to the execution of this Agreement, the Company Board has unanimously (i) determined that it is in the best interests of the Company and the Company Common Stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (iii) resolved to submit this Agreement to a vote of the Company Common Stockholders if required by Nevada Law to consummate the Merger, and (iv) resolved to make the Company Board Recommendation.

          (d)   The Company Board has received the opinion of Evercore Group L.L.C. to the effect that, as of the date of this Agreement and based upon and subject to the assumptions, limitations and qualifications set forth therein, the cash consideration to be received in the Offer and the Merger, taken together as an integrated transaction, is fair, from a financial point of view, to the holders of Company Common Shares (other than Parent, Merger Sub and their respective Affiliates). It is agreed and understood that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub. Subject to Section 1.1(g), the Company shall deliver or make available to Parent solely for informational purposes a copy of the signed opinion as soon as possible following the date of this Agreement.

          (e)   Assuming that the representations of Parent and Merger Sub set forth in Section 4.7 are accurate, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in NRS 78.411-78.444 and Article XIII of the Company's articles of incorporation are not applicable to this Agreement and the transactions contemplated hereby (including the Offer and the Merger). No other state takeover statute or similar statute or regulation applies to or purports to apply to the Offer, the Merger or the transactions contemplated hereby.

          (f)    This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors' rights generally and (ii) is subject to rules of law governing specific performance, injunctive relief and other equitable remedies and general principles of equity.

        Section 3.3.    Required Governmental Consents.     No consent, approval, Order, license, Permit or authorization of, or filing or registration with, or notification to (any of the foregoing being a "Consent"), any Governmental Authority is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement, the acceptance for payment or acquisition of Company Common Shares pursuant to the Offer or the consummation by the Company of the transactions contemplated hereby (including the Offer and the Merger), except (a) the filing and recordation of the Articles of Merger with the Nevada Secretary of State, (b) such filings and approvals as may be required by any applicable requirements of the Securities Act or the Exchange Act, or by NASDAQ Rules, (c) such filings and approvals as may be required to be made or obtained under Antitrust Laws, and (d) such other Consents, the failure of which to obtain would not, individually or in the aggregate, have a Company Material Adverse Effect.

        Section 3.4.    Conflicts.     The execution, delivery or performance by the Company of this Agreement, the acceptance for payment or acquisition of the Company Common Shares pursuant to the Offer, the consummation by the Company of the transactions contemplated hereby (including the Offer and the Merger) and the compliance by the Company with any of the provisions hereof do not and will not (with or without notice or lapse of time or both) (a) violate or conflict with any provision of the articles or certificates of incorporation or bylaws or other applicable organizational documents of the Company or any of its Subsidiaries, (b) subject to obtaining the Consents set forth in Section 3.4(b) of the Company Disclosure Letter, violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, payment, amendment or acceleration under, any Contract to which the Company or any of its Subsidiaries is a party, or by which the Company, any of its Subsidiaries or any of their properties or assets may be bound, or any Permits held by the Company or any of its Subsidiaries or impair the Company's or any of its Subsidiaries material rights or alter their respective material obligations or alter the material rights or obligations of any third party under any Contract or Permits held by the Company or any of its Subsidiaries, (c) assuming compliance with the matters referred to in Section 3.3, violate or conflict with any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their properties or assets are bound or affected or (d) result in the creation of any Lien upon any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clause (b) above for such matters under any Contract that is not a Material Contract or any Permit which would not collectively have or reasonably be expected to have a Company Material Adverse Effect.

        Section 3.5.    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 100,000,000 Company Common Shares and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), of which 920,000 shares of Preferred Stock have been designated as Company Preferred Shares. As of the close of business on October 7, 2015 (the "Capitalization Date"), (A) 54,869,256 Company Common Shares were issued and outstanding, (B) 800,000 Company Preferred Shares were issued and outstanding and no other shares of Preferred Stock were issued and outstanding, and (C) no shares of Company Capital Stock were held by the Company as treasury shares. All outstanding Company Common Shares and Company Preferred Shares have been validly issued, are fully paid, non-assessable and were not issued in violation of any preemptive rights. Since the close of business on the Capitalization Date, the Company has not issued any shares of Company Capital Stock other than pursuant to the exercise of Company Stock Options granted under a Company Stock Plan.

          (b)   As of the Capitalization Date, (i) there are outstanding (A) Company Stock Options to purchase an aggregate of 2,549,881 Company Common Shares, and (B) 646,524 Company Restricted Shares which are included in clause (A) of Section 3.5(a) above. Section 3.5(b) of the Company Disclosure Letter contains a correct and complete detailed listing, as of the Capitalization Date, of each outstanding Company Stock Option, including the number of Company Common Shares issuable upon exercise of such Company Stock Option and the exercise price with respect thereto and the holder thereof.

          (c)   Except as set forth in Section 3.5(a) and 3.5(b), there are (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iii) no outstanding options, phantom stock, phantom units, stock appreciation rights, restricted stock, performance shares, performance share units, performance units, profits interest, profit participation rights, warrants, rights or other commitments or agreements to acquire from the Company, or, other than the Top-Up Option, that obligates the

  Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as "Company Securities") or (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of Company Securities. There are no outstanding Contracts of any kind that obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

          (d)   Neither the Company nor any of its Subsidiaries is a party to any Contract restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or similar rights with respect to any Company Securities.

        Section 3.6.    Subsidiaries.

          (a)   Section 3.6(a) of the Company Disclosure Letter contains a complete and accurate list of the name and jurisdiction of organization of each Subsidiary of the Company. Except for the Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interest in, any Person.

          (b)   Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its respective organization (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States). Each of the Company's Subsidiaries has the requisite entity power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets. Each of the Company's Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent true, correct and complete copies of the certificates or articles of incorporation and bylaws or other applicable organizational documents, as amended to date, of each of the Company's Subsidiaries. None of the Company's Subsidiaries is in violation of its certificate or articles of incorporation, bylaws or other applicable organizational documents.

          (c)   All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights and (ii) are owned, directly or indirectly, by the Company, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent the operation by the Surviving Corporation of such Subsidiary's business as presently conducted. All transfers of capital stock of, or other equity or voting interest in, each Subsidiary of the Company made by the Company or any of its Subsidiaries were validly made in accordance with applicable Law.

          (d)   There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (ii) options, warrants, rights or other commitments or agreements to acquire from the Company or any of its Subsidiaries, or that obligate the Company or any of its Subsidiaries to issue, any capital stock of, or other equity or voting interest in, or any of its

  Subsidiaries to issue, any capital stock of, or other equity or voting interest in, any Subsidiary of the Company, (iii) obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock of the Subsidiaries of the Company, being referred to collectively as "Subsidiary Securities") or (iv) other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Subsidiary Securities. There are no Contracts of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

          (e)   "Apache Poland Sp. z o.o. i FX Energy Poland Sp. z o.o. (East)" Sp. j. (i) has ceased to conduct its business activities, (ii) has not held any licenses or permits since December 31, 2002, (iii) has not had any legal title to any material assets and (iv) has no outstanding liabilities. As of the date of this Agreement, FX Poland is not insolvent and there are no grounds to file a petition for its bankruptcy. For purposes of the immediately preceding sentence. "insolvent" means that either (A) FX Poland is unable to pay its monetary obligations as they become due, or (B) the amount of FX Poland's total liabilities, excluding intercompany indebtedness owed to the Company or any of its Subsidiaries, exceeds the value of its total assets.

        Section 3.7.    SEC Reports.     Since December 31, 2012, the Company has filed or furnished (as applicable) all forms, reports and documents with the SEC that have been required to be so filed or furnished (as applicable) by it under applicable Law, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act") prior to the date hereof, and, after the date of this Agreement and until the Acceptance Time, the Company will timely file or furnish (as applicable) all forms, reports and documents with the SEC that are required to be filed or furnished (as applicable) by it under applicable Law (all such forms, reports and documents, together with any other forms, reports or other documents filed or furnished (as applicable) by the Company with the SEC on or prior to the Acceptance Time that are not required to be so filed or furnished (the "SEC Reports")). Each SEC Report complied, or will comply, as the case may be, as of its filing date, as to form, in all material respects with the applicable requirements of the Sarbanes-Oxley Act, the Securities Act or the Exchange Act and the applicable rules and regulations of the SEC thereunder, as the case may be, each as in effect on the date such SEC Report was, or will be, filed. True, correct and complete copies of all SEC Reports filed prior to the date hereof, whether or not required under applicable Law, have been made available to Parent or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC. As of its filing date, each SEC Report did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports. To the Knowledge of the Company, none of the SEC Reports is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any SEC Report.

        Section 3.8.    Financial Statements and Controls.

          (a)   The consolidated financial statements of the Company and its Subsidiaries filed in or furnished with the SEC Reports have been or will be, as the case may be, prepared in accordance with GAAP consistently applied by the Company during the periods and at the dates involved (except as may be indicated in the notes thereto or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q or any successor form under the Exchange Act), and fairly present in all material respects, or will present in all material respects, as the case may be, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods referred to therein (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not, individually or in the aggregate, material).

          (b)   The Company has established and the Company and its Subsidiaries maintain a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. The Company has not identified or been made aware of (A) any significant deficiency or material weakness in the Company's internal control over financial reporting, or (B) any fraud, whether or not material, that involves the Company's management or other employees who have a significant role in the preparation of financial statements or the Company's internal control over financial reporting. The Company is in compliance in all material respects with all effective provisions of the Sarbanes-Oxley Act.

          (c)   Since December 31, 2010, neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, auditor, accountant or Representative of the Company or any Subsidiary of the Company has received or otherwise had or obtained Knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company or any Subsidiary of the Company has engaged in questionable accounting or auditing practices. Since December 31, 2010, to the knowledge of the Company no current or former attorney representing the Company or any Subsidiary of the Company has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any Subsidiary of the Company, or any of their respective officers, directors, employees or agents, to the current Company Board or any committee thereof or to any current director or executive officer of the Company.

          (d)   As of the date hereof, to the Company's Knowledge, no employee of the Company or any Subsidiary of the Company has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any Subsidiary of the Company. Since December 31, 2010, neither the Company nor any Subsidiary of the Company nor, to the Knowledge of the Company, any director, officer, employee, contractor, subcontractor or agent of the Company or any Subsidiary of the Company , has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any Subsidiary of the Company in the terms and conditions of his or her employment because of any lawful act of such employee described in Section 806 of the Sarbanes-Oxley Act.

          (e)   The books and records of the Company and each Company Subsidiary have been, and are being, fully, properly and accurately maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements. The minute books of the Company and each Subsidiary of the Company, all of which have been made available by the Company to Parent, contain, in all material respects, appropriate records of all meetings and other corporate actions held or taken by their respective stockholders (or equivalent) and boards of directors (or equivalent), including committees of their respective boards of directors (or equivalent).

        Section 3.9.    Schedule 14D-9; Offer Documents; Proxy Statement.

          (a)   The Schedule 14D-9, when filed with the SEC, will comply as in all material respects with the applicable requirements of the Exchange Act and on the date filed with the SEC, on the date first published, sent or given to the Company Common Stockholders and on the Acceptance Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub or any of their officers, directors, Representatives, agents or employees in writing expressly for inclusion or incorporation by reference in the Schedule 14D-9.

          (b)   None of the information supplied by the Company or its officers, directors, Representatives, agents or employees in writing expressly for inclusion in Offer Documents will, when filed with the SEC, on the date the Offer Documents are first sent to the Company Common Stockholders and at the Expiration Date of the Offer, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (c)   If the Shareholder Approval is required, the Proxy Statement, when filed with the SEC, will comply as in all material respects with the applicable requirements of the Exchange Act and, on the date filed with the SEC, on the date first published, sent or given to the Company Common Stockholders and at the time of the Shareholder Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by the Company with respect to information supplied by Parent or Merger Sub or any of their officers, directors, Representatives, agents or employees in writing expressly for inclusion or incorporation by reference in the Proxy Statement.

        Section 3.10.    No Undisclosed Liabilities.     Neither the Company nor any of its Subsidiaries has any Liabilities other than (a) Liabilities reflected or otherwise reserved against in the Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries and the notes thereto included in the SEC Reports filed prior to the date of this Agreement, (b) Liabilities under this Agreement, (c) Liabilities incurred in connection with the transactions contemplated by this Agreement (including the Offer and the Merger), (d) Liabilities for performance of obligations of the Company under Contracts binding upon the Company (other than resulting from any breach or acceleration thereof) either delivered or made available to Parent or Parent's Representatives prior to the date of this Agreement or entered into in the ordinary course of business, and (e) other Liabilities incurred in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

        Section 3.11.    Absence of Certain Changes.

          (a)   Since the date of the Balance Sheet, there has not been or occurred any Company Material Adverse Effect that is continuing.

          (b)   Since the date of the Balance Sheet, (i) except for this Agreement and the transactions contemplated hereby, the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (ii) neither the Company nor any of its Subsidiaries has taken any action described in Section 5.2(a), (e), (f) , (g), (h), (i), (k), (m), (n)(i) or (o) that, if taken after the date of this Agreement and prior to the Effective Time without the prior written consent of Parent, would violate such provisions.

        Section 3.12.    Material Contracts.

          (a)   For purposes of this Agreement, a "Material Contract" shall mean each of the following:

              (i)  each "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

             (ii)  each Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties with a value, or requiring the payment of an annual amount by the Company or any of its Subsidiaries, in excess of $750,000;

            (iii)  each agreement that constitutes a commitment relating to indebtedness for borrowed money or the deferred purchase price of property by the Company or any of its Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $750,000, other than agreements solely between or among the Company and its Subsidiaries;

            (iv)  each Contract for lease of personal property or real property involving aggregate payments in excess of $750,000 in any calendar year that are not terminable within 60 days;

             (v)  each Contract containing a non-compete or similar type of provision that, following the Closing, by virtue of Parent becoming Affiliated with the Company and its Subsidiaries as a result of the Offer and the Merger, would by its terms materially restrict the ability of Parent to compete in any line of business or sell, supply or distribute any product or service or with any Person or in any geographic area or to hire any individual or group of individuals during any period of time;

            (vi)  each Contract involving the pending acquisition or sale of (or option to purchase or sell) any material amount of the assets or properties of the Company and its Subsidiaries, taken as a whole;

           (vii)  each Contract for futures, swap, collar, put, call, floor, cap, option, or other Contract that is intended to reduce or eliminate the fluctuations in the prices of commodities, including, without limitation, natural gas, natural gas liquids, crude oil and condensate or fluctuations in interest rates that will be binding on the Company or any of its Subsidiaries after the Closing;

          (viii)  each material partnership, joint venture or limited liability company agreement;

            (ix)  each joint development agreement, exploration agreement, participation or program agreement or similar agreement, joint operating agreement, and any agreement connected therewith (including those pursuant to which the Company or any of its Subsidiaries is performing works or services on behalf of the operator, including on behalf of Polskie Górnictwo Naftowe i Gazownictwo S.A.), operating agreement, mineral deposit rights agreement, or working interest transfer agreement, service agreement, land access contract, mining usufruct agreement and any other agreement, in each case that is material to the Company and its Subsidiaries, taken as a whole, or that otherwise meets all of the following criteria: (A) is essential to the conduct of the Hydrocarbon exploration and production business of the Company and its Subsidiaries as conducted on the date of this Agreement, (B) cannot be replaced without unreasonable effort or expense, and (C) does not relate solely to administrative or office matters that are not directly related to the Hydrocarbon exploration and production business;

             (x)  each employment agreement and civil law Contract with employees and management;

            (xi)  each Contract relating to material Intellectual Property rights to which the Company or any of its Subsidiaries is a party, excluding any COTS Licenses;

           (xii)  each Contract prohibiting the Company or any of its Subsidiaries, now or in the future, from freely engaging in any business or competing anywhere in the world;

          (xiii)  each agreement under which the Company or any of its Subsidiaries has advanced or loaned any amount of money to any of its officers, directors, employees or consultants, in each case with a principal amount in excess of $10,000;

          (xiv)  any Contract relating to the sale of gas, including with Polskie Górnictwo Naftowe Gazownictwo S.A.;

           (xv)  any Contract that by its terms limits the payment of dividends or other distributions by the Company or any of its Subsidiaries;

          (xvi)  any Contract that grants any material right of first refusal or first offer or similar right that materially limits or purports to materially limit the ability of the Company or any Subsidiary of the Company to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses;

         (xvii)  any Contract that contains "earn-out" provisions, other material contingent payment, royalty payment, revenue sharing or similar obligations payable after the date of this Agreement;

        (xviii)  any Contract pursuant to which the Company or any of its Subsidiaries have granted most favored nation pricing or preferred pricing to any third party and which obligations are material and will be effective after the date of this Agreement;

          (xix)  any material Contract with any Governmental Authority; and

           (xx)  any Contract relating to the settlement of any material civil, administrative or judicial proceedings within the last five years.

          (b)   To the Knowledge of the Company, Section 3.12(b) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound.

          (c)   Except to the extent that enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws relating to or affecting creditors' rights generally and by general principles of equity, and provided that any indemnity, contribution and exoneration provisions contained in any such Material Contract may be limited by applicable Law and public policy, each Material Contract is valid, enforceable and binding on the Company (and/or each such Subsidiary of the Company party thereto) and is in full force and effect, and neither the Company nor any of its Subsidiaries party thereto, nor, to the Knowledge of the Company, any other party thereto, is in material breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a material breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto. None of the Company or any of its Subsidiaries has received notice of any violation or default under any Material Contract or notice that any other party to any Material Contract intends to cancel, terminate, breach, or attempt to materially alter the terms of any such Material Contract, or to exercise any option not to renew thereunder. To the Knowledge of the Company, the Company has made available to Parent (i) a true, correct and complete copy of each Material Contract, together with all exhibits thereto and all amendments, waivers or other changes thereto, and (ii) a true, correct and complete description of the material terms of any oral Material Contracts.

        Section 3.13.    Permits.     The Company and each of its Subsidiaries have, and are in compliance with the terms of, all permits, licenses, authorizations, certificates, filings, consents, variances, exemptions, waivers, Orders, registrations, clearances, approvals and franchises of any Governmental Authorities necessary under applicable Law to own, lease and operate their properties and assets and to lawfully carry on and operate their businesses as they are being conducted as of the date of this Agreement ("Permits"), and no suspension or cancellation of any such Permits is pending or, to the Knowledge of the Company, threatened, except for such failure to have, noncompliance, suspensions or cancellations that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

        Section 3.14.    Litigation.     As of the date of this Agreement, there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries (including by virtue of indemnification or otherwise) or their respective assets or properties, except for such Legal Proceedings involving a claim for the payment of money in an amount equal to or less than $250,000 or that is reasonably likely to involve a claim for the payment of money in an amount equal to or less than $250,000. Section 3.14 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a list of pending Legal Proceedings involving any claims against the Company or any Subsidiary of the Company other than claims solely for the payment of money in an amount less than $250,000.

        Section 3.15.    Taxes.

          (a)   Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

              (i)  The Company and its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them prior to the Closing Date and all such filed Tax Returns were correct and complete in all material respects;

             (ii)  The Company and its Subsidiaries have timely paid in full all Taxes required to be paid whether or not reflected on such Tax Returns;

            (iii)  Except in connection with transactions specifically contemplated in this Agreement, since the date of the Balance Sheet, neither the Company nor any Subsidiary has incurred any Liability for Taxes outside the ordinary course of business;

            (iv)  (1) No deficiencies for Taxes have been proposed or assessed in writing against or with respect to any Taxes due or Tax Returns of the Company or any of its Subsidiaries (which deficiencies have not since been fully resolved), (2) there are no outstanding audits, examinations, investigations or other proceedings in respect of Taxes of the Company or any of its Subsidiaries, (3) neither the Company nor any of its Subsidiaries has received written notice or of any proposed Tax audit, examination, investigation, claim, administrative proceeding or adjustment in respect to the Company or any of its Subsidiaries, (4) no waiver or extension given by the Company or any of its Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Tax Return is outstanding, nor is any request for any such waiver or consent pending, in each case, for the avoidance of doubt, other than with respect to ordinary course extension of time within which to file Tax Return, and (5) neither the Company nor any Subsidiary has executed or filed with any Governmental Authority any power of attorney with respect to any Taxes of the Company or any Company Subsidiary that is currently in force;

             (v)  There are no Liens for Taxes upon any property of the Company or any of its Subsidiaries, except for Permitted Encumbrances;

            (vi)  All material Taxes which the Company or any of its Subsidiaries has been required to collect or withhold (including with respect to any employee, creditor, independent creditor, shareholder or other third party) have been duly collected or withheld and, to the extent required when due, have been duly and timely paid to the proper Governmental Authority;

           (vii)  No claim has ever been made in writing by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that any such entity is subject to Taxes in that jurisdiction;

          (viii)  Neither the Company nor any of its Subsidiaries has been a "controlled corporation" or a "distributing corporation" in any distribution that was purported or intended to be governed by Section 355 of the Code during the two (2) year period ending on the date hereof; and

            (ix)  Neither the Company nor any of its Subsidiaries has participated in, or is currently participating in, any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2);

             (x)  Neither the Company nor any Subsidiary (1) has been a member of any combined, consolidated, unitary or similar group defined under state, local or foreign income Tax Law that filed or was required to file a consolidated, combined or unitary Tax Return (other than a group the common parent of which is or was the Company or any of its Subsidiaries), (2) is, or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (excluding, for the avoidance of doubt, any commercial arrangements a principal purpose of which does not relate to Tax), or (3) has any Liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or applicable provisions of state, local or foreign Law), as a transferee or successor; and

            (xi)  The Company and its Subsidiaries have made available to Parent correct and complete copies of all such income Tax Returns and related examination reports, and related statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since December 31, 2011.

          (b)   This Section 3.15 and Section 3.17 constitute the sole and exclusive representations and warranties of the Company with respect to matters relating to Tax.

        Section 3.16.    Environmental Matters.

          (a)   The Company, each of its Subsidiaries and their respective assets, real properties and operations are in compliance and at all times have been in compliance with all Environmental Laws and Environmental Permits and have all Permits necessary to comply with all applicable Environmental Laws, except for such failure to have, noncompliance, suspensions or cancellations that would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. All necessary consents of the Polish Minister of Environment have been obtained in relation to all working interest transfer agreements executed by the Company or any of its Subsidiaries.

          (b)   Since December 31, 2008, none of the Company or any of its Subsidiaries has received any written notice from any Governmental Authority or any other Person threatening or alleging a material violation of or material Liability under any Environmental Law or any Environmental Permit, in each case relating to the Company or any of its Subsidiaries or any of their respective current or former assets, real properties and operations.

          (c)   There are no Legal Proceedings or Orders pending or in effect or, to the Knowledge of the Company, threatened by a Governmental Authority or any other Person against the Company or any of its Subsidiaries that allege a violation of or Liability under any Environmental Law or Environmental Permit.

          (d)   Since December 31, 2008, there has been no material written environmental audit, report, survey or evaluation by or on behalf of the Company or any of its Subsidiaries a true, correct and complete copy of which has not been delivered to Parent and Merger Sub prior to the date hereof.

          (e)   To the Knowledge of the Company, there has been no material Release of any Hazardous Material by the Company or any of its Subsidiaries at, on, under or from any real properties as a result of the operations of the Company or any of its Subsidiaries that has not been remediated as required by any Environmental Law or otherwise adequately reserved for in the Balance Sheet. Except as disclosed by the Company, none of the Company or any of its Subsidiaries or any of their leased or owned real properties or assets are subject to any Order from or agreement with any Governmental Authority or other Person respecting any Release of any Hazardous Material and, to the Company's Knowledge, none of the Company's past or present operations is the subject of any investigation by any Governmental Authority evaluating whether remedial action or other action is needed to respond to a Release or threatened Release.

          (f)    There is not now, nor to the best of the Knowledge of the Company, has there ever been, on, in, at, under or within any owned or leased real property of the Company or any of its Subsidiaries (a) any generation, treatment, recycling, storage, disposal or presence of any Hazardous Materials or (b) any underground storage tanks or surface impoundments except for any such Hazardous Materials, tanks, or impoundments as are and have been in material compliance with applicable Environmental Laws ("Contamination"), nor to the Knowledge of the Company, has there been or is there now any migration of Hazardous Materials from neighboring properties to, or in the direction of any owned or leased real property of the Company or any of its Subsidiaries of any Hazardous Materials, and neither the Company nor any of its Subsidiaries has received any written or oral notice from any Governmental Authority, or from any tenant or other occupant of any of their owned or leased real property or any other Person whomsoever of any of the matters described in this subsection.

          (g)   To the Knowledge of the Company, the Company and its Subsidiaries have no actual or contingent material Liability in connection with any Release or threatened Release of Hazardous Material or Hydrocarbons.

          (h)   None of the real properties of the Company nor any of its Subsidiaries are subject to any Lien in favor of any Governmental Authority or any other Person for (x) Liability under any Environmental Laws or (y) damage arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Material or Hydrocarbons or any Contamination.

          (i)    To the Knowledge of the Company, except as disclosed in the financial statements of the Company and its Subsidiaries filed or furnished with the SEC Reports, no material capital improvements are presently necessary for the Company or any of its Subsidiaries to operate its or their businesses in compliance with Environmental Laws and the Company and its Subsidiaries do not maintain or reasonably should not maintain reserves under GAAP for environmental matters, Liabilities or potential Liabilities.

          (j)    This Section 3.16 constitutes the sole and exclusive representation and warranty of the Company with respect to Environmental Permits, Hazardous Materials and Environmental Law.

        Section 3.17.    Employee Matters.

          (a)   Section 3.17(a) of the Company Disclosure Letter sets forth a complete and accurate list of each material Employee Benefit Plan sponsored, maintained or contributed to by the Company or any of its ERISA Affiliates or for which the Company or any of its ERISA Affiliates has or could have any Liability (each, a "Company Employee Benefit Plan").

          (b)   With respect to each Company Employee Benefit Plan, the Company has heretofore made available to Parent a true and complete copy, as of the date of this Agreement, of (i) each Company Employee Benefit Plan, or summary thereof if no plan document exists, (ii) each trust agreement or annuity Contract, if any, in effect as of the date of this Agreement that relates to any Company Employee Benefit Plan, (iii) the three most recently filed annual reports on IRS Form 5500 filed for each Company Employee Benefit Plan for which such an annual report was required to be filed under ERISA or the Code, and (iv) the most recently prepared actuarial valuation report in connection with each Company Employee Benefit Plan for which an actuarial valuation report was required to be prepared under applicable Law.

          (c)   Each Company Employee Benefit Plan has been administered in all respects in accordance with its terms and in compliance with the applicable provisions of all Laws applicable to such Company Employee Benefit Plan, and complies with such terms and such Laws, in each case except where the failure to be so administered or to so comply, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no pending or, to the Knowledge of the Company, threatened investigations by any Governmental Authority or actions (except routine claims for benefits under the Company Employee Benefit Plans) against or involving any Company Employee Benefit Plan that would be reasonably expected to have a Company Material Adverse Effect.

          (d)   The Company and each ERISA Affiliate has complied in all respects with the Patient Protection and Affordable Care Act, to the extent applicable, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (e)   Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, there do not now exist, nor do any circumstances exist that would result in, any Liabilities to the Company or any of its ERISA Affiliates under (i) Title IV of ERISA, (ii) Section 302 of ERISA or (iii) Sections 412 and 4971 of the Code, in each case, that would reasonably be expected to be a Liability of Parent and its Affiliates following the Effective Time.

          (f)    Except as set forth in Section 3.17(f) of the Company Disclosure Letter, no amount or benefit that could be received (whether in cash, property or the vesting in cash or property) pursuant to a Company Employee Benefit Plan by any employee, officer or director of the Company or any of its Subsidiaries who is a "disqualified individual" (as such term is defined in Section 280G(c) of the Code) will fail to be deductible by the Company for United States federal income Tax purposes by virtue of Section 280G of the Code or be subject to an excise Tax under Section 4999 of the Code.

          (g)   Except as set forth in Section 3.17(g) of the Company Disclosure Letter and other than as required under Section 4980B of the Code or other applicable Law, no Company Employee Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than death benefits when termination occurs upon death).

          (h)   The Company and each of its Subsidiaries is, and has been, in compliance in all respects with all applicable Law relating to the employment of labor, including all such applicable Law relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health and workers' compensation, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (i)    None of the Company or any of its Subsidiaries is a party to, or subject to, a collective bargaining agreement with any labor union or representative of any Employees.

          (j)    Except as set forth in Section 3.17(j) of the Company Disclosure Letter, there is no Contract, agreement, plan or arrangement with an employee or former employee of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party as of the date hereof that, individually or collectively and as a result of the transactions contemplated hereby, whether alone or upon the occurrence of any additional or subsequent events, or otherwise, would reasonably be likely to give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code.

        Section 3.18.    Title to Properties.     The Company and its Subsidiaries have good and indefeasible title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all real and personal properties (including tangible assets) of the Company and its Subsidiaries, in each case (other than in the case of leasehold interests) free and clear of all Liens except for Permitted Encumbrances.

        Section 3.19.    Reserve Reports.     The factual, non-interpretive data relating to the Oil and Gas Properties of the Company provided by the Company and its Subsidiaries to RPS Energy and Hohn Engineering, PLLC in connection with the preparation of their reserve reports referred to in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 (the "Company Reserve Reports") were based were accurate in all material respects at the time such data were provided to RPS Energy and Hohn Engineering, PLLC. With respect to the proved reserves reflected in the Company Reserve Reports, the Company Reserve Reports conform in all material respects to the guidelines with respect thereto of the SEC. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and natural gas industry and normal depletion by production, there has been no material change in respect of the matters addressed in the Company Reserve Reports.

        Section 3.20.    Intellectual Property.

          (a)   Section 3.20(a) of the Company Disclosure Letter contains a true, correct and complete list as of the date hereof of (i) all Company-Owned IP that is the subject of any issuance, registration, certificate, application or other filing by, to or with any Governmental Authority or authorized private registrar and pending applications for any of the foregoing, (ii) material unregistered Company-Owned IP, and (iii) all other Intellectual Property material to or necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted (collectively, the "Company Intellectual Property").

          (b)   The Company and/or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to the Company Intellectual Property or has the right to use the Company Intellectual Property free and clear of all Liens except for Permitted Encumbrances.

          (c)   The Company and its Subsidiaries' rights in the Company-Owned IP are subsisting and, to the Knowledge of the Company, valid and enforceable, and the Company and each of its Subsidiaries has taken commercially reasonable steps to maintain the Company-Owned IP and to protect and preserve the confidentiality of all Trade Secrets that are included in the Company Intellectual Property.

          (d)   To the Knowledge of the Company, the (i) conduct of the business of the Company and its Subsidiaries has not infringed, misappropriated or otherwise violated, and is not infringing, misappropriating or otherwise violating, any Intellectual Property of any other Person; and (ii) no third party is infringing upon, violating or misappropriating any Company Intellectual Property, except for such matters that would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.

          (e)   All former and current employees, consultants and contractors of the Company or its Subsidiaries who contribute or have contributed to the creation or development of any material software that is Company Intellectual Property (including any software created by PMM, Komputer Studeo or Mr. Zbigniew Maciolek) for or on behalf of the Company or any of its Subsidiaries have executed written instruments that assign to the Company or the applicable Subsidiary all right, title and interest in and to any such contributions.

          (f)    The Company and its Subsidiaries' collection, storage, use and dissemination of any personally identifiable information, are and have been in material compliance with all applicable Laws relating to privacy, data security and data protection, to the extent that such Laws are not in conflict with other applicable Laws. The Company and its Subsidiaries utilize prevailing industry standard security and data protections in place, including with respect to personally identifiable information.

          (g)   The Company Systems are sufficient for the Company's and its Subsidiaries' business as currently conducted. There have been no failures, crashes, substandard performance or other adverse events affecting the Company Systems that have caused, or could reasonably be expected to cause, any disruption to the ability of the Company or any of its Subsidiaries to operate its business, or, in any material respect, to use any of the Company Systems.

        Section 3.21.    Compliance with Laws.     Except with respect to Tax matters, environmental matters, employee matters, data privacy and security, and Anti-Corruption and Bribery Law matters (which violations and noncompliance are addressed in Section 3.15, Section 3.16, Section 3.17, Section 3.20 and Section 3.24, respectively), the Company and each of its Subsidiaries are in compliance with all Laws and Orders applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries, except for such violations or noncompliance the consequences of which would not, individually or in the aggregate, be or reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        Section 3.22.    Export Controls and Economic Sanctions Compliance.     To the Knowledge of the Company, the Company and each of its Subsidiaries are now, and have been, compliant with all export control statutes, regulations, decrees, Orders, guidelines and policies of the United States government and the Governmental Authorities of any country in which the Company and its Subsidiaries conduct business, and which are applicable to the operations of the Company or its Subsidiaries, collectively referred to as "Export Laws," including but not limited to the International Traffic in Arms Regulations ("ITAR") (22 C.F.R. Parts 120-130 (2015)) of the U.S. Department of State; the Export Administration Regulations ("EAR") (15 C.F.R. Parts 730-774 (2015)) of the U.S. Department of Commerce; the U.S. anti-boycott regulations and guidelines, including those under the EAR and U.S. Department of the Treasury regulations; the various economic sanctions regulations and guidelines of the U.S. Department of the Treasury, Office of Foreign Assets Control ("OFAC"), and the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001), as amended; and restrictions against dealings with certain prohibited, debarred, denied or specially designated entities or individuals under statutes, regulations, Orders, and decrees of various agencies of the United States government.

        Section 3.23.    Import Compliance.     To the Knowledge of the Company, the Company and each of its Subsidiaries are now, and have been, in compliance with all import Laws and regulations applicable to the operations of the Company and its subsidiaries, including, but not limited to, the Laws and regulations administered by U.S. Customs and Border Protection ("CBP"), the U.S. Food and Drug Administration ("FDA"), and the U.S. Consumer Product Safety Commission ("CPSC"). The Company further represents and warrants that it and each of its Subsidiaries, and, to the Knowledge of the Company, the products that it and each of its Subsidiaries import, have not, over the past five (5) years, been subject to any penalties (civil or criminal), claims for liquidated damages, or notices of redelivery issued by CBP, or to any detentions, seizures or forfeitures by CBP or any other United

States government agency, and that the Company has not made any prior disclosures to CBP of any violation of the customs Laws during this period. The Company also represents and warrants that, to the Knowledge of the Company, it and each of its Subsidiaries have not been, and are not currently, subject to any CBP investigation or enforcement action (and has no Knowledge of any possible futures action). The Company further represents and warrants that, to the Knowledge of the Company, it and each of its Subsidiaries have paid all import duties, fees and other charges owed to CBP, and that the products that it and each of its Subsidiaries import are not subject to any antidumping duty, countervailing duty, or other penalty duty.

        Section 3.24.    Anti-Corruption and Anti-Bribery Laws.

          (a)   Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective officers, directors, agents, employees, distributors, or Representatives (in each case, acting in their capacities as officers, directors, agents, employees, distributors, agents, or Representative of the Company or such Subsidiary) has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made, attempted, offered, promised, or authorized any unlawful payment to foreign or domestic government officials or employees, including employees of government owned or controlled entities, public international organizations, or candidates for office or members of political parties; or made, attempted or conspired to pay any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any Person; established or maintained any fund or asset for any such unlawful payment or provision that was not properly recorded in the Company's books and records; or taken any action which would cause it to be in violation in any material respect of Anti-Corruption and Anti-Bribery Laws.

          (b)   There are no pending or, to the Company's Knowledge, threatened claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court, governmental or private actions against the Company or any of its Subsidiaries with respect to any Anti-Corruption and Anti-Bribery Laws.

          (c)   The Company has established and maintains a compliance program and reasonable and sufficient internal controls and procedures appropriate to the requirements of Anti-Corruption and Anti-Bribery Laws.

        Section 3.25.    Related Party Transactions.     There are no outstanding amounts payable to or receivable from, or advances by the Company or any Company Subsidiary to, and neither the Company nor any Company Subsidiary is otherwise a creditor or debtor to, or party to any Contract or transaction with any director, officer, Employee or Affiliate (other than the Company or any Company Subsidiary) of the Company or any Company Subsidiary, or to any relative of any of the foregoing, except for (i) Employee Benefit Plans in effect as of the date of this Agreement and (ii) advances made to directors, officers or Employees in the ordinary course of business.

        Section 3.26.    Brokers.     Except for Evercore Group L.L.C. (true, complete and correct copies of whose engagement letter has been furnished to Parent), there is no investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries that is entitled to any financial advisory, brokerage, finder's or other fee or commission in connection with the Offer and the Merger.

        Section 3.27.    No Other Representations and Warranties.     Except for the representations and warranties set forth in this Article III, neither the Company nor any other Person makes or has made any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub in connection with the Offer, the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub (including their respective Representatives), or Parent's or Merger Sub's (or such Representatives') use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in physical or online "data rooms" or management presentations in expectation of this Agreement and the Offer and the Merger.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Except as expressly set forth in the disclosure letter delivered by Parent to the Company on the date of this Agreement prior to the execution hereof (the "Parent Disclosure Letter"), which disclosure shall be deemed to qualify or provide disclosure in response to (i) the section or subsection of this Article IV that specifically corresponds to the section of subsection of the Parent Disclosure Letter in which any such disclosure is set forth, and (ii) any other section or subsection of this Article IV solely to the extent that it is readily apparent from the text of such disclosure (without reference to the underlying documents referenced therein and without assuming any Knowledge of the matters disclosed) that such disclosure is applicable to such other section or subsection of this Article IV (provided that the mere inclusion of an item in the Parent Disclosure Letter as an exception to a representation or warranty is not deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect) Parent and Merger Sub hereby represent and warrant to the Company as follows:

        Section 4.1.    Organization and Good Standing.     Parent is duly organized, validly existing and in good standing under the Laws of Poland and has the requisite entity power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub is duly organized, validly existing and in good standing under the Laws of the State of Nevada and has the corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Each of Parent and Merger Sub is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent the "good standing" concept is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.2.    Authorization and Enforceability.     Each of Parent and Merger Sub has the corporate or other requisite entity power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Offer and the Merger) have been duly authorized by all necessary corporate or other entity action on the part of Parent and Merger Sub, and no other corporate or other entity proceeding on the part of Parent or Merger Sub is necessary to authorize this Agreement and the transactions contemplated hereby (including the Offer and the Merger). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each in accordance with its terms, except that such enforceability (a) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors' rights generally and (b) is subject to rules of law governing specific performance, injunctive relief and other equitable remedies and general principles of equity.

        Section 4.3.    Required Governmental Consents.     No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Offer and the Merger), except (a) the filing and recordation of the Articles of Merger with the Nevada Secretary of State and such filings with Governmental Authorities to satisfy the applicable Law of states in which the Company and its Subsidiaries are qualified to do business, (b) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act, (c) such filings and approvals as may be required to be made or obtained under Antitrust Laws, and (d) such other Consents, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.4.    Conflicts.     The execution, delivery or performance by Parent and Merger Sub of this Agreement, the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Offer and the Merger) and the compliance by Parent and Merger Sub with any of the provisions hereof do not and will not (a) violate or conflict with any provision of the articles or certificate of incorporation, bylaws or other applicable organizational documents of Parent or Merger Sub, (b) violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any Contract to which Parent or Merger Sub is a party, or by which Parent, Merger Sub or any of their respective properties or assets may be bound, (c) assuming compliance with the matters referred to in Section 4.3, violate or conflict with any Law or Order applicable to Parent or Merger Sub or by which any of their properties or assets are bound, except in the case of clauses (b) and (c) above, for such violations, conflicts or defaults which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 4.5.    Offer Documents; Schedule 14D-9; Proxy Statement.

          (a)   The Offer Documents, when filed with the SEC, will comply in all material respects with the applicable requirements of the Exchange Act and, on the date filed with the SEC, on the date first published, sent or given to the Company Common Stockholders and at the Acceptance Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to information supplied by the Company or any of its officers, directors, Representatives, agents or employees in writing expressly for inclusion or incorporation by reference in the Offer Documents.

          (b)   None of the information supplied by Parent, Merger Sub or their officers, directors, Representatives, agents or employees in writing expressly for inclusion in the Schedule 14D-9 or the Proxy Statement will, on the date the Schedule 14D-9 or the Proxy Statement, as applicable, is first filed with the SEC, first sent to the Company Common Stockholders or at the Acceptance Time, in the case of the Schedule 14D-9, or the Effective Time, in the case of the Proxy Statement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

        Section 4.6.    Financial Statements.

          (a)   Parent has made available to the Company copies of the audited statements of financial position of Parent as of December 31, 2013 and 2014 (the "Audited Balance Sheets"), and the related audited statements of profit or loss and other comprehensive income for the fiscal years ended December 31, 2013 and 2014 (collectively, with the Audited Balance Sheet, the "Audited Financial Statements").

          (b)   The Audited Financial Statements have been prepared in accordance with International Financial Reporting Standards consistently applied by Parent during the periods and at the dates involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial condition of Parent, as of the dates thereof, and the results of operations of Parent, for the periods referred to therein.

        Section 4.7.    Ownership of Company Capital Stock.     Neither Parent nor Merger Sub is, nor at any time during the last two (2) years has it been, an "interested stockholder" of the Company as defined in NRS 78.423 or an "Interested Stockholder" as defined in Article XIII of the Company's articles of incorporation (other than as contemplated by this Agreement).

        Section 4.8.    Funds.     Parent has, or will have, as and when needed, the funds necessary to (a) purchase any Company Common Shares that Merger Sub becomes obligated to purchase pursuant to the Offer and to pay the aggregate Merger Consideration, (b) to make the payments required pursuant to Section 6.9 and (c) to deposit the funds necessary to redeem the Company Preferred Shares pursuant to Section 6.4.

        Section 4.9.    Litigation.     As of the date of this Agreement, there is no Legal Proceeding pending or, to the Knowledge of Parent or Merger Sub, threatened against Parent or Merger Sub except for such Legal Proceedings that would not, individually or in the aggregate, reasonably be expected to have Parent Material Adverse Effect.

ARTICLE V
CONDUCT OF COMPANY BUSINESS

        Section 5.1.    Affirmative Obligations.     Except (a) as expressly contemplated or expressly required by this Agreement, (b) as set forth in Section 5.2 of the Company Disclosure Letter, (c) as required by applicable Law or in response to any comment letter from the SEC, (d) as provided for or contemplated by any Contract of the Company or any of its Subsidiaries in effect as of the date of this Agreement, or (e) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of (x) the Effective Time and (y) the termination of this Agreement pursuant to Article VII, the Company and each of its Subsidiaries shall (i) carry on its business in all material respects in the usual, regular and ordinary course consistent with past practice and in compliance in all material respects with all applicable Law, (ii) pay its debts when due, in each case subject to good faith disputes over such debts for which adequate reserves have been established in accordance with GAAP on the appropriate financial statements, (iii) pay or perform all material obligations when due and (iv) use commercially reasonable efforts, consistent with past practices and policies, to (A) preserve intact its present business organization, (B) keep available the services of its present officers and employees (provided, however, that, for the avoidance of doubt, the Company shall be under no obligation to put in place any new retention programs or include additional personnel in existing retention programs) and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings.

        Section 5.2.    Restrictions.     Except (i) as expressly contemplated or expressly permitted by this Agreement, (ii) as set forth in Section 5.2 of the Company Disclosure Letter, (iii) as required by applicable Law or in response to any comment letter from the SEC, (iv) as provided for or contemplated by any Contract of the Company or any of its Subsidiaries in effect as of the date of this Agreement or (v) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, delayed or conditioned), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of (x) the Effective Time and (y) the termination of this Agreement pursuant to Article VII, the Company shall not, and shall cause its Subsidiaries not to:

          (a)   propose to adopt any amendments to or amend its articles or certificate of incorporation, bylaws or other applicable organizational documents;

          (b)   authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, restricted stock units, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities or any Subsidiary Securities, except for the issuance and sale of Company Common Shares pursuant to Company Stock Options or Company Restricted Shares outstanding on the date hereof pursuant to the terms of the applicable Company Stock Plan and/or underlying equity award agreements;

          (c)   waive any stock repurchase rights or right of first refusal, accelerate vesting of options, restricted stock, restricted stock units or other equity awards, amend or change the period of exercisability of options or any other equity or other incentive awards (including without limitation any long-term incentive awards) or re-price options or authorize any cash or equity exchange for any options granted under any of the Company Stock Plans;

          (d)   acquire or redeem, directly or indirectly, or amend any Company Securities or Subsidiary Securities;

          (e)   other than regular dividends on the Company Preferred Shares and cash dividends made by any direct or indirect wholly-owned Subsidiary of the Company to the Company or one of its Subsidiaries, split, combine or reclassify any shares of capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or enter into any agreement with respect to the voting or registration of its capital stock other than as contemplated by this Agreement;

          (f)    propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the transactions contemplated hereby, including the Offer and the Merger);

          (g)   (i) incur or assume any long-term or short-term debt or issue any debt securities, except for (A) short-term debt incurred to fund operations of the business in the ordinary course of business consistent with past practice and (B) loans or advances to direct or indirect wholly-owned Subsidiaries, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except with respect to obligations of direct or indirect wholly-owned Subsidiaries of the Company, (iii) make any loans, advances or capital contributions to or investments in any other Person except for advances to Employees in the ordinary course of business consistent with past practice to Employees of the Company or any of its Subsidiaries, or (iv) mortgage or pledge any of its or its Subsidiaries' assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Encumbrances);

          (h)   enter into, adopt, amend (including acceleration of vesting), modify or terminate any Company Employee Benefit Plan or other Employee Benefit Plan (each as currently in effect on the date hereof) in any manner, fail to make any required contribution to any Company Employee Benefit Plan, merge or transfer any Company Employee Benefit Plan or the assets or liabilities of any Company Employee Benefit Plan, change the sponsor of any Company Employee Benefit Plan, materially increase in any manner the compensation of any Employee or grant any rights to severance or termination pay to any employee or terminate the employment of any officer other than for "cause";

          (i)    forgive any material loans to any Employees;

          (j)    establish, enter into, amend, or extend any collective bargaining agreement;

          (k)   except in the ordinary course in substantially the same manner as heretofore conducted and in compliance with all applicable Law, in each case in all material respects, acquire, sell, lease, license, subject to a Lien (other than a Permitted Encumbrance), encumber or otherwise surrender, relinquish, transfer or dispose of any property or assets, or any portion thereof or interest therein, in any single transaction or series of related transactions, except either (i) transactions required under an existing Contract of the Company or any of its Subsidiaries, which transactions are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken together as a whole, or (ii) the sale of Hydrocarbons in the ordinary course of business consistent with past practice;

          (l)    except as may be required as a result of a change in applicable Law or in GAAP or regulatory accounting principles, make any change in any of the accounting principles or practices used by it;

          (m)  (i) make or change any material Tax election, except in the ordinary course of business consistent with past practice, (ii) amend any material Tax Return, (iii) make any material change to any Tax accounting method or (iv) settle or compromise any material Tax Liability or any audit or other proceedings relating to material Tax matters;

          (n)   (i) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any equity interest therein, (ii) enter into any Contract, other than any Contract entered into in the ordinary course of business that would not require payments or expenditures in excess of $20,000 and that would be, or would reasonably be expected to be, material to the business, operations or financial condition of the Company and its Subsidiaries, taken together as a whole, or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), cancellation or renewal of, or waive, release or assign any material rights under any Company Contract (including any confidentiality or standstill agreement to which the Company is a party); or (iii) authorize, incur or commit to incur any capital expenditure(s) not budgeted as of the date of this Agreement as set forth in the Company's development plan (a true and complete copy of which is set forth in Section 5.2(n)(iii) of the Company Disclosure Letter) that individually or in the aggregate, with obligations to the Company or any of its Subsidiaries, exceed(s) $250,000; provided, however, that none of the foregoing shall limit any capital expenditure required pursuant to existing Contracts; and provided further, that none of the foregoing shall prohibit the Company from dissolving and/or merging into any of its Subsidiaries other Subsidiaries that are not material to the Company or its Subsidiaries, taken as a whole;

          (o)   commence, settle or compromise any pending or threatened Legal Proceeding or pay, waive, discharge or satisfy or agree to pay, waive, discharge or satisfy any material claim, Liability or obligation (absolute or accrued, asserted or unasserted, contingent or otherwise), other than the settlement, compromise, payment, discharge or satisfaction of Legal Proceedings, claims and other Liabilities (i) settled in compliance with Section 6.7, or (ii) expressly reflected or reserved against in full on the Balance Sheet or incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice;

          (p)   except as required by applicable Law, convene any regular or special meeting (or any adjournment or postponement thereof) of the Company Common Stockholders;

          (q)   except as required by applicable Law, terminate, modify, or waive any right under any Permit, except to the extent any such termination, modification or waiver would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect;

          (r)   hire any Person for employment with the Company or any Subsidiary of the Company at a level of Senior Vice President or higher except to fill the vacancy of an existing position that becomes vacant after the date hereof;

          (s)   waive, release or assign any material claims (except as set forth in Section 5.2(o))

          (t)    convene any special meeting of the shareholders of the Company other than the Shareholder Meeting to adopt this Agreement and approve the Merger, unless such a meeting is required by applicable Law;

          (u)   take any action to exempt or make not subject to any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than Parent or Merger Sub) or any action taken thereby, which Person or action would otherwise have been subject to the restrictive provisions thereof;

          (v)   enter into a Contract to do any of the foregoing or authorize, commit or agree to take any action to do any of the foregoing or which results or is reasonably likely to result in any of the conditions to the Offer set forth in Section 1.1(b) to fail to be satisfied, or would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect, or that would materially impair the ability of the Company to consummate the transactions contemplated hereby (including the Offer and the Merger) in accordance with the terms hereof or materially delay such consummation.

        Section 5.3.    No Control.     Notwithstanding the foregoing, nothing in this Article V is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Acceptance Time. Prior to the Acceptance Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their own business and operations.

ARTICLE VI
ADDITIONAL AGREEMENTS

        Section 6.1.    Non-Solicitation of Competing Acquisition Proposals.

          (a)   The Company shall (and shall cause its Subsidiaries and Company Representatives to) immediately cease any and all existing activities, discussions, solicitations, encouragements or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. The Company shall promptly (and in any event within three (3) Business Days following the date of this Agreement) request in writing that each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal return or destroy all confidential information heretofore furnished to such Person by or on behalf of the Company in accordance with the terms of such confidentiality agreements.

          (b)   At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Effective Time, the Company and its Subsidiaries shall not, and shall use their reasonable best efforts to cause any of their respective directors, officers or other employees, controlled Affiliates, or any investment banker, attorney or other advisors or representatives retained by any of them (collectively, "Representatives") not to (and shall not authorize or permit any of them to), directly or indirectly, (i) solicit, initiate, knowingly encourage, assist, facilitate or induce the making, submission or announcement of (including by providing information relating to the Company or the Subsidiaries of the Company or affording access to the business or properties of the Company or the Subsidiaries of the Company), an Acquisition Proposal or Acquisition Transaction, (ii) except as expressly provided in Section 6.1(c), participate or engage in discussions or negotiations with any Person (other than Parent or Merger Sub or any designees of Parent or Merger Sub) regarding an Acquisition Proposal or Acquisition Transaction or furnish any non-public information relating to the Company or any of its Subsidiaries to any Person (other than Parent or Merger Sub or any designees of Parent or Merger Sub) that is seeking to make or has made an Acquisition Proposal, (iii) enter into any letter of intent, memorandum of understanding, definitive agreement or similar document or Contract constituting or relating to any Acquisition Proposal or Acquisition Transaction (other than any confidentiality agreement entered into in accordance with Section 6.1(c)) or enter into any agreement requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or resolve to take any of the foregoing actions, (iv) terminate, amend, waive, grant permission under, or fail to enforce any rights under any "standstill" or other similar agreement between the Company or any of its Subsidiaries and any Person (other than Parent).

          (c)   Notwithstanding the limitations set forth in Section 6.1(b), prior to the Acceptance Time, the Company Board may, directly or indirectly through the Company's Representatives: (A) engage or participate in discussions or negotiations with (and only with) any Person (or such Person's Representatives) that has made, on or after the date of this Agreement, a written Acquisition Proposal that the Company Board believes is bona fide, that did not result from any breach of Section 1.2(b) or this Section 6.1 and which the Company Board determines in good faith (after consultation with its financial advisors and outside legal counsel) is a Superior Proposal or is reasonably likely to lead to or result in a Superior Proposal; and (B) furnish to any Person that has made any such Acquisition Proposal any non-public information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement the terms of which are not less favorable in all material respects to the Company than those contained in the Confidentiality Agreement; provided, that prior to engaging in such discussions or negotiations, the Company gives Parent written notice of the identity of such Person and of the material terms and conditions of such Acquisition Proposal and of the Company's intention to engage in or participate in discussions or negotiations with, or furnish information to such Person and contemporaneously with or prior to furnishing any information to such Person, the Company furnishes such information to Parent (to the extent such information has not been previously furnished by the Company to Parent).

          (d)   In addition to the obligations of the Company set forth in Section 6.1(b), the Company shall promptly, and in all cases within twenty-four (24) hours after its receipt, advise Parent orally and in writing of any Acquisition Proposal, including the material terms and conditions of such Acquisition Proposal (and any changes thereto) and the identity of the Person or group making such Acquisition Proposal. The Company shall keep Parent reasonably informed on a current basis (and in any event no later than 24 hours) of any material developments with respect to any such Acquisition Proposal. The Company shall not, and shall cause each of the Subsidiaries of the Company not to, enter into any Contract with any Person subsequent to the date of this Agreement, and neither the Company nor any of the Subsidiaries of the Company is a party to any Contract that prohibits the Company from providing the information described in Section 6.1(c) and Section 6.1(d) to Parent.

        Section 6.2.    Commercially Reasonable Efforts to Complete.     On the terms and subject to the conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done (and to assist and cooperate with the other party hereto in doing), all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement (including the Offer and the Merger), including using commercially reasonable efforts to (a) cause the conditions to the Offer set forth in Section 1.1(b) and the conditions to the Merger set forth in Section 2.6(b) to be satisfied or fulfilled as soon as reasonably practicable, (b) obtain all necessary or appropriate consents, waivers and approvals under any Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby (including the Offer and the Merger) so as to maintain and preserve the benefits under such Contracts following the consummation of the transactions contemplated hereby (including the Offer and the Merger), (c) obtain all necessary actions or non-actions, waivers, consents, approvals, Orders and authorizations from Governmental Authorities and the expiration or termination of any applicable waiting periods and make all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Authorities, if any) and (d) contest and resist any Legal Proceeding that seeks to, and to have vacated, lifted, reversed or overturned any Order that is in effect that would, prohibit, prevent or restrict consummation of the Offer, the Merger and the other transactions contemplated by this Agreement.

        Section 6.3.    Regulatory Approvals.     Without limiting the generality of Section 6.2, as soon as reasonably practicable (and in any event within fifteen (15) Business Days) following the date hereof, each of Parent and, if applicable, the Company shall file pre-merger notification filings, forms and submissions with any foreign Governmental Authority that may be required by applicable Antitrust Laws, in each case as Parent reasonably deems necessary. Each of Parent and the Company shall promptly, subject to an appropriate confidentiality agreement to limit disclosure to counsel and outside consultants retained by such counsel, and except as may be prohibited by any Governmental Authority or by any Law, (i) cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information that may be required in order to effectuate such filings, and (iii) supply any additional information that reasonably may be required or requested by the competition or merger control authorities of any jurisdiction and that Parent reasonably deems necessary. Parent shall be solely responsible for all fees and expenses incurred in connection with filings made in connection with this Section 6.3. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement (including the Offer and the Merger). If any party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated by this Agreement (including the Offer and the Merger), then such party shall use commercially reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Neither Parent nor the Company shall commit or agree (or permit their respective Subsidiaries or Affiliates to commit or agree) with any Governmental Authority to stay, toll or extend any applicable waiting period under applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld or delayed).

        Section 6.4.    Anti-Takeover Statutes.     Neither the Company nor Parent will take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any state anti-takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from the anti-takeover Laws of any state that purport to apply to this Agreement or the transactions contemplated hereby.

        Section 6.5.    Access to Books, Records, Properties and Personnel.     At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VII and the Acceptance Time, the

Company shall afford Parent and its accountants, legal counsel and other Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of the Company to enable Parent to obtain all information concerning the assets and the businesses of the Company and its Subsidiaries as Parent may reasonably request; provided, however, that any such access shall be conducted at Parent's expense, at a reasonable time, under the supervision of appropriate personnel of the Company or its Subsidiaries and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company and its Subsidiaries. Nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent if such disclosure would, in its reasonable discretion (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable legal requirement; provided, however, that information shall be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent (subject to an appropriate confidentiality agreement with such counsel), to the extent doing so may be reasonably required for the purpose of complying with applicable Antitrust Laws; and provided, further, that the parties will cooperate and use commercially reasonable efforts to find a way to allow diligence of such information in a manner that would not cause such results; and provided, further, that no information or Knowledge obtained by Parent in any investigation conducted pursuant to this Section 6.5 shall affect or be deemed to modify or waive (i) any right or claim of Parent or Merger Sub with respect to any representation or warranty of the Company or a Subsidiary set forth herein, or (ii) any condition to the obligations of Parent and Merger Sub to consummate the transactions contemplated hereby, including the Offer and the Merger, or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Parent pursuant to this Section 6.5.

        Section 6.6.    Notification Obligations.     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, to the extent in each case it obtains Knowledge thereof, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such party to obtain such consent is reasonably likely to be material to the Company or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries and that relate to the Offer and the Merger, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would result in the failure to be satisfied of any of the conditions to the Offer in Section 1.1(b) or to the Merger in Section 2.6(b) and (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereby which would result in the failure to be satisfied of any of such conditions; provided that, in the case of clauses (iii) and (iv), the failure to comply with this Section 6.6 shall not result in the failure to be satisfied of any of such conditions or give rise to any right to terminate this Agreement under Article VII, if the underlying fact, circumstance, event or failure would not in and of itself give rise to such failure or right.

        Section 6.7.    Transaction-Related Litigation.     The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any litigation filed against the Company or any of its directors or officers related to the Offer and the Merger and shall not settle any such litigation without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned.

        Section 6.8.    Company Action with Respect to Treatment of Company Stock Options and Company Restricted Shares.     As promptly as practicable after the date hereof, the Company and the Company Board or, if appropriate, a committee thereof shall adopt such resolutions or take or cause to be taken any and all other actions reasonably necessary to give effect to the treatment of the Company Stock Options and Company Restricted Shares pursuant to Section 2.8.

        Section 6.9.    Company Employee Matters.

          (a)   Parent has no obligation to continue to employ or retain the services of any Employee for any period of time following the Effective Time and, Parent will be entitled to modify any compensation or benefits provided to, and any other terms or conditions of employment of, any such Employees in its absolute discretion.

          (b)   At or prior to the Closing, Parent shall (i) establish a grantor trust (the "Rabbi Trust"), of which Parent will be the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, for the benefit of the Employees listed in Section 6.9(b) of the Company Disclosure Letter, each of whom is a party to a Change in Control Compensation Agreement with the Company (collectively, the "Change in Control Compensation Agreements") listed in Section 3.17(a) of the Company Disclosure Letter and (ii) fund the Rabbi Trust with cash in the aggregate amount specified in Section 6.9(b) of the Company Disclosure Letter for potential liabilities of the Company for benefits under Sections 2(a) and 2(d) of the Change in Control Compensation Agreements, as in effect on the Closing Date. At least ten (10) Business Days prior to the establishment of the Rabbi Trust, Parent shall provide to the Company the proposed form of the trust agreement for the Rabbi Trust (the "Rabbi Trust Agreement"). Prior to establishment of the Rabbi Trust and execution of the Rabbi Trust Agreement, Parent will make such revisions to the Rabbi Trust Agreement as may reasonably be requested by the Company. The funds in the Rabbi Trust shall be used to pay benefits under Sections 2(a) and 2(d) of the Change in Control Compensation Agreements as such payments and benefits become due and payable. Notwithstanding anything herein to the contrary, any funds remaining in the Rabbi Trust upon the satisfaction of all payments and benefits payable (or that may become payable) under the Change in Control Compensation Agreements shall be paid to Parent in accordance with the terms of the Rabbi Trust.

          (c)   During the period of twelve (12) months following the Closing (the "Benefit Period"), to the extent that Parent or any of its Subsidiaries (including FX Poland) (i) terminates the employment of any Employee who is an Employee of FX Poland employed, for an indefinite period, pursuant to an employment contract regulated by the Polish Labor Code (excluding (a) individuals rendering services to FX Poland pursuant to a civil law contract and (b) any employment contracts or any amendments to any employment contracts entered into after the date of this Agreement without the prior written consent of Parent) or (ii) offers continued employment to such Employee involving responsibilities materially different from such Employee's responsibilities as of the Closing Date or offers such Employee a monthly base salary that is less than such Employee's monthly base salary as of the Closing Date and such Employee, in his or her sole discretion does not accept such continued employment offer, Parent shall provide or cause such Subsidiary to provide each such Employee with a severance payment equal to (A) 900% of such Employee's monthly base salary at the rate currently in effect at the date of this Agreement, less any required Taxes, deductions, social security contributions, bonuses or withholding, times (B) a fraction, the numerator of which is equal to the number of remaining days in the Benefit Period after termination of such Employee's employment with Parent or such Subsidiary and the denominator of which is equal to the number of days in the Benefit Period, payable in a lump sum within seven (7) Business Days after such Employee's termination by Parent; provided that such Employee shall not be entitled to any severance payment if such Employee's termination is made pursuant to Article 52 of the Polish Labor Code; provided, further, that if any Employee receives any severance payment, pursuant to any agreement (including employment agreements regulated by the Polish Labor Code or any other agreements) or any salary payments or other compensation during the termination period of an employment contract (other than such salary payments or other compensation related to service prior to termination) or which is mandatory pursuant to any applicable Polish Laws (including, the Polish Labor Code, the Polish Collective Redundancy Act, collective labor agreements and other collective agreements, or regulations or statutes determining the rights and duties of the parties to an employment relationship), such payment shall be deducted from the amount of the severance payment referred to above in this sentence.

        Section 6.10.    Company Director and Officer Indemnification and Insurance.

          (a)   For purposes of this Section 6.10, (i) "Company Indemnified Person" shall mean any Person who is now, or has been or becomes at any time prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries and any Person who, while serving as an officer or director of the Company or any of its Subsidiaries, is or was serving at the request or direction of or on behalf of the Company or any of its Subsidiaries as a director, officer, partner, venturer, proprietor, trustee, country manager, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, foundation, Employee Benefit Plan or other Person or enterprise, together with such Person's heirs, executors or administrators; (ii) "Proceeding" shall mean any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, suit, proceeding or investigation results in a formal civil or criminal litigation or regulatory action, including any arbitration or other alternative dispute resolution mechanism, and including, for the avoidance of doubt, in connection with (x) the Offer and the Merger and the other transactions contemplated by this Agreement and (y) actions to enforce this provision or any other indemnification or advancement right of any Company Indemnified Person; and (iii) "Indemnification Expenses" means reasonable attorneys' fees and all other costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Proceeding for which indemnification is sought pursuant to this Section 6.10, including relating to a claim for indemnification or advancement brought by a Company Indemnified Person.

          (b)   From and after the Effective Time, to the extent that the Company or any of its Subsidiaries would be permitted or required to indemnify or exculpate a Company Indemnified Person, whether pursuant to articles or certificate of incorporation, bylaws or comparable governing documents or any indemnification agreement, Parent and the Surviving Corporation jointly and severally agree to, and the Surviving Corporation shall cause each of its Subsidiaries to, (i) indemnify and hold harmless against any cost or expenses (including Indemnification Expenses), judgments, fines, losses, claims, damages or Liabilities and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in connection with any Proceeding, and provide promptly advancement of Indemnification Expenses to, all Company Indemnified Persons to the fullest extent permitted under applicable Law; provided, however, that the Company Indemnified Person to whom expenses are advanced undertakes, to the extent required by applicable Law, to repay such advanced expenses to the Surviving Corporation if it ultimately is determined that such Company Indemnified Person is not entitled to indemnification under applicable Law and (ii) for a period of six (6) years following the Effective Time, maintain in effect the provisions in its articles or certificate of incorporation, bylaws or comparable governing documents and indemnification agreements to the extent they provide for indemnification, advancement and reimbursement of expenses and exculpation of the Company Indemnified Persons, as applicable, with respect to facts or circumstances occurring at or prior to the Effective Time, on the same basis as set forth in the articles or certificate of incorporation, bylaws or comparable governing documents and indemnification agreements of such Person in effect on the date of this Agreement, to the fullest extent permitted from time to time by applicable Law, which provisions shall not be amended except as required by applicable Law or to make changes permitted by applicable Law that would enlarge the scope of the Company Indemnified Persons' rights thereunder. Any right of indemnification of a Company Indemnified Person pursuant to this Section 6.10(b) shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Company Indemnified Person as provided herein.

          (c)   If Parent does not purchase a Tail Policy as provided in this Section 6.10(c), for a period of six (6) years after the Effective Time, Parent and the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance ("D&O Insurance") in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person covered by the D&O Insurance as of the date of this Agreement; provided, however, that the Surviving Corporation may, at its option, substitute therefor policies of Parent, the Surviving Corporation or any of their respective Subsidiaries containing terms with respect to coverage and amounts no less favorable, in the aggregate, to such Persons than the D&O Insurance, so long as that substitution does not result in gaps or lapses in coverage; provided, further, that in satisfying its obligations under this Section 6.10(c) Parent and the Surviving Corporation shall not be obligated to pay annual premiums in excess of two hundred percent (200%) of the amount paid by the Company for coverage for its last full fiscal year (such two hundred percent (200%) amount, the "Maximum Annual Premium") (which premiums the Company represents and warrants to be as set forth in Section 6.10(c) of the Company Disclosure Letter), provided, further, that that if the annual premiums of such insurance coverage exceed such amount, Parent and the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium. Prior to the Acceptance Time, notwithstanding anything to the contrary set forth in this Agreement, Parent shall purchase a six-year "tail" prepaid policy (the "Tail Policy") on the D&O Insurance, provided that the cost of such Tail Policy does not exceed a net amount greater than two hundred fifty percent (250%) of the most recent annual premium. In the event that Parent purchases such a Tail Policy prior to the Acceptance Time, Parent and the Surviving Corporation shall maintain such Tail Policy in full force and effect and continue to honor their respective obligations thereunder, in lieu of all other obligations of Parent and the Surviving Corporation under the first sentence of this Section 6.10(c) for so long as such Tail Policy shall be maintained in full force and effect.

          (d)   If Parent or the Surviving Corporation or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, shall assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

          (e)   The obligations under this Section 6.10 shall survive the Merger and shall not be terminated, amended or otherwise modified in such a manner as to adversely affect any Company Indemnified Person (or any other Person who is a beneficiary under the D&O Insurance or the Tail Policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Company Indemnified Person or other Person who is a beneficiary under the D&O Insurance or the Tail Policy referred to in Section 6.10(c) (and their heirs and representatives). Each of the Company Indemnified Persons or other Persons who are beneficiaries under the D&O Insurance or the Tail Policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if a party thereto. The rights of the Company Indemnified Persons (and other Persons who are beneficiaries under the D&O Insurance or the Tail Policy referred to in Section 6.10(c) (and their heirs and representatives)) under this Section 6.10 shall be in addition to, and not in substitution for, any other rights that such Persons may have under the certificate or articles of incorporation, bylaws or other equivalent organizational documents, any and all indemnification agreements of or entered into by the Company or any of its Subsidiaries, or applicable Law (whether at law or in equity).

        Section 6.11.    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of Company Common Shares (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the Offer, the Merger and the other transactions contemplated hereby by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

        Section 6.12.    Rule 14d-10(d) Matters.     Prior to the Acceptance Time and to the extent permitted by Law, the Company (acting through its board of directors, compensation committee or its "independent directors" to the extent required) will take all such steps as may be required to cause each agreement, arrangement or understanding that has been or will be entered into by the Company or its Subsidiaries with any of its officers, directors or employees pursuant to which compensation, severance or other benefits is paid to such officer, director or employee to be approved as an "employment compensation, severance or other employee benefit arrangement" within the meaning of Rule 14d-10(d)(1) under the Exchange Act and to otherwise satisfy the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d) under the Exchange Act.

        Section 6.13.    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the transactions contemplated by this Agreement, including the Offer and the Merger, upon the terms and subject to the conditions set forth in this Agreement. Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with NRS 78.320 and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement.

        Section 6.14.    Redemption of Company Preferred Shares.     On the date on which the Acceptance Time occurs, (i) the Company shall, in accordance with the Company Preferred Shares Designation, provide irrevocable notice of redemption of all of the outstanding Company Preferred Shares pursuant to Section 5(b) of the Company Preferred Shares Designation and (ii) Parent shall, on behalf of the Company, irrevocably deposit all funds necessary for such redemption in trust in accordance with Section 5(f) of the Company Preferred Shares Designation. Thereafter, Parent and the Company or the Surviving Corporation, as applicable, shall cause such Company Preferred Shares to be redeemed in accordance with the terms of such notice of redemption and the Company Preferred Shares Designation.

        Section 6.15.    Sale of Certain Businesses.     Notwithstanding the restrictions set forth in Section 5.2, the Company shall use commercially reasonable efforts to consummate, prior to the Closing, the sale of the United States businesses identified in Section 6.15 of the Company Disclosure Letter to one or more Persons who are not Affiliates of the Company for an all-cash purchase price and on arms-length terms reasonably acceptable to Parent. Notwithstanding the foregoing, the parties agree that a sale of the assets identified in Section 6.15 of the Company Disclosure Letter shall not be considered a condition precedent to the consummation of the Offer or the Merger.

        Section 6.16.    Post-Effective Amendments.     The Company shall cooperate with Parent to timely provide all information and assistance that Parent reasonably requests in order to prepare post-effective amendments to withdraw from registration any unissued securities registered under any of the Company's Form S-3s on file with the SEC.

        Section 6.17.    Transfers of Capital Stock of Subsidiaries.     To the extent that a transfer of any capital stock of, or other equity or voting interest in, any Subsidiary of the Company was not validly made, the Company shall, and shall cause the relevant Subsidiary to, take all reasonable and necessary actions to cure such invalid transfer.

ARTICLE VII
TERMINATION OF AGREEMENT

        Section 7.1.    Termination Prior to Acceptance Time.     This Agreement may be validly terminated, and the Offer may be terminated and abandoned, at any time prior to the Acceptance Time only as follows:

          (a)   by mutual written agreement of Parent and the Company; or

          (b)   by either Parent or the Company, if the Offer shall have expired or been terminated in accordance with the terms hereof without Merger Sub (or Parent on Merger Sub's behalf) having accepted for payment any Company Common Shares pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has caused or resulted in (i) any of the Offer Conditions having failed to be satisfied, or (ii) the expiration or termination of the Offer in accordance with the terms hereof without Merger Sub (or Parent on Merger Sub's behalf) having accepted for payment any Company Common Shares pursuant to the Offer, and in either such case, such action or failure to act constitutes a material breach of this Agreement; or

          (c)   by either Parent or the Company, if Merger Sub (or Parent on Merger Sub's behalf) shall not have accepted for payment any Company Common Shares pursuant to the Offer on or before March 31, 2016; provided, that in the event that as of March 31, 2016, the Regulatory Condition has not been satisfied, such date shall, unless Parent and the Company agree in writing otherwise, automatically be extended to September 30, 2016 (such date, as it may be extended pursuant to this Section 7.1(c), the "Termination Date"); provided however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has caused or resulted in (i) any of the Offer Conditions having failed to be satisfied on or before the Termination Date, or (ii) the expiration or termination of the Offer in accordance with the terms hereof without Merger Sub (or Parent on Merger Sub's behalf) having accepted for payment any Company Common Shares pursuant to the Offer, and in either such case, such action or failure to act constitutes a material breach of this Agreement; or

          (d)   by the Company, in the event (i) of a breach of any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement that has had a Parent Material Adverse Effect or (ii) that any of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall have become inaccurate in a manner that has had a Parent Material Adverse Effect; provided, however, that notwithstanding the foregoing, in the event that such breach by Parent or Merger Sub, or such inaccuracies in the representations and warranties of Parent or Merger Sub, are curable by Parent or Merger Sub through the exercise of commercially reasonable efforts, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) until the earlier to occur of (A) twenty (20) calendar days after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable or (B) the termination by Parent and Merger Sub of commercially reasonable efforts to cure such breach or inaccuracy (it being understood that (i) the Company may not terminate this Agreement pursuant to this Section 7.1(d) if such breach or inaccuracy by Parent or Merger Sub is cured within such twenty (20) calendar day period and (ii) the failure of Merger Sub to extend the Offer beyond any scheduled Expiration Date occurring during such twenty (20) calendar day period shall be deemed to be a termination of such commercially reasonable efforts to cure such breach or inaccuracy); provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section if any of the circumstances referred to in this Section 7.1(d) resulted primarily from the breach of this Agreement by the Company; or

          (e)   by Parent, in the event (i) of a breach of any covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 1.1(b)(iii) would not reasonably be expected to be satisfied at the time of such breach (assuming for such purposes that the time of such breach was the scheduled expiration of the Offer), or (ii) that any representation or warranty of the Company set forth in this Agreement shall have become inaccurate such that the conditions set forth in Section 1.1(b)(iv) would not reasonably be expected to be satisfied as of the time such representation and warranty became inaccurate (assuming for such purposes that the time of such inaccuracy was the scheduled expiration of the Offer); provided, however, that notwithstanding the foregoing, in the event that such breach by the Company, or such inaccuracies in the representations and warranties of the Company, are curable by the Company through the exercise of commercially reasonable efforts, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) until the earlier to occur of (A) twenty (20) calendar day period after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable, or (B) the termination by the Company of commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(e) if such breach or inaccuracy by the Company is cured within such twenty (20) calendar day period); provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section if any of the circumstances referred to in this Section 7.1(e) resulted primarily from the breach of this Agreement by Parent or Merger Sub; or

          (f)    by the Company in order to enter into a definitive agreement to consummate a Superior Proposal, provided that (i) such Acquisition Proposal did not arise out of a breach of Section 1.2(b) or Section 6.1, and the Company has complied in all material respects with its obligations under Section 6.1 in respect of a Superior Proposal, (ii) unless a Company Board Recommendation Change shall previously been effected in accordance with Section 1.2(b), (A) prior to terminating this Agreement pursuant to this Section 7.1(f), the Company Board shall have given Parent at least five (5) Business Days prior written notice thereof, which notice shall set forth the material terms and conditions of such Superior Proposal in reasonable detail, and, during such five (5) Business Day period, the opportunity to meet with the Company Board and its outside legal counsel, all with the purpose and intent of enabling Parent and the Company to discuss in good faith a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected and (B) Parent shall not have made, within five (5) Business Days after receipt of the Company's written notice of its intention to terminate this Agreement pursuant to this Section 7.1(f), a counter-offer or proposal of a nature such that the Company Board shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the Acquisition Proposal no longer constitutes a Superior Proposal, and (iii) in connection with the termination of this Agreement, the Company tenders to Parent (and pays to Parent if Parent agrees to accept such payment) the Termination Fee Amount payable pursuant to Section 7.3(c), provided, further, that the provisions of the foregoing proviso shall also apply to any material amendment to any Acquisition Proposal and require a new three (3) Business Days prior notice to Parent in compliance with clause (ii) of such proviso; or

          (g)   By Parent, at any time prior to the Acceptance Time if the Company Board shall have effectuated a Company Board Recommendation Change (or any action by any committee of the Company Board which, if taken by the full Company Board, would be a Company Board Recommendation Change) (whether or not in compliance with Section 1.2(b)).

        Section 7.2.    Notice and Effect of Termination.

          (a)   If Parent or the Company desires to validly terminate this Agreement pursuant to Section 7.1 (other than pursuant to Section 7.1(a)), such party shall give notice of such termination to the other party, which, notwithstanding Section 8.5, shall be effective immediately upon the delivery of written notice of such termination to the other party.

          (b)   In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall be of no further force or effect without liability of any party or parties hereto, as applicable (or any stockholder, director, officer, employee, agent, consultant or Representative of such party or parties) to the other party or parties hereto, as applicable, except (i) for the terms of this Section 7.2, Section 7.3, and Article VIII (and any definitions of terms used in any such Section or Article), each of which shall survive the termination of this Agreement, and (ii) that nothing herein shall relieve any party or parties hereto, as applicable, from liability for any Willful Breach of, or fraud in connection with, this Agreement prior to termination. "Willful Breach" means an intentional and willful material breach, or an intentional and willful material failure to perform, in each case that is the consequence of an act or omission by a party with the Knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.

        Section 7.3.    Termination Fees.

          (a)   In the event that (i) following the execution and delivery of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been publicly announced or proposed and not withdrawn, and (ii) this Agreement is thereafter terminated pursuant to Section 7.1(c), and (iii) within nine (9) months following the termination of this Agreement, either an Acquisition Transaction (whether or not pursuant to the Acquisition Proposal referenced in the preceding clause (i)) is consummated or the Company enters into a definitive Contract providing for an Acquisition Transaction (whether or not pursuant to the Acquisition Proposal referenced in the preceding clause (i)), then the Company shall pay to Parent (or its designee), within one Business Day after the event described in the preceding clause (iii) that triggers the obligation to pay such fee, a fee in the amount of Four Million Dollars ($4,000,000) (the "Termination Fee Amount"), in cash by wire transfer of immediately available funds to an account designated in writing by Parent (provided that for purposes of this clause (a) the references to "20%" and "80%" in the definition of "Acquisition Transaction" shall be deemed to be references to "50%").

          (b)   In the event that (i) following the execution and delivery of this Agreement and prior to the breach described in clause (ii) below that forms the basis for the termination of this Agreement, a bona fide Acquisition Proposal shall have been publicly announced or proposed and not withdrawn and (ii) this Agreement is thereafter terminated pursuant to Section 7.1(e)(i) (solely where the underlying breach of the covenant or agreement by the Company was a Willful Breach), and (iii) within nine (9) months following the termination of this Agreement, either an Acquisition Transaction (whether or not pursuant to the Acquisition Proposal referenced in the preceding clause (i)) is consummated or the Company enters into a definitive Contract providing for an Acquisition Transaction (whether or not pursuant to the Acquisition Proposal referenced in the preceding clause (i)), then the Company shall pay to Parent (or its designee), within one Business Day after the event described in the preceding clause (iii) that triggers the obligation to pay such fee, the Termination Fee Amount in cash by wire transfer of immediately available funds to an account designated in writing by Parent (provided that for purposes of this clause (b) the references to "20%" and "80%" in the definition of "Acquisition Transaction" shall be deemed to be references to "50%").

          (c)   In the event that this Agreement is terminated pursuant to Section 7.1(f) or Section 7.1(g), the Company shall pay to Parent (or its designee), contemporaneously with such termination, the Termination Fee Amount in cash by wire transfer of immediately available funds to an account designated in writing by Parent.

          (d)   The Company acknowledges and hereby agrees that the provisions of this Section 7.3 are an integral part of the transactions contemplated by this Agreement (including the Offer and the Merger), and that, without such provisions, Parent would not have entered into this Agreement. The parties agree that in the event that the Company pays the Termination Fee Amount to Parent, the Company has no further liability to Parent or Merger Sub of any kind in respect of this Agreement and the transactions contemplated hereby, and that in no event will the Company be required to pay the Termination Fee Amount on more than one occasion.

ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1.    Certain Interpretations.

          (a)   Unless otherwise indicated, all references herein to Sections, Articles, Annexes or Exhibits, shall be deemed to refer to Sections, Articles, Annexes or Exhibits of or to this Agreement, as applicable.

          (b)   Unless otherwise indicated, the words "include," "includes" and "including," when used herein, shall be deemed in each case to be followed by the words "without limitation."

          (c)   Unless otherwise indicated, all references in this Agreement to "Dollars" or "$" shall mean means United States Dollars.

          (d)   As used in this Agreement, the word "extent" and the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such word or phrase shall not mean simply "if."

          (e)   As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires.

          (f)    The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

          (g)   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        Section 8.2.    Non-Survival of Representations and Warranties.     The representations and warranties of the Company, Parent and Merger Sub set forth in this Agreement shall terminate at the Effective Time.

        Section 8.3.    Amendment.     Subject to applicable Law and the provisions of this Agreement, at any time prior to the Effective Time, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company; provided, however, that, after the Acceptance Time, any such amendment (including any such amendment or other instrument that purports to terminate this Agreement) shall be effective only if it has been approved by a majority of the members of the Company Board who were members of the Company Board on the date of this Agreement (the "Continuing Directors").

        Section 8.4.    Waiver.     At any time and from time to time prior to the Effective Time, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein; provided, however, that, after the Acceptance Time, any such extension or waiver by the Company shall be effective only if it has been approved by a majority of the Continuing Directors. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right, and any single or partial exercise thereof shall not preclude any other or further exercise thereof or the exercise of any other right hereunder.

        Section 8.5.    Assignment.     Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned in whole or in part, by operation of law or otherwise, by any of the parties, without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment without such approval shall be null and void.

        Section 8.6.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been given if and only if delivered personally or by commercial delivery service (with proof of delivery provided), or sent via telecopy (receipt confirmed) or email (provided that no electronic notice of non-delivery is received by the sender), to the parties at the following addresses, telecopy numbers or email addresses (or at such other address, telecopy number or email address for a party as shall be specified by like notice):

  (a)
  if to Parent or Merger Sub, to:

    Orlen Upstream Sp. z.o.o.
    Radea Prawny
    ul.Prosta 70
    00-838, Warszawa
    Poland
    Attention: Grzegorz Derecki
    Head of Legal
    Email: Grzegorz.Derecki@orlen.pl

    with copies (which shall not constitute notice) to:

    Greenberg Traurig, LLP
    Met Life Building
    200 Park Avenue
    New York, NY 10166
    Attention: Dennis Block
    Senior Chairman Global M&A
    Email: blockd@gtlaw.com

  (b)
  if to the Company, to:

    FX Energy, Inc.
    3006 Highland Drive, Suite 206
    Salt Lake City, Utah 84106
    Attention: David Pierce
    Chief Executive Officer
    Email: davidpierce@fxenergy.com

    with copies (which shall not constitute notice) to:

    Bracewell & Giuliani LLP
    711 Louisiana Street, Suite 2300
    Houston, TX 77002
    Attention: Charles H. Still, Jr.
    Email: Charles.Still@bgllp.com

        Except as otherwise expressly provided in this Agreement, (i) all such notices and other communications shall be deemed received on the date of receipt thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt and (ii) otherwise any such notice or other communication shall be deemed not to have been received until the next Business Day in the place of receipt.

        Section 8.7.    Fees and Expenses.     Subject to the terms of Section 6.3 and Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including the Offer and the Merger) shall be paid by the party or parties, as applicable, incurring such expenses whether or not the Offer and the Merger are consummated.

        Section 8.8.    Confidentiality.     Parent, Merger Sub and the Company hereby acknowledge that Parent and the Company have previously executed a Confidentiality Agreement, dated April 20, 2015 (the "Confidentiality Agreement"), which will continue in full force and effect in accordance with its terms at all times during the pendency of the transactions contemplated by this Agreement (including the Offer and the Merger) and following the termination of this Agreement.

        Section 8.9.    Public Statements.     The initial press releases with respect to the execution of this Agreement shall be reasonably agreed upon by Parent and the Company. Parent and the Company will not, and each will cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the transactions contemplated hereby, without the prior written approval of the other; provided, however, that Parent or the Company may issue a public announcement or other public disclosures required by Law or the rules of any stock exchange upon which such party's capital stock is traded, provided such party uses reasonable best efforts to afford the other party an opportunity to first review the content of the proposed disclosure and provide reasonable comment regarding same; provided, however, that this Section 8.9 shall not be deemed to restrict in any manner the Company's ability to communicate with its Employees and that the Company shall not be required by this Section 8.9 to consult with Parent or Merger Sub with respect to a public announcement in connection with the receipt and existence of an Acquisition Proposal and matters related thereto or a change in Company Board Recommendation.

        Section 8.10.    Entire Agreement.     This Agreement, together with the Annexes and Exhibits hereto and the Company Disclosure Letter, and the Confidentiality Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement shall not be superseded by this Agreement.

        Section 8.11.    No Third Party Beneficiaries.     Except as set forth in or contemplated by the provisions of Section 6.10 and Section 8.17, this Agreement is not intended to (and shall not) confer upon any Person not a party hereto any rights or remedies hereunder; provided, however, that, notwithstanding the foregoing, following the Effective Time, the provisions of Article II with respect to the right of holders of Company Common Shares to receive the Merger Consideration and the right of the holders of Company Stock Options to the treatment thereof pursuant to Section 2.8 shall be enforceable by such holders.

        Section 8.12.    Remedies.

          (a)   The parties hereto agree that irreparable damage would occur and the parties would not have an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) any party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.12, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

          (b)   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        Section 8.13.    Severability.     In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        Section 8.14.    Governing Law.     This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Law thereof; provided, however, that the laws of the State of Nevada shall govern to the extent that the provisions of the NRS are specifically referenced herein or that it is mandatory that the NRS apply to any of the provisions of this Agreement or any of the transactions contemplated hereby and to (i) the rights (including any applicable dissenters' rights) of stockholders in connection with, the Offer and the Merger and (ii) the duties and obligations of directors and officers of the Company and its Subsidiaries.

        Section 8.15.    Consent to Jurisdiction.     Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery in connection with any matter between the parties hereto based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any Legal Proceedings relating to or arising out of this Agreement or the transactions contemplated hereby (including the Offer and the Merger) in any jurisdiction or courts other than as provided herein. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding between the parties hereto with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named court for any reason other than the failure to serve in accordance with this Section 8.15, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such court.

        Section 8.16.    WAIVER OF JURY TRIAL.     EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 8.17.    Non-Recourse.     No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, Representative or Affiliate of any party hereto or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any Liability (whether in contract or in tort) for any obligations or Liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 8.17 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

        Section 8.18.    Counterparts.     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Facsimile or other electronic transmission of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

PARENT:
ORLEN UPSTREAM SP. Z O.O.
By:	/s/ WIESLAW PRUGAR
	Name:	Wieslaw Prugar
	Title:	President and CEO
ORLEN UPSTREAM SP. Z O.O.
By:	/s/ WIESLAW STRAK
	Name:	Wieslaw Strak
	Title:	Vice-President and CFO

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

MERGER SUB:
KIWI ACQUISITION CORP.
By:	/s/ GRZEGORZ DERECKI
	Name:	Grzegorz Derecki
	Title:	President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

COMPANY:
FX ENERGY, INC.
By:	/s/ DAVID N. PIERCE
	Name:	David N. Pierce
	Title:	Chief Executive Officer

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

ANNEX A

CERTAIN DEFINED TERMS

        For all purposes of and under this Agreement, the following capitalized terms shall have the following respective meanings:

        "Acquisition Proposal" shall mean any offer, proposal or indication of interest (other than by Parent or Merger Sub or any designees of Parent or Merger Sub) relating to any Acquisition Transaction.

        "Acquisition Transaction" shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition or purchase by any Person or "group" (as defined in or under Section 13(d) of the Exchange Act), directly or indirectly, of more than a twenty percent (20%) interest in the total outstanding voting securities of the Company or one or more of its Subsidiaries that own or control more than twenty percent (20%) of the consolidated assets (measured by the lesser of book or fair market value at the time of determination), revenues or earnings (measured as of the 12-month period immediately preceding the date of determination) of the Company and its Subsidiaries, taken together as a whole, or any tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in or under Section 13(d) of the Exchange Act) beneficially owning more than twenty percent (20%) of the total outstanding voting securities of the Company or one or more of its Subsidiaries that own or control more than twenty percent (20%) of the consolidated assets (measured by the lesser of book or fair market value at the time of determination), revenues or earnings (measured as of the 12-month period immediately preceding the date of determination) of the Company and its Subsidiaries, taken together as a whole; (ii) any merger, consolidation, business combination or other similar transaction pursuant to which the Company Common Stockholders immediately preceding such transaction hold, directly or indirectly, less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such transaction; (iii) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries, taken together as a whole (measured by the lesser of book or fair market value thereof); (iv) any liquidation or dissolution of the Company or any of its Subsidiaries or (v) any combination of the foregoing.

        "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

        "Anti-Corruption and Anti-Bribery Laws" shall mean the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable United States or non-U.S. anti-corruption, anti-bribery, or money laundering Laws or regulations.

        "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable United States or foreign Laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, significant impediments to or lessening of competition, or the creation or strengthening of a dominant position through merger or acquisition, including the Polish act of February 16, 2007 on competition and consumer protection, as amended.

        "Balance Sheet" shall mean the consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2015.

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        "Business Day" shall mean any day, other than a Saturday, Sunday or any day which is a legal holiday under the Laws of the State of New York or is a day on which commercial banking institutions located in the State of New York are authorized or required by Law or other governmental action to close.

        "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        "Company Board" shall mean the Board of Directors of the Company.

        "Company Capital Stock" shall mean the Company Common Shares, the Company Preferred Shares and any other shares of capital stock of the Company.

        "Company Common Shares" shall mean shares of the Company's common stock, par value $0.001 per share.

        "Company Common Stockholders" shall mean holders of Company Common Shares.

        "Company Material Adverse Effect" shall mean any change, event, development, circumstance, condition, occurrence or effect that (a) has a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially impedes or would reasonably be expected to materially impede the ability of the Company to consummate the Offer and the Merger in accordance with the terms of this Agreement and applicable Law, but none of the following changes, events, developments, conditions, occurrences or effects (either alone or in combination) will be taken into account for purposes of determining whether or not a Company Material Adverse Effect has occurred:

            (i)  changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency exchange rates, regulatory or political conditions and changes in Hydrocarbon or other commodity prices, including changes in price differentials;

           (ii)  changes in general economic conditions in the:

            (A)  oil and natural gas exploration and production industry;

            (B)  the natural gas gathering, compressing, treating, processing and transportation industry generally;

            (C)  the natural gas liquids fractionating and transportation industry generally;

            (D)  the crude oil and condensate logistics and marketing industry generally; and

            (E)  the natural gas marketing and trading industry generally (including in each case changes in law affecting such industries);

          (iii)  the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism;

          (iv)  any hurricane, tornado, flood, earthquake or other natural disaster;

           (v)  the identity of, or actions or omissions of Parent, or its Affiliates, or any action taken pursuant to or in accordance with this Agreement or at the request of or with the consent of Parent;

          (vi)  the announcement of this Agreement or pendency of the transactions contemplated hereby (including, for the avoidance of doubt, performance of obligations under this Agreement);

         (vii)  any change in the market price or trading volume of the Company Common Shares or other securities of the Company (it being understood and agreed that the exception in this

A-A-2

  clause (vii) shall not preclude Parent or Merger Sub from asserting that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change should be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect);

        (viii)  any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause (viii) shall not preclude Parent or Merger Sub from asserting that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure should be deemed to constitute, or be taken into account in determining whether there has been, a Company Material Adverse Effect);

          (ix)  changes in any Laws or regulations applicable to the Company or any of its Subsidiaries or applicable accounting regulations or the interpretations thereof; and

           (x)  any legal proceedings commenced by or involving any current or former stockholder of the Company (on their own behalf or on behalf of the Company) arising out of or related to this Agreement or the transactions contemplated hereby;

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in clause (i), (ii) or (iii) will, unless otherwise excluded, be taken into account for purposes of determining whether a Company Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated Persons operating in the industries and regions in which the Company and its Subsidiaries operate.

        "Company-Owned IP" means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

        "Company Preferred Shares" shall mean shares of the Company's 9.25% Series B Cumulative Convertible Preferred Stock, par value $0.001 per share.

        "Company Preferred Shares Designation" means the amendment to the Company's articles of incorporation designating the rights, privileges and preferences of the Company Preferred Shares.

        "Company Stock Plans" shall mean the Company's 2011 Incentive Plan and 2015 Performance Incentive Plan.

        "Company Systems" shall mean the software, hardware, firmware, networks, interfaces and related systems owned, licensed, or leased by the Company or any of its Subsidiaries in the conduct of its business.

        "Contract" shall mean any oral or written contract, subcontract, agreement, commitment, note, bond, mortgage, guaranty, indenture, lease, license, sublicense, franchise or other instrument, obligation or binding arrangement or understanding of any kind or character.

        "COTS License" shall mean licenses for unmodified commercially available, "off-the-shelf" software that is provided in object code format only and which has a replacement cost and/or aggregate annual license and maintenance fees of less than $25,000.

        "DOJ" shall mean the United States Department of Justice, or any successor thereto.

        "Employee" shall mean any current or former employee, consultant, independent contractor or director of the Company or any ERISA Affiliate.

        "Employee Benefit Plan" means:

            (i)  any "employee benefit plan" (within the meaning of Section 3(3) of ERISA), and

A-A-3

           (ii)  any personnel policy (oral or written), stock option, stock purchase plan, equity compensation plan, phantom equity or appreciation rights plan, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan or agreement, policy or agreement, deferred compensation agreement or arrangement, change in control, hospitalization or other medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and other employee benefit plan, policy, agreement or arrangement.

        "Environmental Laws" shall mean any applicable Law that relates to:

            (i)  the protection of the environment (including air, surface water, groundwater, surface land, subsurface land, plant and animal life or any other natural resource), or

           (ii)  the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, or Release of Hazardous Materials.

        "Environmental Permit" shall mean any permit, registration, certification, license, clearance, decision or consent required to be obtained pursuant to Environmental Laws, including consents of the Polish Minister of Environment.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, or any successor statue, rules and regulations thereto.

        "ERISA Affiliate" shall mean each Subsidiary of the Company and any other Person or entity under common control with the Company or a Subsidiary of the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        "FTC" shall mean the United States Federal Trade Commission, or any successor thereto.

        "GAAP" shall mean generally accepted accounting principles, as applied in the United States.

        "Governmental Authority" shall mean any United States, Indian tribe or nation, or foreign governmental authority, including any supranational, national, federal, territorial, state, commonwealth, province, territory, county, municipality, district, local governmental jurisdiction of any nature or any other governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental department, division, agency, bureau, office, branch, court, arbitrator, commission, tribunal or other governmental instrumentality) or any political or other subdivision or part of any of the foregoing.

        "Hazardous Material" shall mean any material, substance or waste that has been designated by any Governmental Authority or Environmental Law to be radioactive, toxic, hazardous, extremely hazardous, dangerous, a pollutant or a contaminant.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

        "Hydrocarbons" shall mean crude oil, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas) and other liquids or gaseous hydrocarbons or other substances (including minerals) produced or associated therewith.

        "Intellectual Property" shall mean (i) all United States and foreign patents and applications therefore, including reissues, divisions, renewals, reissues, extensions, continuations and continuations in part thereof; (ii) Trade Secrets and similar rights in confidential or proprietary information or data, including ideas, formulas, and inventions (whether or not patentable), know-how, protocols, processes,

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methodologies and materials; (iii) copyrights and all other rights corresponding thereto associated with any works of authorship (whether or not copyrightable), including all registrations, applications for registration, and renewals for any of the foregoing and any "moral" rights; (iv) trademark rights and similar rights in trade names, logos, trademarks and service marks, together with all goodwill associated with the foregoing; (v) rights in databases and data collections (including knowledge databases, customer lists and customer databases), maps (whether 2-D or 3-D), drawings, diagrams, specifications, proprietary information or data, schematics, software (including source code, object code, tools, firmware, data files, computerized databases, and documentation relating to the foregoing), or other technology; (vi) rights to Uniform Resource Locators, Web site addresses and domain names; and (vii) all other intellectual proprietary rights and all rights associated with any of the foregoing.

        "Intervening Event" shall mean, with respect to the Company, a material fact, event, change, development or set of circumstances that (i) was neither known to nor reasonably foreseeable by any member of the Company Board, assuming reasonable consultation with the executive officers of the Company, as of or prior to the date of this Agreement, (ii) did not result from or arise out of the reasonably foreseeable consequences of the announcement or pendency of, or any actions required to be taken (or to be refrained from being taken) pursuant to, this Agreement, and (iii) does not relate to, result from or arise out of any Acquisition Proposal (whether or not a Superior Proposal).

        "IRS" shall mean the United States Internal Revenue Service, or any successor thereto.

        "Knowledge" with respect to any Person shall mean the actual knowledge of any of the executive officers or such Persons who are charged with the administrative or operational responsibility for such matter in question.

        "Law" or "Laws" shall mean any and all applicable federal, Indian tribal or nation, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, directive, code, edict, decree, rule, regulation, ruling or requirement issues, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

        "Legal Proceeding" shall mean any action, claim, suit, litigation, arbitration, proceeding (public or private), criminal prosecution, hearing, audit, review or investigation commenced, brought, conducted or heard by or before any Governmental Authority.

        "Liabilities" shall mean any liability, indebtedness, obligation or commitment of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise and whether or not required to be recorded or reflected on a balance sheet under GAAP).

        "Lien" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "NASDAQ" shall mean The NASDAQ Stock Market.

        "NASDAQ Rules" shall mean the rules and regulations of NASDAQ.

        "Nevada Law" shall mean Chapters 78 and 92A of the NRS or any successor statutes thereto and any other Laws of the State of Nevada.

        "NRS" shall mean the Nevada Revised Statutes.

        "Oil and Gas Properties" shall mean interests in and rights with respect to Hydrocarbons and similar properties of any kind and nature, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other

A-A-5

non-working interests and non-operating interests (including all Hydrocarbon leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions.

        "Order" shall mean any judgment, decision, decree, injunction (whether temporary, preliminary or permanent), ruling, writ, assessment or order of any Governmental Authority.

        "Parent Material Adverse Effect" shall mean any fact, event, circumstance, change or effect that, individually or when taken together with all other such facts, events, circumstances, changes or effects, would reasonably be expected to materially impede or delay the ability of Parent or Merger Sub to consummate the Offer and the Merger in accordance with the terms of this Agreement and applicable Law.

        "Permitted Encumbrances" shall mean (i) Liens for Taxes not yet due and payable or Taxes being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on the Balance Sheet, (ii) statutory Liens existing as of the Closing Date and held by any Governmental Authority that are related to obligations that are not due or delinquent, (iii) Liens securing Liabilities reflected and properly accounted for on the Balance Sheet (iv) to the extent waived prior to the Acceptance Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to joint operating agreements, joint ownership agreements, stockholders agreements, organic documents and other similar agreements and documents; (v) contractual or statutory mechanic's, materialmen's, warehouseman's, journeyman's and carrier's Liens and other similar Liens arising in the ordinary course of business for amounts not yet delinquent and Liens for assessments that are not yet delinquent or, in all instances, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established in accordance with GAAP on the Balance Sheet; (vi) lease burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Reports, including, without limitation, any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest; (vii) contractual or statutory Liens securing obligations for labor, services, materials and supplies furnished to mineral interests, (viii) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the oil and gas business, provided, however, that, in the case of any Lien described in this clause (viii), such Lien (A) secures obligations that are not indebtedness for borrowed money and are not delinquent and (B) has no material adverse effect on the value, use or operation of the property encumbered thereby; (ix) Liens incurred in the ordinary course of business on cash or securities pledged in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for indebtedness) entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds; (x) pre-judgment Liens and judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance; (xi) such title defects as Parent may have expressly waived in writing; (xii) rights reserved to or vested in any Governmental Authority to control or regulate any of the Company's or any of its Subsidiaries' properties or assets in any manner; (xiii) all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines,

A-A-6

power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of the Company or any of its Subsidiaries that are customarily granted in the oil and gas industry and do not materially interfere with the operation, value or use of the property or asset affected; (xiv) any Liens discharged at or prior to the Acceptance Time; and (xv) any encroachments, overlapping improvements, and other state of facts as would be shown on an accurate survey of any real property that are not such as to materially interfere with the operation, value or use of the property or asset affected.

        "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability company, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

        "Polish Labor Code" shall mean the Polish act of June 26, 1974—the Labor Code, as amended.

        "Polish Collective Redundancy Act" shall mean the Polish act of March 13, 2003 on specific terms and conditions for terminating employment relationships with employees for reasons not related to the employees, as amended.

        "Release" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, seeping, dumping or disposing.

        "SEC" shall mean the United States Securities and Exchange Commission or any successor thereto.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

        "Subsidiary" of any Person shall mean (i) a corporation holding more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one of more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has a majority ownership and power to direct the policies, management and affairs thereof.

        "Superior Proposal" shall mean any written Acquisition Proposal (provided that for purposes of this definition the references to "20%" and "80%" in the definition of "Acquisition Transaction" shall be deemed to be references to "50%") (i) that the Company Board believes in good faith is bona fide, (ii) that did not result from a breach of Section 6.1, (iii) financing for which is reasonably likely to be obtained in the good faith determination of the Company Board and (iv) and that the Company Board shall have determined in good faith (after consultation with its financial advisors and outside legal counsel) is more favorable to the Company Common Stockholders from a financial point of view than the transactions contemplated by this Agreement (including the Offer and the Merger) and, if applicable, any counter-offer or proposal made by Parent or any of its Affiliates in response thereto.

        "Taxes" shall mean, however denominated, all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services,

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capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, custom duties, or other similar assessments or charges of any kind whatsoever, including any taxes arising under Treasury Regulation Section 1.1502-6 (or any comparable state or local Law) as a transferee or successor, by Contract or otherwise, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, whether disputed or not.

        "Tax Returns" shall mean all returns, declarations, estimates, reports, information returns, statements and other documents, including any related or supporting information with respect to any of the foregoing or any amendments of the foregoing, filed or to be filed in respect of any Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Company or any of its Subsidiaries, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

        "Trade Secret" means trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure by any Person of any of the foregoing.

A-A-8

ANNEX B

FAIRNESS OPINION OF EVERCORE GROUP L.L.C.

EVERCORE

October 12, 2015

The Board of Directors of FX Energy, Inc.
3006 Highland Drive
Salt Lake City, Utah 84106

Members of the Board of Directors:

        We understand that FX Energy, Inc., a Nevada corporation ("FX" or the "Company"), proposes to enter into an Agreement and Plan of Merger, dated as of October 12, 2015, (the "Agreement") with Orlen Upstream sp. z o.o., a Polish private limited company ("Orlen") and Kiwi Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of Orlen ("Merger Sub").

        Pursuant to the Agreement, the Merger Sub will commence a tender offer to acquire all of the outstanding shares of the Company's common stock, par value $0.001 per share (the "Company Common Shares") for cash at a price of $1.15 per Company Common Share (the "Consideration"), followed by a merger of Merger Sub with and into the Company pursuant to which the remaining untendered outstanding Company Common Shares (other than dissenting Company Common Shares and Company Common Shares owned by Orlen, Merger Sub, or their respective affiliates) shall be converted into the right to receive the Consideration (such tender offer and merger, taken together as an integrated transaction, the "Transaction"). The terms and conditions of the Transaction are more fully set forth in the Agreement.

        The Board of Directors of the Company has asked us whether, in our opinion, as of the date hereof, the Consideration to be received in the Transaction is fair, from a financial point of view, to the holders of Company Common Shares (other than Orlen, Merger Sub, and their respective affiliates).

        In connection with rendering our opinion, we have, among other things:

  (i)
  Reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts' estimates;

  (ii)
  Reviewed certain projected financial, operating and reserve data relating to the Company prepared and furnished to us by management of the Company;

  (iii)
  Reviewed a report regarding the Company's proved and non-proved reserves as prepared by RPS Group, plc;

  (iv)
  Discussed past and current operations, financial projections of the Company with FX management (including their views on the risks and uncertainties of achieving such projections);

  (v)
  Compared the financial performance of the Company with equity market trading multiplies of certain publicly traded companies that we deemed relevant;

  (vi)
  Compared the financial performance of the Company and the valuation multiples implied by the Transaction with those of certain other transactions that we deemed relevant;

  (vii)
  Reviewed certain historical transactions that we deemed relevant;

  (viii)
  Reviewed an execution version of the Agreement and Plan of Merger among Orlen, Merger Sub, and the Company, dated as of October 12, 2015; and

  (ix)
  Performed such other analyses and examinations and considered such other factors that we deemed appropriate.

        For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial and operating data and reserve data relating to the Company referred to above, we have assumed that such data has been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the subject matter of such projected financial and operating data and reserve data under the assumptions reflected therein. We express no view as to any projected financial and operating data or reserve data or any judgments, estimates or assumptions on which any of the foregoing are based including, without limitation, judgments, estimates or assumptions with respect to current or future market prices for crude oil and natural gas.

        For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without material waiver or modification thereof. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Transaction or materially reduce the benefits to the holder of the Company Common Shares of the Transaction.

        We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

        We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Shares, from a financial point of view, of the Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed Transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Consideration or otherwise. We have assumed that any modification to the structure of the Transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Transaction. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Transaction, including as to how any holder of shares of Company Common Shares should vote or act in respect of the Transaction. We express no opinion herein as to the price at which shares of the Company will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

        We will receive a fee for our services upon the rendering of this opinion and an additional fee upon consummation of the Transaction for our financial advisory services to the Company in connection with the Transaction. The Company has also agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, no other material relationship existed between Evercore Group L.L.C. and its affiliates and FX Energy, Inc. or Orlen Upstream sp. z.o.o. pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the parties to the Agreement or their affiliates in the future and in connection with any such services we may receive compensation.

        In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Company and its affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

        This letter, including the opinion expressed herein, is addressed to, and is solely for the information and benefit of, the Board of Directors of the Company (in its capacity as such) in connection with its evaluation of the proposed Transaction and is not rendered to or for the benefit of, and shall not confer rights or remedies upon, any person other than the Board of Directors of the Company. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received in the Transaction is fair, from a financial point of view, to the holders of the Company Common Shares (other than Orlen, Merger Sub, and their respective affiliates).

Very truly yours,
EVERCORE GROUP L.L.C.
By:	/s/ RANDY CRATH Randy Crath Senior Managing Director

Annex C

Nevada Revised Statute Sections 92A.300—92A.500

        NRS 92A.300 Definitions.    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

        (Added to NRS by 1995, 2086)

        NRS 92A.305 "Beneficial stockholder" defined.    "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

        (Added to NRS by 1995, 2087)

        NRS 92A.310 "Corporate action" defined.    "Corporate action" means the action of a domestic corporation.

        (Added to NRS by 1995, 2087)

        NRS 92A.315 "Dissenter" defined.    "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

        (Added to NRS by 1995, 2087; A 1999, 1631)

        NRS 92A.320 "Fair value" defined.    "Fair value," with respect to a dissenter's shares, means the value of the shares determined:

  1.
  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

  2.
  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

  3.
  Without discounting for lack of marketability or minority status.

        (Added to NRS by 1995, 2087; A 2009, 1720)

        NRS 92A.325 "Stockholder" defined.    "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

        (Added to NRS by 1995, 2087)

        NRS 92A.330 "Stockholder of record" defined.    "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

        (Added to NRS by 1995, 2087)

        NRS 92A.335 "Subject corporation" defined.    "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

        (Added to NRS by 1995, 2087)

        NRS 92A.340 Computation of interest.    Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

        (Added to NRS by 1995, 2087; A 2009, 1721)

        NRS 92A.350 Rights of dissenting partner of domestic limited partnership.    A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

        (Added to NRS by 1995, 2088)

        NRS 92A.360 Rights of dissenting member of domestic limited-liability company.    The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

        (Added to NRS by 1995, 2088)

        NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.

  1.
  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member's resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

  2.
  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

        (Added to NRS by 1995, 2088)

        NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

  1.
  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of any of the following corporate actions:

  (a)
  Consummation of a plan of merger to which the domestic corporation is a constituent entity:

              (1)   If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

              (2)   If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

    (b)
    Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be converted.

    (c)
    Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if the stockholder's shares are to be acquired in the plan of exchange.

    (d)
    Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

    (e)
    Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

    (f)
    Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

  2.
  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

  3.
  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

        (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814)

        NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

  1.
  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

  (a)
  A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

  (b)
  Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

  (c)
  Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

  2.
  The applicability of subsection 1 must be determined as of:

  (a)
  The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter's rights; or

  (b)
  The day before the effective date of such corporate action if there is no meeting of stockholders.

  3.
  Subsection 1 is not applicable and dissenter's rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter's rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

  4.
  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

  5.
  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

        (Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285)

        NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

  1.
  A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

  2.
  A beneficial stockholder may assert dissenter's rights as to shares held on his or her behalf only if the beneficial stockholder:

  (a)
  Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

  (b)
  Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

        (Added to NRS by 1995, 2089; A 2009, 1723)

        NRS 92A.410 Notification of stockholders regarding right of dissent.

  1.
  If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter's rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter's rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter's rights.

  2.
  If the corporate action creating dissenter's rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter's rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

        (Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286)

        NRS 92A.420 Prerequisites to demand for payment for shares.

  1.
  If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares:

  (a)
  Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder's intent to demand payment for his or her shares if the proposed action is effectuated; and

  (b)
  Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

  2.
  If a proposed corporate action creating dissenter's rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

  3.
  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

        (Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286)

        NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

  1.
  The subject corporation shall deliver a written dissenter's notice to all stockholders of record entitled to assert dissenter's rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter's rights pursuant to NRS 92A.400.

  2.
  The dissenter's notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

  (a)
  State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

  (b)
  Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

  (c)
  Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not the person acquired beneficial ownership of the shares before that date;

  (d)
  Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

  (e)
  Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

        (Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

        NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

  1.
  A stockholder who receives a dissenter's notice pursuant to NRS 92A.430 and who wishes to exercise dissenter's rights must:

  (a)
  Demand payment;

  (b)
  Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

  (c)
  Deposit the stockholder's certificates, if any, in accordance with the terms of the notice.

  2.
  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder's shares as after-acquired shares under NRS 92A.470.

  3.
  Once a stockholder deposits that stockholder's certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

  4.
  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter's rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter's notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation's written consent.

  5.
  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his or her shares under this chapter.

        (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

        NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment.    The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

        (Added to NRS by 1995, 2090; A 2009, 1725)

        NRS 92A.460 Payment for shares: General requirements.

  1.
  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

  (a)
  Of the county where the subject corporation's principal office is located;

  (b)
  If the subject corporation's principal office is not located in this State, in the county in which the corporation's registered office is located; or

  (c)
  At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

    The court shall dispose of the complaint promptly.

  2.
  The payment must be accompanied by:

  (a)
  The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

  (b)
  A statement of the subject corporation's estimate of the fair value of the shares; and

  (c)
  A statement of the dissenter's rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this chapter.

        (Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

        NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter's notice: General requirements.

  1.
  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

  2.
  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

  (a)
  Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

  (b)
  Of the subject corporation's estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

    (c)
    That they may accept the subject corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

    (d)
    That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

    (e)
    That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation's offer.

  3.
  Within 10 days after receiving the stockholder's acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation's offer in full satisfaction of the stockholder's demand.

  4.
  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

        (Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

        NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

  1.
  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

  2.
  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter's stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation's payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

        (Added to NRS by 1995, 2091; A 2009, 1726)

        NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

  1.
  If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

  2.
  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation's registered office is located.

  3.
  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  4.
  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  5.
  Each dissenter who is made a party to the proceeding is entitled to a judgment:

  (a)
  For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the subject corporation; or

  (b)
  For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

        (Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

        NRS 92A.500 Assessment of costs and fees in certain legal proceedings.

  1.
  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

  2.
  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

  (a)
  Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

  (b)
  Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

  3.
  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

  4.
  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

  5.
  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

  6.
  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

        (Added to NRS by 1995, 2092; A 2009, 1727)

 Preliminary copy

PROXY
FX ENERGY, INC.

Special Meeting of the Stockholders of FX Energy, Inc. on December 31, 2015	This Proxy is Solicited on Behalf of the Board of Directors of the Corporation

The undersigned hereby constitutes and appoints David N. Pierce and Scott J. Duncan and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend the special meeting of shareholders of FX ENERGY, INC. (herein the "Company") to be held at the offices of the Company at 3006 Highland Drive, Suite 206, Salt Lake City, Utah, at 8:00 a.m. local time on December 31, 2015, and any postponement(s) or adjournment(s) thereof, with all powers the undersigned would possess if personally present to vote thereat, as provided below, the number of shares the undersigned would be entitled to vote if personally present.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before such meeting or any postponement(s) or adjournments thereof.

Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. All prior proxies are hereby revoked.

This proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business. Receipt is hereby acknowledged of the Notice of Special Meeting of Shareholders and Proxy Statement of the Company dated December     , 2015.

The Board of Directors recommends votes "FOR" the following proposals, each of which has been proposed by the Board of Directors:

Proposal 1—The Board of Directors recommends you vote FOR Proposal 1.

  1.
  To approve the Agreement and Plan of Merger, dated as of October 13, 2015 CET (October 12, 2015 MST), by and among ORLEN Upstream Sp. z o.o., Kiwi Acquisition Corp. and FX Energy, Inc., as such agreement may be amended from time to time.

For	Against	Abstain
☐	☐	☐

Proposal 2—The Board of Directors recommends you vote FOR Proposal 2.

  1.
  To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to FX Energy, Inc.'s named executive officers in connection with the transactions contemplated by the merger agreement:

For	Against	Abstain
☐	☐	☐

Please print your name and sign exactly as your name appears in our records. When shares are held by joint tenants, both should sign.

Dated:

Signature	Signature (if held jointly)

Print Name	Print Name
PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY TO:	FX ENERGY, INC. 3006 HIGHLAND DRIVE, SUITE 206 SALT LAKE CITY, UTAH 84106 FACSIMILE: (801) 486-5575